As filed with the Securities and Exchange Commission on November 5, 1997
                                            Registration No. [33-71418]

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 FORM SB-2/A2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           (POST-EFFECTIVE AMENDMENT #1)


                                   PHC, INC.
                (Name of small business issuer in its charter)


      Massachusetts                    8069                   04-2601571
(State or jurisdiction of  (Primary Standard Industrial      (IRS Employer
     incorporation or       Classification Code Number)   Identification No.)
      organization)

                                  200 Lake Street
                                     Suite 102
                                 Peabody, MA 01960
                                  (978) 536-2777
           (Address and telephone number of principal executive offices)

                                  200 Lake Street
                                     Suite 102
                                 Peabody, MA 01960
                                  (978) 536-2777
(Address of principal place of business or intended principal place of business)


                                  BRUCE A. SHEAR
                       President and Chief Executive Officer
                                     PHC, Inc.
                                  200 Lake Street
                                     Suite 102
                                 Peabody, MA 01960
                                  (978) 536-2777
             (Name, address and telephone number of agent for service)


                                     Copies to:

                                ROSLYN G. DAUM, ESQ.
                               Choate, Hall & Stewart
                                   Exchange Place
                                  53 State Street
                           Boston, Massachusetts 02109
                                   (617) 248-5000



Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Each Class of Securities   Amount    Proposed   Proposed    Amount of
to be Registered                     to be    Maximum    Maximum   Registration
                                  Registered  Offering  Aggregate      Fee
                                      (1)     Price      Offering
                                               Per       Price (2)
                                              Share
                                                (2)
Class A Common Stock               2,130,000   $3.75    $7,987,500    $2,420(3)


(1) Pursuant to Rule 416, there are also being registered such additional shares of Class A Common Stock as may become issuable upon the conversion of the Debentures, the Infinity/Seacrest Warrants, the Alpine Warrant and the Barrow Street Warrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(3) This filing fee was previously paid in connection with the original filing on form SB-2 filed on April 15, 1997.

                              ______________________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 EXPLANATORY NOTE

   This Registration Statement covers the registration of up to 2,130,000 shares of Class A Common Stock of PHC, Inc., a Massachusetts corporation (the "Company"), for sale by the holders thereof (the "Selling Security Holders"). 1,562,500 of the shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the conversion of the Company's 7% Convertible Debentures due December 31, 1998 in aggregate principal amount of $3,125,000 (the "Debentures") assuming a conversion price of $2.00 per share. 150,000 shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of two warrants, one for 90,000 shares and the other for 60,000 shares, issued by the Company to Infinity Investors Ltd. and Seacrest Capital Limited, respectively (the "Infinity/Seacrest Warrants"). 25,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Alpine Capital Partners (the "Alpine Warrant"). 3,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Barrow Street Research, Inc. (the "Barrow Street Warrant"). 160,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to C.C.R.I. Corporation (the "CCRI Warrant"). 229,500 shares of the Class A Common
Stock offered pursuant to this Prospectus were issued by the Company in connection with certain business acquisitions (the "Acquisition Shares"). The Debentures, the Infinity/Seacrest Warrants, the Alpine Warrant, the Barrow Street Warrant, the CCRI Warrant and the Acquisition Shares were issued by the Company in transactions exempt from registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws.

==============================================================================
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
==============================================================================
                  Subject to Completion, dated November 5, 1997
==============================================================================
PROSPECTUS
                   2,130,000 Shares of Class A Common Stock of
                                    PHC, INC.

                         PIONEER HEALTHCARE (Trademark)

     This Prospectus relates to the public offering that may be made from time to time of up to 2,130,000 shares of the Class A Common Stock, par value $.01 per share (the "Class A Common Stock") of PHC, Inc., a Massachusetts corporation (the "Company"), by, or for the accounts of, the holders thereof (the "Selling Security Holders"). See "Selling Security Holders."

     1,562,500 of the shares of Class A Common Stock offered pursuant to this Prospectus are issuable upon the conversion of the Company's 7% Convertible Debentures due December 31, 1998 in the aggregate principal amount of $3,125,000 (the "Debentures") assuming a conversion price of $2.00 per share. 150,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of two warrants one for 90,000 shares and the other for 60,000 shares, issued by the Company to Infinity Investors Ltd. and Seacrest Capital Limited, respectively (the "Infinity/Seacrest Warrants"). 25,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Alpine Capital Partners (the "Alpine Warrant"). 3,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to Barrow Street Research, Inc. (the "Barrow Street Warrant"). 160,000 shares of the Class A Common Stock offered pursuant to this Prospectus are issuable upon the exercise of a warrant issued by the Company to C.C.R.I. Corporation (the "CCRI Warrant"). 229,500 shares of the Class A Common Stock offered pursuant to this Prospectus were issued by the Company in connection with certain business acquisitions (the "Acquisition Shares"). The Debentures, the Alpine Warrant, the Barrow Street Warrant, the CCRI Warrant and the
Acquisition Shares were issued by the Company in transactions exempt from registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws.

     The shares offered pursuant to this Prospectus may be sold from time to time by the Selling Security Holders or their transferees. No underwriting arrangements have been entered into by the Selling Security Holders as of the date hereof. The distribution of the shares offered pursuant to this Prospectus by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to such prevailing market prices, or negotiated prices. Underwriting discounts and usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling Security

Holders in connection with sales of such shares. See "Plan of Distribution."

     The Company will not receive any proceeds from the sale of the shares offered pursuant to this Prospectus. By agreement with the Selling Security Holders, the Company will pay all of the expenses incident to the registration of such shares under the Act (other than agent's or underwriter's commissions and discounts), estimated to be approximately $71,000.

     The Selling Security Holders, and any broker-dealers, agents, or underwriters through whom the shares offered pursuant to this Prospectus are sold, may be deemed "underwriters" within the meaning of the Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation.

     The Class A Common Stock and the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), are similar in all respects except that holders of Class B Common Stock have five votes per share and holders of Class A Common Stock have one vote per share on all matters on which stockholders may vote and that holders of the Class A Common Stock are entitled to elect two members of the Company's Board of Directors and holders of the Class B Common Stock are entitled to elect all of the remaining members of the Board of Directors. Subject to certain limitations, each share of the Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer thereof or at any time at the option of the holder. See "Description of Securities." The Class A Common Stock and the Class B Common Stock are sometimes collectively referred to herein as the "Common Stock.") As of the date of this Prospectus, and without giving effect to the exercise of any options or warrants, the holders of Class A Common Stock own approximately 86.597% of the outstanding common stock and hold approximately 56.2% of the total voting power, and the holders of Class B Common Stock own approximately 13.5% of the outstanding Common Stock and hold approximately 43.8% of the total voting power. Bruce A. Shear, the President and Chief Executive Officer and a Director of the Company owns approximately 12.5% of the outstanding Common Stock and holds approximately 40.3% of the total voting power.

     The Class A Common Stock is traded on the Nasdaq SmallCap Market under the symbol PIHC. On October 27, 1997, the closing bid price of the Class A Common Stock was $2.5625.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    Price to Public (1)    Proceeds to
                                                             Selling
                                                           Stockholders
                                                               (1)
      Per Share..................       $   2.5625          $   2.5625
      Total...................          $5,458,125          $5,458,125

  (1) Estimated on the basis of the average of the bid and asked prices of the Class A Common Stock on October 27, 1997, as reported on the Nasdaq

SmallCap Market.

               The date of this Prospectus is _________________

  The Company intends to furnish its stockholders and holders of rights exercisable for publicly traded securities of the Company with annual reports containing audited financial statements and such other periodic reports as the Company may from time to time deem appropriate or as may be required by law.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement, and the exhibits and schedules thereto which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reference is made to the copies of any contracts or other documents filed as exhibits to the Registration Statement.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices at 7 World Trade Center, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

  A copy of the Company's Annual report on Form 10-KSB, as filed with the Commission, is available upon request, without charge, by writing to PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention:
Bruce A. Shear.

                              PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the more detailed information and the Consolidated Financial Statements (including the Notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of (i) shares issuable upon conversion of the Debentures, (ii) shares issuable upon exercise of the Infinity/Seacrest Warrants; (iii) shares issuable upon exercise of the Alpine Warrant, (iv) shares issuable upon exercise of the Barrow Street Warrant, (v) shares issuable upon exercise of the warrants issued in connection with the Company's February 1996 private placement, (vi) the warrants issued to certain persons in lieu of fees for investor relation services, (vii) the Company's redeemable Class A Warrants (the "IPO Warrants") issued in connection with the Company's initial public offering ("IPO") in March 1994, (viii) the unit purchase option ("Unit Purchase Option") granted to the underwriter and its designees in connection with the IPO, (ix) those warrants issued in connection with a bridge financing by the Company, completed in October 1993 ("Bridge Warrants") that remain unexercised, (x) warrants issued to former holders of Bridge Warrants,
(xi) options granted or reserved for issuance under the Company's 1993 Stock Purchase and Option Plan (the "Stock Plan"), (xii) options granted or reserved for issuance under the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), (xiii) options granted or reserved for issuance under the Company's 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), (xiv) shares issuable to the former owners of Behavioral Stress Centers, Inc. and Pioneer Counseling of Virginia, Inc. in the event that certain earning targets are achieved and (xv) shares issuable upon the exercise of the CCRI warrant.

                                  The Company

  PHC, Inc. (the "Company") is a national health care company specializing in the treatment of substance abuse, which includes alcohol and drug dependency and related disorders, and in the provision of psychiatric services and long-term care. The Company currently operates three substance abuse treatment facilities: Highland Ridge Hospital, located in Salt Lake City, Utah, ("Highland Ridge"); Mount Regis Center, located in Salem, Virginia, near Roanoke ("Mount Regis"); and Good Hope Center, located in West Greenwich, Rhode Island ("Good Hope"). Until August 16, 1994, the Company operated Marin Grove, a substance abuse treatment facility in California ("Marin Grove"). The Company operates six psychiatric facilities: Harbor Oaks Hospital ("Harbor Oaks"), a 64-bed psychiatric hospital located in New Baltimore, Michigan; Harmony Healthcare ("Harmony Healthcare"), a provider of outpatient behavioral health services in Las Vegas, Nevada; Total Concept EAP ("Total Concept"), a provider of outpatient behavioral health services in Shawnee Mission, Kansas; BSC-NY, Inc. ("BSC") which provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area; North Point-Pioneer, Inc. ("NPP") which operates five outpatient behavioral health centers under the name Pioneer Counseling Center in the greater Detroit metropolitan area, and
Pioneer Counseling of Virginia, Inc. ("PCV"), an 80% owned subsidiary providing outpatient services through a physicians' practice in Roanoke, Virginia. The Company also operates a subacute long-term care facility, Franvale Nursing and Rehabilitation Center ("Franvale"), in Braintree, Massachusetts.

  The Company's substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care and subacute facilities (i.e., facilities designed to provide care to individuals who no longer require hospital care but who require some medical care), which permits the Company to provide its clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. The Company tailors these programs and services to "safety-sensitive" industries and concentrates its marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming, and health services industries.

  Harbor Oaks provides psychiatric care to children, adolescents and adults. The Company draws patients from the local population and uses the facility as a mental health resource to complement its substance abuse facilities. Harmony Healthcare and Total Concept provide psychiatric treatment for adults, adolescents and children with a concentration in the gaming industry. BSC is a manager of psychological service providers with contracts at over 35 long-term care facilities. Additionally, BSC is affiliated with a number of outpatient providers and has a contract to provide employee assistance services to the employees of Suffolk County, New York. NPP provides outpatient psychiatric treatment for adults, adolescents and children in the Metropolitan Detroit area. PCV is a physicians' practice specializing in the treatment of addictive behavior in adults, adolescents and children in the Roanoke Valley, Virginia area.

  Franvale provides traditional geriatric care services as well as specialized subacute services. The facility provides care to the high acuity segment (patients requiring a significant amount of medical care) of the geriatric population and to younger patients who require skilled nursing care for longer terms than typically associated with a general acute care hospital. The Company's long-term care services are offered in a larger, more traditional setting than the Company's substance abuse facilities, enabling the Company to take advantage of economies of scale to provide cost-effective treatment alternatives. The Company markets its long-term care to hospitals, insurers and managed care providers, in addition to marketing directly to prospective residents and their families.

  The Company's strategy of providing services to particular markets has resulted in customized, outcome-oriented programs, which the Company believes produce overall cost savings to the patient or client organization. The substance abuse facilities provide treatment services designed to prevent relapse. Such services, while potentially more costly on a per patient stay basis, often result in long-term health care cost savings to insurers, patients and patients' families. The goal of the Company's psychiatric treatment programs is to provide care at the lowest level of intensity appropriate for the patient in an integrated delivery system that includes inpatient and outpatient treatment opportunities. The integrated nature of the Company's psychiatric programs, which generally involves the same caregivers supervising different treatment modalities, provides for efficient care delivery and the avoidance of repeat procedures and diagnostic and therapeutic errors. The Company's long-term care facility achieves its cost containment objective by providing care to high acuity patients in a setting that produces positive outcomes through the use of tailored services. The specific skilled services that are provided are similar to those offered in acute care hospitals without the added overhead cost.

  The Company was organized as a Delaware corporation in 1976 under the name American International Health Services, Inc. In 1980, the Company merged into an inactive publicly held Massachusetts corporation and was the surviving corporation in the merger. The Company changed its name to "PHC, Inc." as of November 24, 1992. The Company is based in Massachusetts and is unaffiliated with an inactive Minnesota corporation of the same name. The
Company does business under the trade name "Pioneer Healthcare." With the exception of the services provided directly by the Company under the name Pioneer Development Support Services, the Company operates as a holding company, providing administrative, legal and programmatic support to its subsidiaries. The Company plans to expand its operations through the acquisition or establishment of additional substance abuse and psychiatric treatment facilities.

  Unless the context otherwise requires, references in this Prospectus to "Pioneer" and the "Company" mean PHC, Inc. and its subsidiaries. The Company's executive offices are located at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960 and its telephone number is (978) 536-2777.

                                 The Offering

Securities Offered:...  2,130,000   shares  of  Class  A  Common  Stock.   See
"Description of Securities."

Securities Outstanding as of October 27, 1997:

Class A Common Stock          4,689,304
Class B Common Stock            730,331
Class C Common Stock                  0
Preferred Stock                       0

NASDAQ Symbol           Common Stock:           PIHC

Use of Proceeds   The Company will not receive any  proceeds  from the sale of securities in this offering.

Risk Factors      An investment in these securities  involves a high degree of risk. Prospective purchasers should carefully review the factors set forth under "Risk Factors."

                      Summary Consolidated Financial Data


                                                     Year Ended June 30,
                                                     ___________________
                                                      1997      1996
                                                      ____      ____
Statements of Operations
Data:
Revenue..................                        $27,234,372   $21,802,758
Operating expenses.......                         28,500,890    21,845,592
Income (loss) from                                (1,266,518)      (42,834)
  operations...............
Other expense............                          1,375,835       754,072



Net income (loss)........                         (2,839,664)     (585,315)
     Net income (loss) per                              (.87)         (.22)
        share

                                     As of  June 30,1997
                                     ___________________
Balance Sheet Data:
Total assets......................     $27,860,809
Working capital...................     $ 4,762,960
Long-term obligations.............     $14,112,234
Stockholders' equity..............     $ 5,724,581

                                 RISK FACTORS

   An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating whether to invest in the securities offered hereby.


     Negative Cash Flow; Need for Additional Financing; Significant and Increasing Amounts of Accounts Receivable. The Company generated a loss of
$2,839,664 during fiscal year 1997 and a loss of $585,315 during fiscal year 1996. There can be no assurance that the Company will not incur additional losses in the future. As a result of significant losses in prior years, as of June 30, 1997 the Company had an accumulated deficit of $4,674,316. The Company experienced a significant increase in accounts receivable from $9,606,065, as of June 30, 1996 to $14,318,545 as of June 30, 1997. Primarily as a result of the losses noted above and the increase in accounts receivable, the Company has had negative cash flow from operations in recent periods. Although the Company has entered into accounts receivable funding facilities with LINC Finance Corporation VIII and Healthcare Financial Partners (HCFP) (see the Consolidated Financial Statements and notes related thereto included herein or incorporated herein by reference), there can be no assurance that the Company will be able to obtain any additional required financing on terms acceptable to the Company. The Company intends to expand its operations through the acquisition or establishment of additional facilities, and may seek to obtain additional financing from various sources including banks. The inability to obtain needed financing could have a material adverse effect on the Company's financial condition, operations and business prospects and there can be no assurance that the Company will be able to attain or maintain profitability in the future. See Consolidated Financial Statements and notes related thereto included herein or incorporated herein by reference.

   Lack of Access to Capital to Achieve Acquisition Strategy. The Company's plan to acquire additional facilities in the future is highly dependent upon its access to capital, of which there can be no assurance. See "Negative Cash Flow; Need for Additional Financing; Significant and Increasing Amounts of Accounts Receivable." If the Company is unable to secure the necessary access to capital it will be unable to acquire additional facilities which, in turn, will limit the Company's growth.

   Reimbursement by Third-Party Payors; Significant and Increasing Accounts Receivable; Concentration of a Receivable; Change in Service Mix. Payment for substance abuse treatment is provided by private insurance carriers and managed care organizations; payment for long-term and subacute care is provided by private insurance carriers, managed care organizations and the Medicare and the Medicaid programs; payment for psychiatric services is provided by private insurance carriers, managed care organizations and the Medicare and the Medicaid programs. Changes in the sources of the Company's revenues could significantly alter the profitability of the Company's operations. In general, revenues derived from the Medicare and Medicaid programs in connection with the long-term and subacute care services provided by the Company have been less profitable to the Company than revenues derived from private insurers and managed care organizations. In addition, the Company experiences greater delays in the collection of amounts reimbursable by the Medicare and the Medicaid programs than in the collection of amounts reimbursable by private insurers and managed care organizations. Accordingly, a change in the Company's service mix from substance abuse and psychiatric to long-term care could have a material adverse effect on the Company as would an increase in the percentage of the Company's patients who are insured by Medicare or Medicaid. In addition, cost containment pressures from private insurers and the Medicare and the Medicaid programs have begun to restrict the amount that the Company can charge for its services. If a substantial number of private insurers and managed care organizations were to adopt more restrictive reimbursement schedules and if such schedules did not permit the Company to profitably provide substance abuse treatment and long-term and subacute health care, the Company's business would be materially adversely affected. In addition, there can be no assurance that the Company's existing facilities will continue to meet, or that proposed facilities will meet, the requirements for reimbursement by third-party or governmental payors.

   The Company had substantial receivables from Medicaid and Medicare of approximately $1,787,000 at June 30, 1997, which would constitute a concentration of credit risk should these agencies defer or be unable to make reimbursement payments as due.

   A number of substance abuse facilities in the New England area have closed in recent years, purportedly in part because certain managed care organizations are no longer willing to pay for inpatient treatment beyond five or ten days, making it difficult for such facilities to remain in operation. The Company has marketed, and intends to continue marketing, its services to managed care organizations and insurance companies that are willing to reimburse the Company for longer lengths of stay, particularly with respect to those patients with severe substance abuse addictions. However, if a growing number of managed care organizations and insurance companies adopt policies which limit the length of stay for substance abuse treatment, the Company's business would be materially adversely affected.

     Reimbursement for substance abuse and psychiatric treatment from private insurers is largely dependent on the Company's ability to substantiate the medical necessity of treatment in accordance with varying requirements of different insurance companies. The process of substantiating a claim often takes up to four months and, as a result, the Company experiences significant delays in the collection of amounts reimbursable by third-party payors which adversely affects the Company's working capital condition. The Company's accounts receivable (net of allowance for bad debts) were $14,318,545 at June 30, 1997, compared with $9,606,065 at June 30, 1996. Those changes are due primarily to an increase in patient census in connection with acquisitions, management fees generated by the BSC-NY acquisition and an increase in the number of beds available at Franvale due to completion of construction. If the Company's expansion plans are successful, the Company will be required to seek payment from a larger number of payors and the amount of the Company's accounts receivable will likely increase. In the June 30, 1997 year end detailed review of the Company's allowance for doubtful accounts, the reserve was deemed to be inadequate to cover future potential bad debt and was adjusted accordingly. This adjustment resulted in an increase in allowance for doubtful accounts to 2,982,138 at June 30, 1997 from $1,492,983 at June 30, 1996. If the amount of receivables which eventually become uncollectible exceeds such allowance, the Company could be materially adversely affected. In addition, any decrease in the Company's ability to collect its accounts receivable or any further delay in the collection of accounts receivable would have a material adverse effect on the Company. See the Consolidated Financial Statements and notes related thereto included herein.

   As a general rule, the Company attempts not to accept patients who do not have either insurance coverage or adequate financial resources to pay for treatment. Each of the Company's substance abuse facilities does, however, provide treatment free of charge to a small number of patients each year who are unable to pay for treatment but who meet certain clinical criteria and who are believed by the Company to have the requisite degree of motivation for treatment to be successful. In addition, the Company provides follow-up treatment free of charge to relapse patients who satisfy certain criteria. Most of the Company's psychiatric patients are either covered by insurance or pay at least a portion of treatment costs. The number of patient days attributable to all patients who receive treatment free of charge in any given fiscal year is in the Company's discretion and has been less than 5%.

   Private insurers, managed care organizations and, to a lesser extent, Medicaid and Medicare, are beginning to carve-out specific services, including mental health and substance abuse services, and establish small, specialized networks of providers for such services. Continued growth in the use of carve-out systems could materially adversely affect the Company to the extent the Company is not selected to participate in such smaller specialized networks.

   Risks of Governmental Action Relating to Deficiencies. On February 19, 1997, the Company's Franvale Nursing and Rehabilitation Center ("Franvale") was cited for serious patient care and safety deficiencies by the Massachusetts Department of Public Health as the result of a routine survey. A civil penalty of $3,050 per day was imposed which was reduced to $2,250 per day on March 12, 1997. After an appeal the fine was reduced to $90,545 in total which is due in monthly installments. At the time of the original citation, the Company was notified by the Department of Public Health and by the federal agency, HCFA, that Franvale would be terminated from the Medicare and Medicaid programs unless Franvale was in substantial compliance with regulatory requirements by March 14, 1997. Franvale submitted a plan of correction to the Department of Public Health and on March 12, 1997, as the result of a resurvey by the Department of Public Health, a new statement of deficiencies was issued, which contained a significant number of violations but recharacterized the level of seriousness of the deficiencies to a lower degree of violation and which extended the threatened date of termination to April 30, 1997.

   As a result of the new statement of deficiencies, the Department of Public Health had precluded the Company from admitting new patients to its Franvale facility until at least April 30, 1997. However, on April 11, 1997, the
Company received authority to admit new patients on a case by case basis, previous patients were readmitted to the Franvale facility from a hospital only after a case by case review by the Department of Public Health. The Company was obligated to notify the attending physician of each resident of Franvale who was found to have received substandard care of the deficiency notice and was obligated also to notify the Massachusetts board which licenses the administrator of Franvale. HCFA had informed the Company that it would publish a notice of impending termination in the Boston Globe unless Franvale had been found to be in substantial compliance by that date.

   The Company replaced the management team at Franvale and expended significant sums for staffing and programmatic improvements in an attempt to bring the facility into substantial compliance at the earliest possible date. If the Franvale facility was not in substantial compliance before April 30, 1997, the facility would have been unable to admit new patients, would have continued to be subject to a case by case review of readmissions, would have continued to incur significant civil penalties, and would have lost its certification under the Medicare and Medicaid programs, which would materially affect the number of residents at the facility and would call into question its ability to operate, and could have resulted in the loss of its licensure altogether.

   On April 29, 1997 the Department of Public Health, Division of Health Care Quality completed a follow-up survey of the Franvale Nursing Home. As a result of this survey it was determined that all deficiencies cited from the April 17, 1997 visit had been corrected.

   As a result of the decrease in census resulting from the inability of Franvale to admit new patients and the limitations on its ability to re-admit patients, the monetary penalties, and the expenses that have been incurred by the Company in an attempt to cure the cited deficiencies, the Company experienced a material adverse effect on its financial results for the year ended June 30, 1997 and anticipates continued adverse financial impacts in future quarters due to the slow increase in patient census.

   Acquisition Strategies and Expansion Risks. The Company's strategy is to acquire businesses that will contribute to overall profitability within a short period of time after the acquisition. The Company may also make acquisitions in areas that will further support the integrated delivery system in markets that the Company currently services. There can be no assurance that the Company will be successful in identifying appropriate acquisition opportunities or, if it does, that the Company will be successful in acquiring such facilities or that the acquired facilities will be profitable. The ability of the Company to acquire and develop additional facilities will depend on a number of factors beyond the control of the Company, including the availability of financing, the ability of the Company to obtain necessary permits, licenses and approvals as well as the employment of appropriate personnel to manage and staff the acquired facilities. The failure of the Company to implement its acquisition strategy could have a material adverse effect on the Company's financial performance. Moreover, the attendant risks of expansion could also have a material adverse effect on the Company's business. Start-up facilities could operate at a loss for a substantial period of time following acquisition. The operating losses and negative cash flow associated with start-up acquisitions could have a material adverse effect on the profitability of the Company unless and until such facilities are fully integrated with the Company's other operations and become profitable.

   Variable Patient Census. The patient census at the Company's long-term care facility declined from 87.1% to 84.1% occupancy from fiscal year 1996 to fiscal year 1997. The patient census at the Company's substance abuse and psychiatric facilities decreased from 63.4% to 58.8% occupancy from fiscal year 1996 to fiscal year 1997. There can be no assurance that occupancy rates will continue at those levels. Similarly, there can be no assurance that the Company will be able to fill the beds which have been added at its long-term care facility or that the patient census, which had declined during construction and the February 1997 State survey which placed the facility in Jeopardy and precluded admissions for a time, will reach maximum capacity now that construction has been completed and admissions are no longer restricted. Furthermore, there can be no assurance that the Company will be able to maintain sufficient capacity utilization or pricing in the future to ensure profitability.

   Blind Pool/Acquisition Program. The Company's acquisition program is directed by Bruce A. Shear, a Director and the President and Chief Executive Officer of the Company, in conjunction with other members of the Company's Board of Directors. As consideration for any acquisition, in addition to the payment of cash (if any), the Company may issue notes, common stock, preferred stock or other securities. Key employees of acquired companies may become employees of the Company and may hold management positions in the Company. The Company does not intend to seek stockholder approval for any such acquisitions unless required by applicable law or regulations. Accordingly, investors will be substantially dependent upon the business judgment of management in making such acquisitions. The Company intends to engage in a program to seek acquisitions in business areas related or complementary to the present business of the Company and currently plans to acquire one or more substance abuse facilities, psychiatric facilities and/or long-term care facilities. There can be no assurance that the Company will be able to attract management to operate any additional facilities or, if the Company cannot attract such management, that the Company's current management will be able to devote a sufficient amount of time to managing any additional facilities.

   Seasonality and Fluctuation in Quarterly Results. The Company experiences and expects to continue to experience a decline in revenue in its fiscal quarters ending December 31 primarily due to a seasonality decline in revenue from the Company's substance abuse facilities during this period.

   Regulation. The Company and the health care industry are subject to extensive federal, state and local regulation with respect to licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, the addition of new services, compliance with physical plant safety and land use requirements, implementation of certain capital expenditures and reimbursement for services rendered. Health care facilities, including those operated by the Company, are subject to periodic inspections by governmental authorities to ensure compliance with licensure standards and to permit continued participation in third-party payor reimbursement programs, including the Medicare and the Medicaid programs, where applicable. Although, to the best of the Company's knowledge, all of the Company's existing facilities are currently in compliance with all material governmental requirements, there can be no assurance that the Company will be able to obtain new licenses to effect its acquisition strategy or maintain its existing licenses and reimbursement program participation approvals. It is not possible to accurately predict the content or impact of future legislation and regulations affecting the health care industry. The Company's ability to develop or acquire new facilities is dependent upon its ability to secure requisite certificates or determinations of need, licenses, permits and reimbursement program participation approvals. If the Company is unable to obtain required licenses and approvals for new projects, or if its existing licenses or approvals are restricted, rescinded or revoked, its growth would be limited and its business would be materially adversely affected.

   In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care facilities. Since 1983, Congress has consistently attempted to limit the growth of federal spending under the Medicare and Medicaid programs. Currently, Congress and the President contemplate plans to reduce Medicare spending-growth cuts within the next ten years. Preliminary indications suggest that, in addition to increased costs to beneficiaries, the plan would attempt to impose a disproportionate share of the burdens of reform upon health care providers. Additionally, proposed congressional spending reductions for the Medicaid program, possibly involving the issuance of block grants to states, is likely to hasten the reliance upon managed care as a potential savings mechanism of the Medicaid program. The Commonwealth of Massachusetts has already implemented a mental health/substance abuse managed care program for its Medicaid population, which, in general, has increased administrative oversight and reduced revenues for mental health/substance abuse providers. As a result of this reform activity the Company can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the Commonwealth of Massachusetts and the State of Michigan, are considering reductions in state Medicaid budgets.

   Unpredictability of BSC Financial Statements. BSC maintained its financial records on a cash basis. There are no audited financial statements with respect to BSC for any historical period. The Company's ability to predict the future financial performance of BSC is diminished because of the lack of audited financial information.

   Non-compliance with Reporting Obligations. The Company was unable to provide audited financial statements in connection with its acquisition of BSC as required by Item 7 of Form 8-K and, accordingly, is currently not in compliance with its reporting obligations under the Exchange Act. As a result of its failure to file audited financial statements of BSC as required, the Company will be unable to file any registration statements under the Securities Act of 1933 with respect to the offer or sale of securities by the Company for its own account until it has filed financial statements which include the operations of BSC covering a period of at least two years. In addition, until at least February 1, 1998, the Company is precluded from filing any registration statement covering the offer and sale (or resale) of shares of the Company for its own account or for others using Form SB-3, which is a short form, less costly registration statement than Form SB-1 or SB-2. As a result, the Company's ability to raise funds for its operations or for acquisitions in the public capital markets has been impaired, which could have a material adverse effect on its operations and acquisition program.

   Prior Securities Act Violations. On November 9, 1984, the Company entered a plea of guilty with the United States District Court for the District of Massachusetts to a one count Information (the "Information") charging the
Company with filing a false or misleading registration statement in connection with a proposed public offering of stock in the Company in 1981. In its Information, the United States Attorney charged that the Company falsely omitted to disclose in the registration statement that Maurice Shear, Bruce A. Shear's father, was a controlling person of the Company, and that Maurice Shear had prior criminal convictions not involving the Company. The Information also charged the Company with falsely stating and omitting to state other material facts, including that Maurice Shear, Steven Shear (Bruce
A. Shear's brother) and Bruce A. Shear had provided $50,000 to the proposed underwriter of the Company's public offering, F.L. Putnam, so that Putnam would undertake the offering of securities. Bruce A. Shear was a director and the President of the Company at the time the registration statement was filed. The Company was sentenced with a fine of $10,000 and was placed on probation for a period of three years. As a condition to probation, the Company agreed, for a minimum of three years, to nominate to its Board of Directors a majority of persons independent of the Company and of the Shear family, to cause the Board of Directors to meet no less than six times a year, and to compensate reasonably the independent directors. The Company withdrew the registration statement and the proposed public offering was not consummated. The Company has continued to maintain a Board of Directors comprised of a majority of independent directors. Maurice Shear does not currently own any outstanding shares of the Common Stock of the Company, however, his wife, Gertrude Shear, owns 14,460 shares of the Company's Class A Common Stock, 298 shares of the Company's Class B Common Stock and 9,946 shares of the Company's Class C Common Stock. In addition, Mrs. Shear is the beneficiary of the Shear Trusts which, pursuant to the terms of a settlement agreement entered into by the Shear Trusts in partial settlement of certain litigation brought by Bruce A. Shear's mother against a former trustee of the Shear Trusts, own an aggregate of 72,453 shares of the Company's Class A and Class C Common Stock or 2.8% of the Company's outstanding Common Stock.

   Maurice Shear previously had pleaded guilty to an indictment charging him with securities fraud and mail fraud in connection with the registration statement referred to above and a fraudulent scheme to control trading in the Company's Common Stock between 1979 and 1981.

   Control of the Company by Bruce A. Shear. The holders of the Company's Class B Common Stock are entitled to five votes per share on any matter requiring stockholder action, and the holders of the Class A Common Stock are entitled to one vote per share, except with respect to the election of directors. The holders of the Class A Common Stock are entitled to elect two members to the Company's five-member Board of Directors and the holders of the Class B Common Stock are entitled to elect the remaining directors.
Assuming no exercise of any options or warrants and no conversion of any debentures, the holders of the Class B Common Stock beneficially own 13.5% of the Company's Common Stock, but have 43.8% of the total voting power. Bruce
A. Shear and his affiliates own and control 13.8% of the Common Stock, but hold 41.2% of the total voting power

   Dependence Upon Attraction and Retention of Key Personnel; Potential Staffing Shortages. The Company is highly dependent on the principal members of its management and professional staff, particularly Bruce A. Shear, the Company's President and Chief Executive Officer, Robert H. Boswell, the
Company's Executive Vice President and the other members of the Company's management. Although the Company has obtained key man insurance in the amount of $1,000,000 on the life of Mr. Shear, the loss of any key person would have a material adverse effect on the Company's business. In addition, the Company's success will depend, in large part, on its ability to attract and retain highly qualified personnel, particularly skilled health care personnel. The Company faces competition for such personnel from governmental agencies, health care providers and other companies. The
Company has not to date experienced substantial difficulty in hiring appropriate personnel to staff its facilities. However, if there were a shortage of trained health care personnel in the geographic markets in which the Company conducts or proposes to conduct its business, such shortages could increase the Company's operating costs and limit its expansion opportunities. There can be no assurance that the Company will be successful in hiring or retaining the personnel it requires for continued growth. Similarly, if the Company acquires additional facilities, there can be no assurance that it will be able to attract management to operate such facilities or, if it cannot attract such management, that the Company's current management will be able to devote a sufficient amount of time to managing such additional facilities.

   Competition. The health care business is highly competitive and subject to excess capacity. The Company's competitors include both not-for-profit and for-profit hospitals, health care companies specializing in substance abuse, psychiatric services and subacute services and nursing home chains, many of which have substantially greater resources than the Company.

   Reliance on Key Clients. The Company has entered into relationships with large employers, health care institutions and labor unions to provide treatment for psychiatric disorders, chemical dependency and substance abuse in conjunction with employer-sponsored employee assistance programs. The employees of such institutions may be referred to the Company for treatment, the cost of which is reimbursed on a per diem or per capita basis. Although none of these large employers, health care institutions or labor unions accounts for 10% or more of the Company's consolidated revenues, the loss of any of these key clients would require the Company to expend considerable effort to replace patient referrals and would result in revenue losses to the Company and attendant loss in income.

   Environmental Matters. As a result of an environmental site assessment conducted by the Company in connection with its acquisition of the assets of Franvale, the Company learned that the presence of fuel oil and certain other contaminants had been detected on the site in Braintree, Massachusetts upon which Franvale is located. On July 23, 1993, the Company received a letter from the Massachusetts Department of Environmental Protection ("DEP") advising that the Franvale site would be included in the August 1993 Transition List of Confirmed Disposal Sites as a "Location to be Investigated." The Company has submitted evidence of the site clean-up to a Licensed Site Professional ("LSP"), an independent expert licensed by the DEP to coordinate site assessment and clean-up activities. The LSP has investigated conditions at the site and rendered an opinion to the Company that the site clean-up has brought the site into compliance with the Massachusetts Contingency Plan ("MCP"), and that the site presents no significant risk to health, safety, public welfare or the environment. Notwithstanding the foregoing, under the MCP, the DEP retains the right to audit the clean-up activities at the site and the work and conclusions of the LSP, without cause, for a period of five years, and with cause, for an indefinite period.

   There are three underground storage tanks on the property on which Good Hope is located. Although this property is leased, the Company assumed responsibility for compliance with registration requirements and applicable state and local laws as of July 31, 1994. The Company has indemnified the landlord for liabilities relating to the tanks resulting from acts or omissions by the Company. The tanks are registered with the Rhode Island Department of Environmental Management.

   Litigation. On or about December 31, 1993, the Company received a notice from Pioneer Health Care, Inc., a Massachusetts non-profit corporation, claiming that the Company's use of its PIONEER HEALTHCARE trademark infringes certain rights of Pioneer Health Care, Inc., under applicable law, and demanding that the Company cease and desist from any further use of the PIONEER HEALTHCARE mark and cancel its federal registration of the mark with the United States Patent and Trademark Office ("PTO"). By letter dated March 17, 1994, the Company declined to accede to these demands. On May 25, 1994, Pioneer Health Care, Inc., filed a petition with the PTO seeking to cancel the Company's registration of the PIONEER HEALTHCARE mark. On December 9, 1994, the Company filed a civil action in federal court seeking a declaratory adjudication of its rights to continue to use, and maintain the federal registration of, the PIONEER HEALTHCARE mark. On or about February 10, 1995, the PTO suspended the cancellation proceeding initiated by Pioneer Health Care, Inc. pending the adjudication of the Company's civil action. That civil action remains pending before the federal court. It is possible that an adverse decision will result in money damages which could have a material adverse effect on the Company. If the Company were required to discontinue using the PIONEER HEALTHCARE mark, the costs involved could have an adverse effect on the Company's financial performance.

   In January 1996, the Company received notice that Mullikin Medical Center, A Medical Group, Inc., located in Artesia, California, filed a petition with the PTO seeking cancellation of the registration of the PIONEER HEALTHCARE mark. This cancellation proceeding has been suspended pending the outcome of the litigation described above.

     Potential Dilution Resulting from the Conversion of the Debentures Issued to Selling Security Holders. The number of shares of Class A Common Stock into which the Debentures are convertible depends upon the price of Class A Common Stock on the date of conversion. The conversion price is equal to 98% of the average closing bid price of the Class A Common Stock as reported by NASDAQ for the 5 trading days immediately preceding the date of conversion. This percentage drops 2% per month on the first day of each 30 day period following April 15, 1997 during which the Company does not have a Registration Statement declared effective by the Securities and Exchange Commission covering such shares. For the purposes of this Prospectus, the number of shares of Class A Common Stock into which the debenture is convertible has been determined by assuming a conversion price of $2.00. However, if the price of the Class A Stock declines, the Company will be obligated to issue significantly more shares which could result in significant dilution to the Company's current stockholders. At June 30, 1997 none of the Debentures had been converted; however, as of the date of this Prospectus all of the Debentures have been converted resulting in the issuance of 1,331,696 shares of Class A Common Stock.

   Possible Nasdaq Delisting. The Company has been informally advised by the staff of Nasdaq that an issuance of stock by the Company at a significant discount to market would likely result in a review by Nasdaq of the Company's continued listing. From time to time the company does issue stock at a discount to market. Although the Company believes that the pricing of the securities issued by the Company at a discount to market from time to time is not significant enough to result in a Nasdaq review of the Company's listing, there can be no assurance that Nasdaq will not conduct such a review, or otherwise take action to delist the Class A Common Stock. The Company would oppose such action through all reasonable administrative and judicial means.

   Although the Company's Class A Common Stock is listed on Nasdaq, there can be no assurance that the Company will meet the criteria for continued listing of securities on Nasdaq. These continued listing criteria include that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Class A Common Stock be $1.00 per share or the market value of the freely tradable Class A Common Stock ("public float") be at least $1,000,000 and the value of its capital and surplus be at least $2,000,000, (iii) there be at least 100,000 shares in the Company's public float with a market value of at least $200,000, (iv) there be at least two active market makers in the Class A Common Stock and
(v) the Company's Stock be held by at least 300 holders.

   Furthermore, Nasdaq's Board of Directors has recently voted to revise the listing standards for the SmallCap Market. Such proposed changes would require that (i) for two of the last three years, the Company must maintain at least $2,000,000 in net tangible assets, or at least $35,000,000 in market capitalization, or at least 500,000 shares in the Company's public float with a market value of at least $1,000,000. The criteria relating to bid price, market makers and shareholders would not be changed by this proposal. Currently, the Company meets these new criteria, but there can be no assurances that it will continue to meet such criteria.

   If the Company becomes unable to meet such criteria and is delisted from Nasdaq, trading, if any, in the Class A Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, on the National Association of Securities Dealers Inc.'s "Electronic Bulletin Board." As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.

   Risk of  Low-Priced  Stocks;  Possible  Effect  of "Penny  Stock"  Rules on
Liquidity for the Company's Securities. If the Company's securities were delisted from Nasdaq, they may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

   The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. As of October 27, 1997 the closing price of the Company's stock as reported on Nasdaq was $2.5625. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

   The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on the Nasdaq National Market System, are otherwise listed on Nasdaq and have certain price and volume information provided on a current and continuing basis, or if the Company meets certain minimum net tangible assets or average revenue criteria. While the Company currently meets these criteria, there can be no assurance that the Company's securities will continue to qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, the Company would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

   If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities would be materially adversely affected.

   Dividends. The Company has not paid any cash dividends since its inception and, while there are currently no restrictions on the Company's ability to pay dividends, the Company does not anticipate paying cash dividends in the foreseeable future.

     Possible Adverse Effects of Authorization of Preferred Stock. The Company's Restated Articles of Organization authorize the issuance of 1,000,000 shares of Preferred Stock on terms which may be fixed by the Company's Board of Directors without further stockholder action. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock. The issuance of the Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, financing transactions and other corporate transactions, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, capital stock of the Company. The Company issued 1,000 shares of Convertible Preferred Stock for $1,000,000. As of June 30, 1997 half of the Convertible Preferred Stock had been converted into 229,964 shares of Class A Common Stock. On August 20, 1997, 246,305 shares of Class A Common Stock were issued upon conversion of the remaining shares of Convertible Preferred Stock. In accordance with the Preferred Stock agreement, these shares were issued at a discount of $200,000 from fair market value which was reflected as additional dividend in the June 30, 1997 Financial Statements.

     Thin Float. The average weekly trading volume of the Company's Class A Common Stock for the period from July 1, 1997 to September 30, 1997 was 507,598 shares. There can be no assurance that the weekly trading volume will not remain at the same level or decline. As a result of the thin float in the Company's stock, a small number of transactions can result in significant swings in the market price of the Company's stock, and it may be difficult for stockholders to dispose of the Company's stock in a timely way at a desirable market price.

                                DIVIDEND POLICY

   The Company has never paid any cash dividends on its Common Stock. While there are currently no restrictions on the Company's ability to pay dividends the Company anticipates that future earnings, if any, will be retained for use in the business or for other corporate purposes, and it is not anticipated that cash dividends in respect of Common Stock will be paid in the foreseeable future. Any decision as to the future payment of dividends will depend on the results of operations and financial position of the Company and such other factors as the Company's Board of Directors, in its discretion, deems relevant.

                            MARKET FOR COMMON STOCK

   The following table sets forth, for the periods indicated, the high and low sale prices of the Company's Class A Common Stock, as reported on the Nasdaq SmallCap Market.

1995                                       High              Low
    First Quarter.......................   $ 6 3/4           $ 6
    Second Quarter......................   $ 6 1/2           $ 6
    Third Quarter.......................   $ 6 1/4           $ 5 1/8
    Fourth Quarter......................   $ 7 3/8           $ 5 1/8

1996
    First Quarter.......................   $ 7 3/4           $ 6 1/2
    Second Quarter......................   $ 7 3/8           $ 5 1/2
    Third Quarter.......................   $ 9 5/8           $ 5 1/4
    Fourth Quarter......................   $ 9 3/4           $ 7

1997
    First Quarter.......................   $ 9 5/8           $ 6 1/2
    Second Quarter......................   $ 7 1/8           $ 4 5/8
    Third Quarter.......................   $ 5 5/8           $ 1 3/4
    Fourth Quarter                         $ 4 3/8           $ 2 1/8

1998
    First Quarter                          $ 3 9/16          $ 2 1/4
    Second Quarter (through October        $ 3               $ 2 9/16
      27, 1997)

   On October 27, 1997, the last reported sale price of the Class A Common Stock on the Nasdaq SmallCap Market was $2.75. As of October 27, 1997, there were 109 holders of record of the Company's Class A Common Stock, 321 holders of record of the Company's Class B Common Stock.

                                USE OF PROCEEDS

   The Company will not receive any proceeds from the sale of the securities offered hereby.

                                CAPITALIZATION

   The  following  table sets forth the  capitalization  of the  Company as of
June  30,  1997.   This  table  should  be  read  in   conjunction   with  the
Consolidated Financial Statements and related notes appearing elsewhere in this Prospectus.
                                                               As of
                                                           June 30, 1997
                                                              Actual
                                                          _______________

Short-term debt.........................................    $2,561,794
Long-term debt..........................................    14,112,234
Stockholders' equity:
   Preferred Stock, $.01 par value; 1,000,000 shares
     authorized; 500 shares issued and outstanding June
     30, 1997............................................            5
   Class A Common Stock; $.01 par value; 20,000,000
     shares authorized; 2,877,836 shares issued(1),
     2,869,180 Outstanding (8,656 Treasury shares).......       28,778
   Class B Common Stock, $.01 par value; 2,000,000
     shares authorized; 730,360 shares issued............        7,304
   Class C Common Stock, $.01 par value; 200,000 shares
     authorized;  199,816 shares issued..................        1,998
   Additional paid-in capital............................   10,398,630
   Treasury Stock and at cost............................      (37,818)

   Accumulated deficit...................................   (4,674,316)
                                                            ____________
      Total stockholders' equity.........................    5,724,581
                                                            ____________

Total capitalization....................................   $22,398,609
                                                            ____________


     (1) Does not include: (i) 1,681,832 shares reserved for issuance upon exercise of the IPO Warrants; (ii) 148,171 shares included in the Units which may be sold pursuant to the Unit Purchase Option and 148,171 shares reserved for issuance upon the exercise of the Warrants included in the Unit Purchase Option;
(iii) 205,375 shares which may be issued upon the exercise of outstanding stock options; (iv) 124,625 shares which may be issued upon the exercise of options available for grant under the Company's Stock Plans; or (v) up to 5,024 shares included in the Bridge Units which may be sold pursuant to the Bridge Warrants;
(vi) up to 39,734 shares reserved for issuance upon the exercise of the Warrants included in the Bridge Units; and (vii) up to 715,682 shares reserved for issuance upon the exercise of the Private Placement Warrants; (viii) 1,331,696 shares which were issued upon the conversion of the Company's 7% Convertible Debentures in the first quarter of 1998 ; (ix) 150,000 shares which may be issued upon the exercise of two warrants, one for 90,000 shares and one for 60,000 shares, issued to Infinity Investors, Ltd. and Seacrest Capital Limited, respectively; (x) 25,000 shares issuable upon the exercise of a warrant issued to Alpine Capital Partners; (xi) 3,093 shares issuable upon the exercise of a warrant issued to Barrow Street Research, Inc.; or (xii) up to 160,000 shares issuable upon the exercise of a warrant issued to CCRI, Corporation; (xiii) 50,000 shares issuable upon the exercise of a warrant issued to ProFutures Special Equities Fund, L.P. in conjunction with the issurance of Preferred Stock. See "Management -- Stock Plan," "Certain Transactions," "Description of Securities" and "Underwriting."

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The selected consolidated financial data presented below for each of the two years ended June 30, 1997 and 1996 have been derived from the Company's consolidated financial statements, which have been audited by Richard A. Eisner & Company, LLP, independent auditors, as of June 30, 1997 and June 30, 1996. The selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements and the notes thereto and other financial information appearing elsewhere in this Prospectus.

                                                      Year Ended
                                                       June 30,
                                                  __________________

                                                  1997          1996
                                                 _________    _________
Statements of
Operations Data:
Revenue................                        $27,234,372   $21,802,758
Operating expenses.....                         28,500,890    21,845,592
Income (loss) from                              (1,266,518)      (42,834)
  operations.............
Other expense..........                          1,375,835       754,072

Net income (loss)......                         (2,839,664)     (585,315)
Net income (loss) per
  share                                        $      (.87)  $      (.22)





                          As of June 30, 1997,
                          ____________________

Balance Sheet Data:
Total assets............           $27,860,809
Working capital.........           $ 4,762,960
Long-term obligations...           $14,112,234
Stockholders' equity....           $ 5,724,581

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


   The following is a discussion of the financial condition and results of operations of the Company for the two years ended June 30, 1997. It should be read in conjunction with the Consolidated Financial Statements of the Company and related Notes appearing elsewhere in this Prospectus.

Overview

   The Company presently provides health care services through several substance abuse treatment centers, a psychiatric hospital, several outpatient psychiatric centers and a long-term care facility (collectively called "treatment facilities"). The profitability of the Company is largely dependent on the level of patient occupancy at these treatment facilities. The Company's administrative expenses do not vary greatly as a percentage of total revenue but the percentage tends to decrease slightly as revenue increases because of the fixed components of these expenses.

   The healthcare industry is subject to extensive federal, state and local regulation governing, among other things, licensure and certification, conduct of operations, audit and retroactive adjustment of prior government billings and reimbursement In addition, there are ongoing debates and initiatives regarding the restructuring of the health care system in its entirety. While it is anticipated that a number of the proposed regulatory changes may have a positive impact on the Company's business, there can be no assurance that other changes may not adversely affect the Company.

Results of Operations

Year ended June 30, 1997 Compared to Year ended June 30, 1996

      The Company experienced a loss for fiscal year ended June 30, 1997, primarily in the fourth quarter of the fiscal year, as a result of the increased expenses incurred and decline in census related to the Franvale State Survey in February which placed the facility in Jeopardy Status which precluded admissions for a period of time. Census levels at Franvale did not increase as soon as anticipated after the state resurveyed and lifted the ban on admissions. Occupancy at Franvale for the fiscal year ended June 30, 1997 was at 84.1% as compared to 87.1% for the fiscal year ended June 30, 1996. A new management team is in place at Franvale and marketing efforts have begun to show positive results including some increase in census. Pioneer continuously looks for strategic alternatives for Franvale which is not a part of the Company's core business but has not formed any definitive plans at this time.

      The environment the Company operates in today makes collection of receivables, particularly older receivables, more difficult than in previous years. Accordingly, the Company has recorded an increase in its accounts receivable reserve and has adopted a more stringent reserve policy going forward as well as instituting a more aggressive collection policy. A substantial portion of the increase in the reserve was recorded in the fourth fiscal quarter. The Company reviewed these adjustments to determine if some of the adjustments should have been made in prior fiscal quarters. The Company concluded that it is not possible to determine what adjustments, if any, should have been made in prior fiscal quarters of 1997 because the information on which the year-end analysis was based is not available on a quarterly basis. The Company has changed its internal systems to make such information available on a quarterly basis in the future and will analyze such data to determine the adequacy of its reserves for future quarterly financial statements commencing with the quarter ended September 30, 1997.

      Total patient care revenue from all facilities increased 25% to $27,234,372 for the year ended June 30, 1997 from $21,802,758 for the year ended June 30, 1996. Net patient care revenue from psychiatric services increased 30.8% to $21,927,655 for the fiscal year ended June 30, 1997 compared to $16,758,836 for the year ended June 30, 1996. Net patient revenue at the Company's long-term care facility increased to $5,306,717 for fiscal 1997 (5.2%) from $5,043,922 in fiscal 1996 which is attributable to an increase in patient census. Although the gross number of patients increased the percentage of occupancy decreased due to the increase in available beds.

      Total patient care expenses for all facilities increased 20.3% to $14,436,784 for the year ended June 30, 1997 from $12,004,383 for the year ended June 30, 1996. Patient care expenses for psychiatric services were $10,346,111 for the fiscal year ended June 30, 1997 compared to $7,974,811 for fiscal year ended June 30, 1996 a 29.7% increase. Patient care expenses at the Company's long-term care facility increased to $4,090,673 for fiscal 1997 from $4,029,572 in fiscal 1996 (approximately 1.5%).


Liquidity and Capital Resources

     Prior to 1992, the Company's primary lender was a bank which failed in May 1992 and was taken over by the FDIC. During fiscal 1994 the Company negotiated the repayment of this debt resulting in a reduction in the amount due of approximately $400,000. Of the total negotiated amount to be paid, $1,100,000 was paid in fiscal 1994 and $497,500 was paid in fiscal 1996 out of the proceeds received from HUD financing relating to construction at the Company's long-term care facility.

     During the second fiscal quarter of 1997, the Company issued Convertible Debentures due December 31, 1998 in the aggregate face amount of $3,125,000 to Infinity Investors Ltd. and Seacrest Capital Limited resulting in $2,500,000 of proceeds to the Company. In the third quarter of 1997, in connection with the issuance of the Convertible Debentures, the Company issued warrants for 150,000 shares to Infinity Investors Ltd. and Seacrest Capital Limited at an exercise price of $2.00 per share. As of September 15, 1997 all of the Convertible Debentures have been converted to Class A Common Stock. A total of 1,331,696 shares of Class A Common Stock were issued for this conversion and in payment of related interest.

   During the fourth fiscal quarter of 1997, the Company issued 1,000 shares of Convertible Preferred Stock for a total of $1,000,000 to ProFutures Special Equities Fund, L.P. resulting in proceeds to the Company of approximately $873,705. The June 30, 1997 financial statements reflect the conversion of half of the Convertible Preferred Stock into 229,964 shares of Class A Common Stock.. As of September 15, 1997 the remaining Convertible Preferred Stock was converted to 246,305 shares of Class A Common Stock.

      A significant factor in the liquidity and cash flow of the Company is the timely collection of its accounts receivable. Accounts receivable from
patient  care   increased   17.2%  to   $11,255,000  at  June  30,  1997  from
approximately $9,606,000 at June 30, 1996. The increase in accounts receivable is net of the sale of certain receivables to LINC Finance Corporation VIII (LINC). This increase in receivables is primarily due to increase in revenues from new acquisitions. The Company continues to closely monitor its accounts receivable balances and implement procedures and policies, including more aggressive collection techniques, to manage this receivables growth and keep it consistent with growth in revenues.

   In December of 1996, PHC of Utah, Inc. and Healthcare Financial Partners-Funding II, L.P. ("HCFP") entered into a revolving credit agreement, pursuant to which HCFP will provide funding of up to $1,000,000 to PHC of Utah, Inc. In February of 1997, PHC of Michigan, Inc. and HCFP entered into a revolving credit agreement, pursuant to which HCFP will provide funding up to $1,500,000 to PHC of Michigan, Inc. Both of these revolving credit agreements are secured by the assets of the subsidiary.

   The Company currently has a mortgage of $1,100,000 secured by the Harbor Oaks facility.

      At June 30, 1997 the Company had approximately $905,700 in cash and cash equivalents, working capital of approximately $4,763,000 and a working capital ratio of approximately 1.6 to 1. management believes that the
Company  has  adequate  resources  to  fund  operations  for  the  foreseeable future. However, the Company is constantly seeking less expensive alternative financing to insure that it will have the necessary capital to fund expansion of its existing business and to pursue acquisition opportunities as they arise.

      The Company has made significant progress toward the accomplishment of its acquisition and expansion strategy during the fiscal year by completing the acquisition of its out patient psychiatric operations in Michigan (North Point-Pioneer, Inc.) and its first psychiatric practice ownership in Salem, Virginia. These acquisitions are key components in the culmination of the Company's vision to provide a fully integrated delivery system in psychiatric care.

      Through merger the Company acquired a psychiatric management operation in New York (BSC-NY, Inc.) which manages psychotherapy and psychological practices in New York. Also in connection with the merger another entity was formed, Perlow Physicians, P.C. ("Perlow"), to acquire the assets of the medical practices now serviced by BSC. The Company advanced Perlow the funds to acquire those assets and at June 30, 1997 Perlow owed the Company $3,063,177 which includes, in addition to acquisition costs, management fees of approximately $511,000 and interest on the advances of approximately
$176,000. It is expected that the obligations will be paid over the next several years and, accordingly, most of these amounts have been classified as long term. The amount receivable from Perlow Physicians is not included as accounts receivable from patient care.

      During the first fiscal quarter of 1998 the Company issued 172,414 Shares of Unregistered Class A Common Stock to ProFutures Special Equities Fund, L.P. resulting in proceeds to the company of approximately $445,000.00.

     During the second fiscal quarter of 1998 the Company completed the acquisition of Counseling Associates, an outpatient clinic in Blacksburg, Virginia, for 26,024 shares of Class A Common Stock and $50,000 in cash. The operations of the Blacksburg clinic will be included in Pioneer Counseling of Virginia, Inc. which is an 80% owned subsidiary.

                                   BUSINESS
Introduction

   PHC, Inc. (the "Company") is a national health care company specializing in behavioral healthcare which consists of treating substance abuse, including alcohol and drug dependency and related disorders, and providing psychiatric sub-acute and long-term care. The Company currently operates three substance abuse treatment facilities: Highland Ridge Hospital, located in Salt Lake City, Utah, ("Highland Ridge"); Mount Regis Center, located in Salem, Virginia, near Roanoke ("Mount Regis"); and Good Hope Center, located in West Greenwich, Rhode Island ("Good Hope"). Until August 16, 1994, the Company operated Marin Grove, a substance abuse treatment facility in California ("Marin Grove"). The Company operates six psychiatric facilities: Harbor Oaks Hospital ("Harbor Oaks"), a 64-bed psychiatric hospital located in New Baltimore, Michigan; Harmony Healthcare ("Harmony Healthcare"), a provider of outpatient behavioral health services in Las Vegas, Nevada; Total Concept EAP ("Total Concept"), a provider of outpatient behavioral health services in Shawnee Mission, Kansas; BSC-NY, Inc. ("BSC") which provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area; North Point-Pioneer, Inc. ("NPP") which operates five outpatient behavioral health centers under the name Pioneer Counseling Center in the greater Detroit metropolitan area, and Pioneer Counseling of Virginia, Inc. ("PCV"), an 80% owned subsidiary providing outpatient services through a physicians' practice in Roanoke, Virginia. The Company also operates a subacute long-term care facility, Franvale Nursing and Rehabilitation Center ("Franvale"), in Braintree, Massachusetts.

   The Company's substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care and subacute facilities (i.e., facilities designed to provide care to individuals who no longer require hospital care but who require some medical care), which permits the Company to provide its clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. The Company tailors these programs and services to "safety-sensitive" industries and concentrates its marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming and health services industries.

      Harbor Oaks Hospital, the Company's psychiatric hospital, provides psychiatric care to adults, adolescents and children and draws patients from the local population. This facility is also used as a mental health resource to complement its substance abuse facilities. Harmony Healthcare and Total Concept, EAP ("Total Concept") provide outpatient psychiatric treatment for adults, adolescents and children with a concentration of individuals in the gaming industry. BSC-NY, Inc. ("BSC") provides management and administrative services to Perlow Physicians, PC which provides psychiatric services under contract to over 35 psychotherapy and psychological practices in the greater New York City metropolitan area. Additionally, BSC is affiliated with a number of outpatient providers and has a contract to provide employee assistance services to the employees of Suffolk County, New York. North Point - Pioneer, Inc. ("NPP") provides outpatient psychiatric treatment for adults, adolescents and children in the Metropolitan Detroit area. Pioneer Counseling of Virginia, Inc. ("PCV") is a physicians' practice specializing in the treatment of behavioral disorders in adults, adolescents and children in the Roanoke Valley, Virginia area.

   Franvale, the Company's long-term care facility, provides traditional geriatric care services as well as specialized subacute services. The facility provides care to the high acuity segment (patients requiring a significant amount of medical care) of the geriatric population and to younger patients who require skilled nursing care for longer terms than typically associated with a general acute care hospital. The Company's long-term care services are offered in a larger, more traditional setting than the Company's substance abuse facilities, enabling the Company to take advantage of economies of scale to provide cost-effective treatment alternatives. The Company markets its long-term care to hospitals, insurers and managed care providers, in addition to marketing directly to prospective residents and their families. Since long-term care is not a part of the Company's core business, Pioneer continuously looks for the best strategic alternative for Franvale but no specific plans have been formulated at this time.

   The Company's strategy of providing services to particular markets has resulted in customized, outcome-oriented programs, which the Company believes produce overall cost savings to the patient or client organization. The substance abuse facilities provide treatment services designed to prevent relapse. Such services, while potentially more costly on a per patient stay basis, often result in long-term health care cost savings to insurers, patients and patients' families. The goal of the Company's psychiatric treatment programs is to provide care at the lowest level of intensity appropriate for the patient in an integrated delivery system that includes inpatient and outpatient treatment. The integrated nature of the Company's psychiatric program, which generally involves the same caregivers supervising different treatment modalities, provides for efficient care delivery and the avoidance of repeat procedures and diagnostic and therapeutic errors. The Company's long-term care facility achieves its cost containment objective by providing care to high acuity patients in a setting that produces positive outcomes through the use of tailored services. The specific skilled services that are provided are similar to those offered in acute care hospitals without the added overhead cost.

   The Company was organized as a Delaware corporation in 1976 under the name American International Health Services, Inc. In 1980, the Company merged into an inactive publicly held Massachusetts corporation and was the surviving corporation in the merger. The Company changed its name to "PHC, Inc." as of November 24, 1992. The Company is based in Massachusetts and is unaffiliated with an inactive Minnesota corporation of the same name. The
Company does business under the trade name "Pioneer Healthcare." With the exception of the services provided directly by the Company under the name Pioneer Development Support Services, the Company operates as a holding company, providing administrative, legal and programmatic support to its subsidiaries.

   The Company plans to expand its operations through the acquisition or establishment of additional inpatient and outpatient substance abuse and psychiatric treatment facilities.

Facilities, Programs and Properties

   Executive Offices

   The Company's executive offices are located in Peabody, Massachusetts. The Company's lease in Peabody covers approximately 3,600 square feet for a 60-month term effective September 10, 1994 at an annual base rent of $28,800 in the first year, $32,400 in the second year, $34,020 in the third year, $35,721 in the fourth year and $37,507 in the fifth year. The Company also leases a small amount of nearby space in the same building, part of which is subleased. The Company believes that this facility will be adequate to satisfy its needs for the foreseeable future.

PSYCHIATRIC SERVICES INDUSTRY

Substance Abuse Facilities

   Industry Background

   The demand for substance abuse treatment services increased rapidly in the last decade. The Company believes that the increased demand is related to clinical advances in the treatment of substance abuse, greater societal willingness to acknowledge the underlying problems as treatable illnesses, improved health insurance coverage for addictive disorders and chemical dependencies and governmental regulation which requires certain employers to provide information to employees about drug counseling and employee assistance programs.

   To contain costs associated with behavioral health issues, in the 1980's many private payors instituted managed care programs for reimbursement, which include pre-admission certification, case management or utilization review and limits on financial coverage or length of stay. These cost containment measures have encouraged outpatient care for behavioral problems, resulting in a shortening of the length of stay and revenue per day in inpatient substance abuse facilities. The Company believes that it has addressed these cost containment measures by specializing in treating relapse-prone patients with poor prognoses who have failed in other treatment settings. These patients require longer lengths of stay and come from a wide geographic area. The Company continues to develop alternatives to inpatient care including partial day and evening programs in addition to onsite and offsite outpatient programs.

   The Company believes that because of the apparent unmet need for certain intense clinical and medical services, its strategy has been successful despite national trends towards outpatient treatment, shorter inpatient stays and rigorous scrutiny by managed care organizations.

   The Company has been able to secure insurance reimbursement for longer-term inpatient treatment as a result of its success with poor prognosis patients. The Company's three substance abuse facilities work together to refer patients to the center that best meets the patient's clinical and medical needs. Each facility caters to a slightly different patient population. Highland Ridge in Utah specializes in providing services to high-risk, relapse-prone chronic alcoholics and drug addicts. Mount Regis in Virginia specializes in the treatment of minority groups and dual diagnosis patients (those suffering from both substance abuse and psychiatric disorders). Good Hope Center concentrates on providing services to insurers, managed care networks and health maintenance organizations for both adults and adolescents. The Company's clinicians often work directly with managers of employee assistance programs to select the best treatment facility possible for their clients.

   Each of the Company's facilities operates a case management program for each patient. This includes a clinical and financial evaluation of a patient's circumstances to determine the most cost-effective modality of care from among outpatient treatment, detoxification, inpatient, day care, specialized relapse treatment and others. In addition to any care provided at one of the Company's facilities, the case management program for each patient includes aftercare. Aftercare may be provided through the outpatient services provided by a facility. Alternatively, the Company may arrange for outpatient aftercare, as well as family and mental health services, through its numerous affiliations with clinicians located across the country once the patient is discharged.

   In general, the Company attempts not to accept patients who do not have either insurance coverage or adequate financial resources to pay for treatment. Each of the Company's substance abuse facilities does, however, provide treatment free of charge to a small number of patients each year who are unable to pay for treatment but who meet certain clinical criteria and who are believed by the Company to have the requisite degree of motivation for treatment to be successful. In addition, the Company provides follow-up treatment free of charge to relapse patients who satisfy certain criteria. The number of patient days attributable to all patients who receive treatment free of charge in any given fiscal year is less than 5%.

   The Company believes that it has benefited from an increased awareness of the need to make substance abuse treatment services accessible to the nation's workforce. For example, subchapter D of the Anti-Drug Abuse Act of 1988 (commonly known as The Drug Free Workplace Act) (the "Drug Free Workplace Act"), requires employers who are Federal contractors or Federal grant recipients to establish drug free awareness programs to inform employees about available drug counseling, rehabilitation and employee assistance programs and the consequences of drug abuse violations. In response to the Drug Free Workplace Act, many companies, including many major national corporations and transportation companies, have adopted policies that provide for treatment options prior to termination of employment.

   Although the Company does not provide federally approved mandated drug testing, the Company treats employees who have been referred to the Company as a result of compliance with the Drug Free Workplace Act, particularly from companies that are part of the gaming industry as well as safety sensitive industries such as railroads, airlines, trucking firms, oil and gas exploration companies, heavy equipment companies, manufacturing companies and health services.

   Highland Ridge

      Highland Ridge is a 34-bed alcohol and drug treatment hospital which the Company has been operating since 1984. It is the oldest free-standing substance abuse hospital in Utah. Highland Ridge is accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and is licensed by the Utah Department of Health. Highland Ridge is recognized nationally for its excellence in treating substance abuse disorders.

      Most patients are from Utah and surrounding states. Individuals typically access Highland Ridge's services through professional referrals, family members, employers, employee assistance programs or contracts between the Company and health maintenance organizations located in Utah.

      Highland Ridge was the first private for-profit hospital to address specifically the special needs of chemically dependent women in Salt Lake County. In addition, Highland Ridge has contracted with Salt Lake County to provide medical detoxification services targeted to women. The hospital also operates a specialized continuing care support group to address the unique needs of women and minorities.

   A pre-admission evaluation, which involves an evaluation of psychological, cognitive and situational factors is completed for each prospective patient. In addition, each prospective patient is given a physical examination upon admission. Diagnostic tools, including those developed by the American Psychological Association, the American Society of Addiction Medicine and the Substance Abuse Subtle Screening Inventory are used to develop an individualized treatment plan for each client. The treatment regimen involves an interdisciplinary team which integrates the twelve-step principles of self-help organizations, medical detoxification, individual and group counseling, family therapy, psychological assessment, psychiatric support, stress management, dietary planning, vocational counseling and pastoral support. Highland Ridge also offers extensive aftercare assistance at programs strategically located in areas of client concentration throughout the United States. Highland Ridge maintains a comprehensive array of professional affiliations to meet the needs of discharged patients and other individuals not admitted to the hospital for treatment.

              Highland Ridge periodically conducts or participates in research projects. Highland Ridge was the site of a recent research project conducted by the University of Utah Medical School. The research explored the relationship between individual motivation and treatment outcomes. The research was regulated and reviewed by the Human Subjects Review Board of the University of Utah and was subject to federal standards that delineated the nature and scope of research involving human subjects. Highland Ridge benefited from this research by expanding its professional relationships within the medical school community and by applying the findings of the research to improve the quality of services the Company delivers.

   The Highland Ridge premises consists of approximately 16,072 square feet of space occupying two full stories of a three-story building. The Company is in its fourteenth year of a fifteen-year lease, which provides for monthly rental payments of approximately $21,000 for the remainder of the lease term. The lease expires on September 30, 1998, and contains an option to renew. During the term of the lease or any extension thereof, the Company has a right of first refusal on any offer to purchase the leased premises. The Company believes that these premises are adequate for its current and anticipated needs.

SPECIALIZED TREATMENT SERVICE

      In the spring of 1994, the Company began to operate a crisis hotline service under contract with a major transportation client. The hotline, Pioneer Development Support Services, or PDS2 ("PDS2"), is a national,
24-hour telephone service which supplements the services provided by the client's Employee Assistance Programs. The services provided include information, crisis intervention, critical incidents coordination, employee counselor support, client monitoring, case management and health promotion. The hotline is staffed by counselors who refer callers to the appropriate professional resources for assistance with personal problems. Five major transportation companies subscribed to these services as of June 30, 1997. This operation is physically located in Highland Ridge Hospital, but services are provided by staff dedicated to PDS2. PDS2 is currently operated by the parent entity, PHC, Inc.

   Mount Regis Center

      Mount Regis is a 25-bed, free-standing alcohol and drug treatment center located in Salem, Virginia, near Roanoke. The center, which was acquired in 1987, is the oldest of its kind in the Roanoke Valley. Mount Regis is accredited by the JCAHO, and licensed by the Department of Mental Health, Mental Retardation and Substance Abuse Services of the Commonwealth of Virginia. In addition, Mount Regis operates Changes, a free standing outpatient clinic. The Changes clinic provides structured intensive outpatient treatment for patients who have been discharged from Mount Regis and for patients who do not need the formal structure of a residential treatment program. The program is licensed by the Commonwealth of Virginia and approved for reimbursement by major insurance carriers.

      The programs at Mount Regis are designed to be sensitive to needs of women and minorities. The majority of Mount Regis clients are from Virginia and surrounding states. In addition, because of its relatively close proximity and accessibility to New York, Mount Regis has been able to attract an increasing number of referrals from New York-based labor unions. Mount Regis has established programs which allow the Company to better treat dual diagnosis patients (those suffering from both substance abuse and psychiatric disorders), cocaine addiction and relapse-prone patients. The multi-disciplinary case management, aftercare and family programs are designed to prevent relapse.

   The Company owns the Mount Regis facility which consists of a three-story wooden building located on an approximately two-acre site in a residential neighborhood. The building consists of over 14,000 square feet and is subject to a mortgage in the approximate amount of $500,000. Mount
Regis/Changes occupies approximately 1,750 square feet of office space leased from Pioneer Counseling of Virginia, Inc. in Salem, Virginia. The Company believes that these premises are adequate for its current and anticipated needs.

   Good Hope Center

      Good Hope is a 49-bed substance abuse treatment facility located in West Greenwich, Rhode Island. In addition to the West Greenwich facility, Good Hope has a satellite location providing outpatient programs in North Smithfield, Rhode Island. Good Hope provides both adult and adolescent programs on an inpatient, outpatient and day treatment basis. The satellite site operates both outpatient and day treatment substance abuse programs. See "Description of Property - Good Hope."

      Good Hope concentrates on providing services to insurers, managed care networks and health maintenance organizations (HMOs). Good Hope provides the same quality of individualized treatment provided by the Company's other facilities by working closely with the staff of managed care and HMO organizations . The Company recognizes that not all clients are in need of, nor are appropriate recipients of, acute care alcohol and drug treatment services. Good Hope also utilizes its outpatient programs to provide a continuum of care to local patients. The day treatment license permits treatment of substance abuse, which encompasses primary diagnoses of both alcohol abuse and drug abuse. Good Hope's substance abuse treatment program for adolescents also fills a need of the Company's other facilities for a reliable referral for adolescents. Most of the patients treated at Good Hope are from the New England area.

      Good Hope continues to operate at a loss because of a decline in length of stay and lower reimbursements from third party payors. However, the Company's management team is focused on reducing expenses, increasing revenue and enhancing programming and has recently established new contracts which should help to stabilize the patient census.

   The Company leases the West Greenwich property. The lease runs for twenty years and is currently in its fourth year. The rent is $16,000 through December, 1997 at which time the landlord has agreed to renegotiate the terms. The Company has an irrevocable option to purchase the property for $1,150,000 on March 1, 1998 or $1,100,000 on March 1, 1999 or any subsequent
March 1 through the end of the lease. The West Greenwich facility consists of three buildings, containing a total of approximately 25,000 square feet, located on an approximately 70-acre parcel of land.

   The Company has leased the North Smithfield satellite location for a three year term ending October 31, 1998 and pays $1,700 per month. The North Smithfield location consists of approximately 2,180 square feet. The Company believes that these premises are adequate for its current and anticipated needs.


General Psychiatric Facilities

   Introduction

   The Company believes that its proven ability to provide high quality, cost-effective care in the treatment of substance abuse will enable it to grow in the related behavioral health field of psychiatric treatment. The Company's main advantage is its ability to provide an integrated delivery system of inpatient and outpatient care. As a result of integration, the Company is better able to manage and track patients.

   The Company's inpatient psychiatry services are offered at Harbor Oaks. The Company currently operates five outpatient psychiatric facilities.

   The Company's philosophy at these facilities is to provide the most appropriate and efficacious care with the least restrictive modality of care. Case management is handled by an attending physician and a case manager with continuing oversight of the patient as the patient receives care in different locations or programs. The integrated delivery system allows for better patient tracking and follow-up, and fewer repeat procedures and therapeutic or diagnostic errors. Each new patient receives a thorough diagnostic write-up and a full history is taken. In addition, new patients also receive a full physical examination after which an individualized treatment program is designed which may include inpatient and/or outpatient treatment at one or more of the company's facilities.

   Patients are referred from managed health care organizations, state agencies, individual physicians and by patients themselves. The patient population at these facilities ranges from children as young as 5 years of age to senior citizens. The psychiatric facilities treat a larger percentage of female patients than the substance abuse facilities and do not accept any patients who require physical or chemical restraints or pose a risk of violence or harm to other patients.

   Harbor Oaks

   Harbor Oaks Hospital is a 64 bed psychiatric hospital located in New Baltimore, Michigan, approximately 20 miles northeast of Detroit, which was acquired by the Company in September, 1994. Harbor Oaks Hospital is licensed by the Michigan Department of Commerce and is accredited by JCAHO. Harbor Oaks provides inpatient psychiatric care, partial hospitalization and outpatient treatment to children, adolescents and adults. Harbor Oaks Hospital has serviced clients from Macomb, Oakland and St. Clair Counties and has now expanded its coverage area to include Wayne, Sanilac and Livingston Counties.

   Harbor Oaks Hospital works in conjunction with New Life Treatment Centers, Inc. ("New Life") to offer counseling programs with a traditional Christian philosophy on an inpatient and partial hospitalization basis. This program has attracted patients from across the state and throughout the midwest and northeast United States. The contract with New Life had an initial term of two years commencing on July 25, 1995 and is currently being renegotiated with all operations continuing as amended until a new contract is finalized. Harbor Oaks pays New Life a monthly fee equal to 50% of net receipts from the program, not including receipts from Medicare, Medicaid, CHAMPUS and other federally funded programs. Under this contract, Harbor Oaks must pay New Life a minimum of $52,500 per month. In addition, Harbor Oaks must pay New Life a fixed fee of $7,500 per month for each patient whose treatment is covered by a federally funded program. In an amendment to this contract in November 1996 the minimum payment requirement was decreased from $52,500 to $35,000 per month.

   The Company utilizes the Harbor Oaks facility as a mental health resource to complement its nationally focused substance abuse treatment programs. Harbor Oaks Hospital has a specialty program that treats substance abuse patients who have a coexisting psychiatric disorder. This program provides an integrated holistic approach to the treatment of individuals who have both substance abuse and psychiatric problems. The program is offered to both adults and adolescents.

   On February 10, 1997, Harbor Oaks Hospital opened an 8-bed adjudicated residential unit serving adolescents with a substance abuse problem and a co-existing mental disorder who have been adjudicated to have committed criminal acts and who have been referred or required to undergo psychiatric treatment by a court or family service agency. The patients in the program range from 13 to 18 years of age. The program provides patients with educational and recreational activities and adult life functioning skills as well as treatment. Typically, a patient is admitted to the unit for 30 days to six months, with a case review at six months to determine if additional treatment is required.

   Harmony Healthcare

   Harmony Healthcare, located in Las Vegas, Nevada, provides outpatient psychiatric care to children, adolescents and adults in the local area. Harmony also operates employee assistance programs for railroads, health care companies and several large casino companies including Boyd Gaming Corporation, the MGM Grand, the Mirage and Treasure Island resorts with a rapid response program to provide immediate assistance 24 hours a day.

   Total Concept EAP

   Total Concept, an outpatient clinic located in Shawnee Mission, Kansas, provides psychiatric and substance abuse treatment to children, adolescents and adults and manages employee assistance programs for local businesses, gaming, railroads and managed health care companies.

   North Point-Pioneer, Inc.

   NPP consists of five psychiatric clinics in Michigan. The clinics provide outpatient psychiatric and substance abuse treatment to children, adolescents and adults operating under the name Pioneer Counseling Center. The five clinics are located in close proximity to the Harbor Oaks facility which provides more efficient integration of inpatient and outpatient services, a larger coverage area and the ability to share personnel which results in cost savings.

   Pioneer Counseling of Virginia, Inc.

   PCV provides outpatient psychiatric services to adults, adolescents and children through a physicians' practice in Roanoke, Virginia. PCV is 80% owned by the Company. The medical directors, who are employees of the Company, own the remaining 20%.

   BSC-NY, Inc.

   BSC provides management and administrative services to psychotherapy and psychological practices in the greater New York City metropolitan area. BSC is affiliated with several hundred outpatient providers and, in addition, has contracts to provide employee assistance services to the employees of Suffolk County, New York and to employees of certain other companies.

   Psychiatric Facilities

   The  Company  owns  or  leases   premises  for  each  of  its   psychiatric
facilities. The Company believes that all of these premises are adequate for its current and anticipated needs.

   The Company owns the building in which Harbor Oaks operates, which is a single story brick and wood frame structure comprising approximately 32,000 square feet situated on an approximately three acre site. The Company has a $1,100,000 mortgage on this property.

      The Company owns the Pioneer Counseling of Virginia building which consists of 7,500 square feet of office space located in Salem, Virginia. Pioneer currently leases 1,750 square feet to Mount Regis-Changes and 1,500 square feet to Blankenship Opticians, an unrelated party. The Pioneer Counseling of Virginia property is subject to an outstanding mortgage in favor of Dillon & Dillon Associates with an outstanding balance of $538,605 at fiscal year ended June 30, 1997.

   Harmony, Total Concept, NPP and BSC each lease their premises. The Company believes that each of these premises is leased at fair market value and could be replaced without significant time or expense if necessary.

  Operating Statistics

      The following table reflects selected financial and statistical information for all psychiatric services.


                                                 Year Ended June 30,
                                        ___________________________________
                                        1997           1996          1995
                                        ____           ____          ____
         Inpatient
Net patient service revenues        $13,557,703   $ 13,000,822   $ 9,871,623

Net revenues per patient
day(1)                              $       414   $        385   $       358
Average occupancy rate(2)                 58.8%          63.4%         65.3%
Total number of licensed
  beds at end of period                     172            172           172
Source of Revenues:
   Private(3)                             91.6%          90.0%         89.8%
   Government(4)                           8.4%          10.0%         10.2%
Partial Hospitalization and
         Outpatient
Net Revenues:
   Individual                       $ 5,629,760   $  3,021,486   $ 2,228,210
   Contract                         $ 1,459,580   $    503,365
Sources of revenues:
   Private                                98.4%          93.9%         94.6%
   Government                              1.6%           6.1%          5.4%

      Other Psychiatric
        services
      PDSS(5)                       $   629,761     $  233,164   $   128,157
      Practice Management(6)        $   650,852

(1) Net revenues per patient day equals net patient service revenues divided by total patient days.
(2) Average occupancy rates were obtained by dividing the total number of patient days in each period by the number of beds vailable in such period.
(3) Private pay percentage is the percentage of total patient revenue derived from all payors other than Medicare and Medicaid.
(4) Government pay percentage is the percentage of total patient revenue derived from the Medicare and Medicaid programs.
(5) PDSS, Pioneer Development and Support Services, provides clinical support, referrals management and professional services for a number of the Company's national contracts.
(6)  Practice Management revenue if produced through BSC-NY.


Long-Term Care Facility

   Franvale

   The Company owns and operates a 128-bed, multi-level, long-term care facility in Braintree, Massachusetts. For the fiscal year ended June 30, 1997, Franvale operated at 84.1% of capacity.

   In September, 1994, the Company received approval from the Commonwealth of Massachusetts for a 25-bed addition to the Franvale facility. Under a one-time regulatory exemption, the Company added an additional 12 beds to Franvale, for a total of 37 new beds, and renovated the existing facility during the 1995 and 1996 fiscal years. To finance this addition and renovation, the Company applied for and received Section 232 Mortgage Financing in an amount of $6,822,700 from HUD. Approximately $2.9 million of that amount was used for the new construction and renovation, which began September 13, 1994, and approximately $2,327,230 was used to repay all indebtedness, plus accrued interest, relating to Franvale, including $497,500 of indebtedness owing to the FDIC. The construction was completed in September 1995. The Company began operation of the new addition on September 29, 1995. The final amount of the mortgage was $6,822,700 as determined by the HUD process of cost certification on July 9, 1996. The monthly debt service is approximately $54,000.

   The refinancing described in the preceding paragraph was accomplished through guarantees provided by the U.S. Department of Housing and Urban Development under Section 232 of The National Housing Act. A non-recourse loan in the amount of $6,822,700 was provided by Charles River Mortgage Company of Boston, Massachusetts in return for a promissory note and mortgage of the Company in the same amount. This amount was adjusted after HUD's final cost certification process completed in July, 1996. The annual interest is 9.25% and the note is payable over a forty-year period commencing January 1, 1996. Pre-payment is allowed with penalty from October 1, 2000 through October 1, 2005, with no penalty after October 1, 2005. All pre-existing debt relating to Franvale was paid by the Company out of the proceeds of the refinancing; $497,500 was paid to the Federal Deposit Insurance Company, $1,823,839 was paid to CMS Capital Ventures, Inc. and $5,888 was paid to Trans National Leasing.

   Currently, the majority of the services provided by the Company at its Franvale facility are skilled nursing services. The short-term rehabilitation and subacute services provided include several forms of intravenous therapy, total parenteral (intravenous) nutrition and pain management. Other subacute services offered include hospice care, wound management and tracheotomy care. The skilled therapeutic services offered by the Company include occupational, physical and speech therapy, respiratory modalities and continence retraining programs. Franvale was the first long-term care facility in Massachusetts to hold DPH certification in all of the modalities of parenteral (intravenous) infusion therapy, and is a leader among long-term care facilities in responding to the needs of the managed care market and for providing transfusion services in a setting that combines the prerequisite skill and cost effectiveness. With completion of the addition and renovation project, the Company is expanding the subacute services it offers to include expanded respiratory therapy services (i.e., mechanically assisted ventilation), peritoneal and neurobehavioral therapeutic services.

   The Company owns the two story building in which Franvale is located which consists of approximately 44,000 square feet subject to the HUD mortgage as described above. The Company believes that these premises are adequate for its current and anticipated needs.

   On February 19, 1997,  the Company's  Franvale  Nursing and  Rehabilitation
Center ("Franvale") was cited for serious patient care and safety deficiencies by the Massachusetts Department of Public Health as the result of a routine survey. A civil penalty of $3,050 per day was imposed which was reduced to $2,250 per day on March 12, 1997. After an appeal the fine was reduced to $90,545 in total. At the time of the original citation, the Company was notified by the Department of Public Health and by the federal agency, HCFA, that Franvale would be terminated from the Medicare and Medicaid programs unless Franvale was in substantial compliance with regulatory requirements by March 14, 1997. Franvale submitted a plan of correction to the Department of Public Health and on March 12, 1997, as the result of a resurvey by the Department of Public Health, a new statement of deficiencies was issued, which contained a significant number of violations but recharacterized the level of seriousness of the deficiencies to a lower degree of violation and which extended the threatened date of termination to April 30, 1997.

   As a result of the new statement of deficiencies, the Department of Public Health had precluded the Company from admitting new patients to its Franvale facility until at least April 30, 1997. However, on April 11, 1997, the
Company received authority to admit new patients on a case by case basis. Previous patients were readmitted to the Franvale facility from a hospital only after a case by case review by the Department of Public Health. The Company was obligated to notify the attending physician of each resident of Franvale who was found to have received substandard care of the deficiency notice and was obligated also to notify the Massachusetts board which licenses the administrator of Franvale.

   On April 19, 1997 the Department of Public Health, Division of Health Care Quality completed a follow-up survey of the Franvale Nursing Home. As a result of this survey it was determined that all deficiencies cited from the April 17, 1997 visit had been corrected and the restrictions on Franvale's ability to admit patients were lifted.

   The Company replaced the management team at Franvale and expended significant sums for staffing and programmatic improvements in order to bring the facility into substantial compliance at the earliest possible date. The Company engaged Oasis Management Company ("Oasis") on November 1, 1996 to June 30, 1997 to provide management services to Franvale. The Company conducted an intensive staff review which resulted in a total reorganization. The present staff was provided with in-service training. The Company is continuing an extensive program of review to ensure that Franvale remains in compliance.

   As a result of the decrease in census resulting from the inability of Franvale to admit new patients and the limitations on its ability to re-admit patients, the monetary penalties which accrued, and the expenses that were incurred by the Company in an attempt to cure the cited deficiencies, the Company experienced a material adverse effect on its financial results in the latter part of the fiscal year ended June 30, 1997 particularly in the fourth quarter of 1997 and anticipates the possibility of continued adverse financial impacts in future quarters. A new management team is in place and marketing efforts have begun to show positive results. Pioneer continuously looks for the best strategic alternative for Franvale although no specific plans have been formulated at this time.



 .

Operating Statistics

The following table reflects selected financial and statistical information for Franvale:

                                            Year ended June 30,
                                            ____________________
                                       1997         1996          1995
                                       ____         ____          ____

    Net patient service revenues     $5,306,717   $5,043,922     $4,180,471
    Net revenues per patient
    day(1)......................     $      135   $      137     $      135
    Average occupancy rate(2)...          84.1%        87.1%          92.7%
    Total number of licensed beds
    at end of period............            128          128             91
    Source of revenues:
         Private(3).............          12.5%           8%             8%
         Government(4)..........          87.5%          92%            92%

(1) Net  revenues  per  patient  day  equals  net  patient   service revenues
    divided by total patient days.
(2) Average occupancy rates were obtained by dividing the number of patient days in each period by the number of beds available in such period.
(3) Private pay percentage is the percentage of total patient days derived from all payors other than Medicare and Medicaid.
(4) Government pay percentage is the percentage of total patient days derived from the Medicare and Medicaid programs.

Business strategy

   The Company's objective is to become a leading national provider of treatment services, specializing in substance abuse and psychiatric care.

   The Company focuses its marketing efforts on "safety-sensitive" industries. This focus results in customized outcome oriented programs that the Company believes produce overall cost savings to the patients and/or client organizations. The Company intends to leverage experience gained from providing services to customers in certain industries which it believes will enhance its selling efforts within these certain industries.

Marketing and Customers

   The Company markets its substance abuse, inpatient and outpatient psychiatric health services both locally and nationally, primarily to safety sensitive industries, including transportation, oil and gas exploration, heavy machinery and equipment, manufacturing and healthcare services. Additionally, the Company markets its services in the gaming industry both in Nevada and nationally.

   The Company employs 10 individuals dedicated to marketing among the Company's facilities. Each facility performs marketing activities in its local region. The National Marketing Director of the Company, coordinates the majority of the Company's national marketing efforts. In addition, employees at certain facilities perform national marketing activities independent of the National Marketing Director. The Company, with the support of its owned integrated outpatient systems and management services, plans to pursue more at-risk contracts and outpatient, managed health care fee-for-service contracts. In addition to providing excellent services and treatment outcomes, the Company will continue to negotiate pricing policies to attract patients for long-term intensive treatment which meet length of stay and clinical requirements established by insurers, managed health care organizations and the Company's internal professional standards.

   The Company's inpatient services are complimented by an integrated system of comprehensive outpatient mental health clinics and physician practices owned or managed by the Company. These clinics and medical practices are strategically located in Nevada, Virginia, Kansas City, Michigan, Utah and New York. They make it possible for the Company to offer wholly integrated, comprehensive, mental health services for corporations and managed care organizations on an at-risk or exclusive fee-for-service basis. Additionally, the Company operates Pioneer Development and Support Services
(PDS2) located in the Highland Ridge facility in Salt Lake City, Utah. PDS2 provides clinical support, referrals, management and professional services for a number of the Company's national contracts. It gives the Company the capacity to provide a complete range of fully integrated mental health services.

   The Company has been successful in securing a number of national accounts with a variety of corporations including: Boyd Gaming, Canadian Rail, Conrail, CSX, Hard Rock, the IUE, MCC, MGM, The Mirage, Station Casinos, Union Pacific Railroad, Union Pacific Railroad Hospital Association, VBH, and others.

   The Company's marketing efforts for long-term care facilities will continue to emphasize the specialized, transitional, sub-acute services provided by Franvale. The Franvale facility provides care to patients who no longer require higher, more costly, acute care provided in intensive care settings at hospitals, but still require nursing intervention and use of a significant amount of auxiliary medical services including intravenous rehabilitation, respiratory and integral therapies. The Company believes that acute care hospitals seek to transfer certain patients who have entered recuperative periods, but who are not yet well enough to be cared for at home, to facilities which offer the type of intensive care available at Franvale. The Company believes that such patients represent a large market, but one which currently is underserved. The Company hopes to continue its relationship with existing acute care hospitals for transitional patients and to develop other networks with health care providers to increase its census, particularly of higher paying private pay and long-term care insured patients.

Competition

   The Company's substance abuse programs compete nationally with other health care providers, including general and chronic care hospitals, both non-profit and for-profit, other substance abuse facilities and short-term detoxification centers. Some competitors have substantially greater financial resources than the Company. The Company believes, however, that it can compete successfully with such institutions because of its success in treating poor-prognosis patients. The Company will compete through its focus on such patients, its willingness to negotiate appropriate rates and its capacity to build and service corporate relationships.

   The Company's psychiatric facilities and programs compete primarily within the respective geographic area serviced by them. The Company competes with private doctors, hospital-based clinics, hospital-based outpatient services and other comparable facilities. The main reasons that the Company competes well are its integrated delivery and dual diagnosis programming. Integrated delivery provides for more efficient follow-up procedures and reductions in length of stay. Dual diagnosis programming provides a niche service for clients with a primary mental health and a secondary substance abuse diagnosis. The dual diagnosis service was developed in response to demand from insurers, employees and treatment facilities.

   With respect to long-term care, the Company's competitors include hospitals, long-term care facilities and hospices which provide both custodial and subacute care. The Company competes in the long-term market within a 25-mile radius from its Franvale facility. The success of a long-term care facility depends on various factors, including the quality of its amenities and facility, the professionalism of its staff and its location. The Company believes that it can compete successfully in the long-term care market, notwithstanding the fact that its competitors are numerous and in many cases have greater financial resources than the Company, by continuing to provide intensive, cost-effective and innovative treatment and by acquiring new facilities or upgrading its existing facilities, as it has done through the construction and renovation project at Franvale, so that the physical plant appeals to private paying patients.

Revenue Sources and Contracts

   The Company has entered into relationships with numerous employers, labor unions and third-party payors to provide services to their employees and members for the treatment of substance abuse and psychiatric disorders. In addition, the Company admits patients who seek treatment directly without the intervention of third parties and whose insurance does not cover these conditions in circumstances where the patient either has adequate financial resources to pay for treatment directly or is eligible to receive free care at one of the Company's facilities. Most of the Company's psychiatric patients either have insurance or pay at least a portion of treatment costs. Free treatment provided each year amounts to less than 5% of the Company's total patient days.

   Each contract is negotiated separately, taking into account the insurance coverage provided to employees and members, and, depending on such coverage, may provide for differing amounts of compensation to the Company for different subsets of employees and members. The charges may be capitated, or fixed with a maximum charge per patient day, and, in the case of larger clients, frequently result in a negotiated discount from the Company's published charges. The Company believes that such discounts are appropriate as they are effective in producing a larger volume of patient admissions. When non-contract patients are treated by the Company, they are billed on the basis of the Company's standard per diem rates and for any additional ancillary services provided to them by the Company.

Quality Assurance and Utilization Review

   The Company has established  comprehensive  quality  assurance  programs at all of its facilities. These programs are designed to ensure that each facility maintains standards that meet or exceed requirements imposed upon the Company with the objective of providing high-quality specialized treatment services to its patients. To this end, the Company's inpatient facilities are accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and the Company's outpatient facilities comply with the standards of National Commission Quality Assurance ("NCQA")
although the facilities are not NCQA certified. The Company's professional staff, including physicians, social workers, psychologists, nurses, dietitians, therapists and counselors, must meet the minimal requirements of licensure related to their specific discipline, in addition to each facility's own internal quality assurance criteria. The Company participates in the federally mandated National Practitioners Data Bank which monitors professional accreditation nationally.

   In response to the increasing reliance of insurers and managed care organizations upon utilization review methodologies, the Company has adopted a comprehensive documentation policy to satisfy relevant reimbursement criteria. Additionally, the Company has developed an internal case management system which provides assurance that services rendered to individual patients are medically appropriate and reimbursable. Implementation of these internal policies has been integral to the success of the Company's strategy of providing services to relapse-prone, higher acuity patients.

Government Regulation

   The Company's business and the development and operation of the Company's facilities are subject to extensive federal, state and local government regulation. In recent years, an increasing number of legislative proposals have been introduced at both the national and state levels that would effect major reforms of the health care system if adopted. Among the proposals under consideration are reforms to increase the availability of group health insurance, to increase reliance upon managed care, to bolster competition and to require that all businesses offer health insurance coverage to their employees. The Company cannot predict whether any such legislative proposals will be adopted and, if adopted, what effect, if any, such proposals would have on the Company's business.

   In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care facilities. Since 1983, Congress has consistently attempted to limit the growth of federal spending under the Medicare and Medicaid programs and will likely continue to do so. Additionally, congressional spending reductions for the Medicaid program involving the issuance of block grants to states is likely to hasten the reliance upon managed care as a potential savings mechanism of the Medicaid program. As a result of this reform activity the Company can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the Commonwealth of Massachusetts and the State of Michigan, are considering reductions in state Medicaid budgets.

   Health Planning Requirements

   Some of the states in which the Company operates, and many of the states where the Company may consider expansion opportunities, have health planning statutes which require that prior to the addition or construction of new beds, the addition of new services, the acquisition of certain medical equipment or certain capital expenditures in excess of defined levels, a state health planning agency must determine that a need exists for such new or additional beds, new services, equipment or capital expenditures. These state determination of need or certificate of need ("DoN") programs are designed to enable states to participate in certain federal and state health related programs and to avoid duplication of health services. DoN's typically are issued for a specified maximum expenditure, must be implemented within a specified time frame and often include elaborate compliance procedures for amendment or modification, if needed. Several states, including the Commonwealth of Massachusetts, have instituted moratoria on some types of DoN's or otherwise stated an intent not to grant approvals for certain health services. Such moratoria may adversely affect the Company's ability to expand in such states, but may also provide a barrier to entry to potential competitors.

   Licensure and Certification

   All of the Company's facilities must be licensed by state regulatory authorities. The Company's Franvale and Harbor Oaks facilities are certified for participation as providers in the Medicare and Medicaid programs.

   The Company's initial and continued licensure of its facilities, and certification to participate in the Medicare and Medicaid programs, depends upon many factors, including accommodations, equipment, services, patient care, safety, personnel, physical environment, the existence of adequate policies, procedures and controls and the regulatory process regarding the facility's initial licensure. Federal, state and local agencies survey facilities on a regular basis to determine whether such facilities are in compliance with governmental operating and health standards and conditions for participating in government programs. Such surveys include review of patient utilization and inspection of standards of patient care. The Company will attempt to ensure that its facilities are operated in compliance with all such standards and conditions. To the extent these standards are not met, however, the license of a facility could be restricted, suspended or revoked, or a facility could be decertified from the Medicare or Medicaid programs.

   Medicare Reimbursement

   Currently the only facilities of the Company that receive Medicare reimbursement are Franvale and Harbor Oaks. At Franvale 21.2% of revenues are derived from Medicare programs and at Harbor Oaks 11.1% of revenues are derived from Medicare programs. The Medicare program reimburses long-term care facilities for routine operating costs, capital costs and ancillary costs. Routine operating costs are subject to a routine cost limitation set for each location. Such routine cost limitations are not applicable for the first three years of the facility's operations. Owing to its high acuity patient population, Franvale has received an exception to this routine cost limit for calendar years 1993, 1994, 1995 and 1996. Capital costs include interest expenses, property taxes, lease payments and depreciation expense. Interest and depreciation are calculated based upon the original owner's historical cost (plus the cost of subsequent capital improvements) when changes in ownership have occurred or occur after July 1984. Ancillary costs are reimbursed at actual cost to Medicare beneficiaries based on prescribed cost allocation principles.

   On December 13, 1989, the Catastrophic Care Act of 1988 (the "Catastrophic Care Act") was repealed. Prior to the effective date of the Catastrophic Care Act, federal law provided, as a precondition to Medicare coverage of skilled nursing facility services, that the Medicare beneficiary must have been an inpatient in an acute care hospital for at least three days preceding admission to the nursing facility, with such admission occurring within thirty days after discharge from the acute care hospital. Because the
Catastrophic Care Act has been repealed, that precondition to Medicare coverage of skilled nursing facility services has been reinstated. However, the Catastrophic Care Act's expanded definition of skilled care, which increased beneficiaries' access to skilled nursing services, has been retained.

   The Medicare program generally reimburses psychiatric facilities pursuant to its prospective payment system ("PPS"), in which each facility receives an interim payment of its allowable costs during the year which is later adjusted to reflect actual allowable direct and indirect costs of services based upon the submission of a cost report at the end of each year. However, current Medicare payment policies allow certain psychiatric service providers an exemption from PPS. In order for a facility to be eligible for exemption from PPS, the facility must comply with numerous organizational and operational requirements. PPS-exempt providers are cost reimbursed, receiving the lower of reasonable costs or reasonable charges. The Medicare program fiscal intermediary pays a per diem rate based upon prior year costs, which may be retroactively adjusted upon the submission of annual cost reports.

   The Harbor Oaks facility is currently PPS-exempt. The amount of its cost-based reimbursement may be limited by the Tax Equity and Fiscal
Responsibility Act of 1982 ("TEFRA") and regulations promulgated thereunder. Generally, TEFRA limits the amount of reimbursement a facility may receive to a target amount per discharge, adjusted annually for inflation. This target amount is based upon a facility's reasonable Medicare operating cost divided by Medicare discharges, plus a per diem allowance for capital costs, during its base year of operations. It is not possible to predict the ability of Harbor Oaks to remain PPS-exempt or to anticipate the impact of TEFRA upon the reimbursement received by Harbor Oaks in future periods.

   In order to receive Medicare reimbursement, each participating facility must meet the applicable conditions of participation set forth by the federal government relating to the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with all state and local laws and regulations. In addition, Medicare regulations generally require that entry into such facilities be through physician referral. The Company must offer services to Medicare recipients on a non-discriminatory basis and may not preferentially accept private pay or commercially insured patients.

   Medicaid Reimbursement

   Currently the only facilities of the Company that receive reimbursement under any state Medicaid program are Franvale and Harbor Oaks. A portion of Medicaid costs are paid by states under the Medicaid program and the federal matching payments are not made unless the state's portion is made. Accordingly, the timely receipt of Medicaid payments by a facility may be affected by the financial condition of the relevant state.

   Harbor Oaks is a participant in the Medicaid  program  administered  by the
State of Michigan. Reimbursement is received on a per diem basis, inclusive of ancillary costs. The rate is determined by the state and is adjusted annually based on cost reports filed by the Company.

   The Franvale facility participates in the Medicaid program administered by the Commonwealth of Massachusetts. For 1996 and 1995, Massachusetts Medicaid continued to reimburse skilled nursing facilities on an acuity based prospective system. The 1996 and 1995 rates are based on costs reported and acuity data for 1993 and are adjusted by inflation factors. Under the rate formula established for 1997, Massachusetts nursing facilities received an average increase in their Medicaid rates of approximately 2.4%.

   Actual reimbursement of long-term care costs under the Massachusetts Medicaid program is based in part upon the acuity levels of individual patients. Any changes by the Commonwealth to the methods used to determine patient acuity will therefore affect Medicaid reimbursement to providers of long-term care. At this time the Company cannot predict the impact of future year rate changes on its operations.

   Payment to Medicaid providers in Massachusetts may be delayed or reduced due to budgetary constraints or limited availability of revenues due to general economic conditions affecting the Commonwealth. Such delays and reductions have occurred in the past and no assurance can be given that future reductions will not be made in the scope of covered services or the rate of increase in reimbursement rates, or that future reimbursement will be adequate to cover the provider's cost of providing service. The effect of such limitations or reductions will be to require management to carefully manage costs so that they will come within available reimbursement revenues, if possible.

   Fraud and Abuse Laws

   Various federal and state laws regulate the business relationships and payment arrangements between providers and suppliers of health care services, including employment or service contracts, and investment relationships. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes as well as similar state statutes (collectively, the "Fraud and Abuse Laws"), which prohibit the payment, receipt, solicitation or offering of any direct or indirect remuneration intended to induce the referral of patients, the ordering, arranging, or providing of covered services, items or equipment. Violations of these provisions may result in civil and criminal penalties and/or exclusion from participation in the Medicare, Medicaid and other government-sponsored programs. The federal government has issued regulations which set forth certain "safe harbors," representing business relationships and payment arrangements that can safely be undertaken without violation of the federal Fraud and Abuse Laws. Failure to fall within a safe harbor does not constitute a per se violation of the federal fraud and abuse laws. The Company believes that its business relationships and payment arrangements either fall within the safe harbors or otherwise comply with the Fraud and Abuse Laws.

Employees


      As of September 15, 1997, the Company had 523 employees, of which 10 were dedicated to Marketing , 152 (31 part time) to finance and administration and 361 (166 part time) to patient care. Of the Company's 523 employees, 389 are leased from Allied Resource Management of Florida, Inc. ("ARMFCO"), a wholly owned subsidiary of HRC ARMCO, Inc. (formerly known as Alliance Employee Leasing Corporation), a national employee leasing firm. The Company has elected to lease a substantial portion of its employees to provide more favorable employee health benefits at lower cost than would be available to the Company as a single employer and to eliminate certain administrative tasks which otherwise would be imposed on the management of the Company. The agreement provides that ARMFCO will administer payroll, provide for compliance with workers' compensation laws, including procurement of workers' compensation insurance and administering claims, and procure and provide designated employee benefits. The Company retains the right to reject the services of any leased employee and ARMFCO has the right to increase its fees at any time upon thirty days' written notice or immediately upon any increase in payroll taxes, workers' compensation insurance premiums or the cost of employee benefits provided to the leased employees.

   The Company believes that it has been successful in attracting skilled and experienced personnel; competition for such employees is intense, however, and there can be no assurance that the Company will be able to attract and retain necessary qualified employees in the future. None of the Company's employees are covered by a collective bargaining agreement. The Company believes that its relationships with its employees are good.

Insurance

   Each of the Company's facilities maintains separate professional liability insurance policies. Mount Regis, Harbor Oaks, Harmony Healthcare, Total Concept, NPP, BSC and PCV have coverage of $1,000,000 per claim and
$3,000,000 in the aggregate. Highland Ridge has limits of $1,000,000 per claim and $6,000,000 in the aggregate. Good Hope has coverage of $2,000,000 per claim and $6,000,000 in the aggregate. In addition, these entities maintain general liability insurance coverage in similar amounts. The Company's long-term care facility maintains general and professional liability coverage of $2,000,000, with a limit of $1,000,000 per claim and an aggregate of $5,000,000 excess coverage. PCV's two doctors are currently covered by their own malpractice policies

   The Company maintains $1,000,000 of directors and officers liability insurance coverage and $1,000,000 of general liability insurance coverage. The Company believes, based on its experience, that its insurance coverage is adequate for its business and that it will continue to be able to obtain adequate coverage.

Legal Proceedings

   The Company received a notice from Pioneer Health Care, Inc., a Massachusetts non-profit corporation demanding that the Company discontinue use of its PIONEER HEALTHCARE trademark upon the grounds that the mark infringes the rights of Pioneer Health Care, Inc. under applicable law. Pioneer Health Care, Inc. threatened to proceed with the necessary legal action to prevent the Company from using the PIONEER HEALTHCARE mark, and to seek a cancellation of the registration that has been issued by the U.S. Patent Trademark Office (the "PTO") to the Company for the PIONEER HEALTHCARE mark, unless the Company complied with this demand. The Company refused to comply with this demand, whereupon Pioneer Health Care, Inc. filed a petition in the PTO seeking the cancellation of the Company's registration of its PIONEER HEALTHCARE trademark. The Company thereupon commenced litigation in the United States District Court for the District of Massachusetts seeking a declaratory judgment that its use of the PIONEER HEALTHCARE trademark does not infringe any rights of Pioneer Health Care, Inc. under applicable law, and that it has the right to maintain its registration of that mark. Pioneer Health Care, Inc. has filed a counterclaim in that litigation seeking injunctive and monetary relief against the Company upon claims of trademark infringement, trademark dilution and unfair competition. The Company is defending itself vigorously against those claims. Proceedings upon the petition filed by Pioneer Health Care, Inc. in the PTO seeking the cancellation of the Company's registration of its PIONEER HEALTHCARE trademark have been stayed pending the resolution of the litigation between the parties. An adverse decision could result in money damages against the Company and required discontinuance by the Company of the PIONEER HEALTHCARE mark could result in costs to the Company which could have a material adverse effect on the Company.

   In January 1996, the Company received notice that Mullikin Medical Center, A Medica Group, Inc., located in Artesia, California, filed a petition with the PTO seeking cancellation of the registration of the PIONEER HEALTHCARE mark. This cancellation proceeding has been suspended pending the outcome of the proceedings described above.

                                  MANAGEMENT

Directors and Officers

   The directors and officers of the Company are as follows:

      Name                           Age         Position
_______________________              ____ _____________________________

Bruce A. Shear....................   42   Director, President and Chief
                                          Executive Officer
Robert H. Boswell.................   48   Executive Vice President
Paula C. Wurts                       48   Controller, Assistant Clerk and
                                          Assistant Treasurer
Gerald M. Perlow, M.D. (1)(2)        59   Director and Clerk
Donald E. Robar (1)(2)............   60   Director and Treasurer
Howard W. Phillips................   67   Director
William F. Grieco.................   44   Director
____________

(1) Member of Audit Committee.
(2) Member of Compensation Committee.

   All of the directors hold office until the annual meeting of stockholders next following their election, or until their successors are elected and qualified. The Compensation Committee reviews and sets executive compensation. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

   Information with respect to the business experience and affiliations of the directors and officers of the Company is set forth below.

   BRUCE A. SHEAR has been President, Chief Executive Officer and a Director of the Company since 1980 and Treasurer of the Company from September 1993 until February, 1996. From 1976 to 1980 he served as Vice President, Financial Affairs, of the Company. Mr. Shear has served on the Board of Governors of the Federation of American Health Systems for over ten years. Mr. Shear received an M.B.A. from Suffolk University in 1980 and a B.S. in Accounting and Finance from Marquette University in 1976.

   ROBERT H. BOSWELL has served as the Executive Vice President of the Company since 1992. From 1989 until the spring of 1994 Mr. Boswell served as the Administrator of the Company's Highland Ridge Hospital facility where he is based. Mr. Boswell is principally involved with the Company's substance abuse facilities. From 1981 until 1989, he served as the Associate Administrator at the Prevention Education Outpatient Treatment Program--the Cottage Program, International. Mr. Boswell graduated from Fresno State University in 1975 and from 1976 until 1978 attended Rice University's doctoral program in philosophy. Mr. Boswell is a Board Member of the National Foundation for Responsible Gaming and the Chair for the National Center for Responsible Gaming.

   PAULA C. WURTS has served as the Controller of the Company since 1989 and as Assistant Treasurer since 1993 and as Assistant Clerk since January, 1996. Ms. Wurts served as the Company's Accounting Manager from 1985 until 1989. Ms. Wurts received an Associate's degree in Accounting from the University of South Carolina in 1980, a B.S. in Accounting from Northeastern University in 1989 and passed the examination for Certified Public Accountants. She received a Master's Degree in Accounting from Western New England College in 1996.

   GERALD M. PERLOW, M.D. has served as a Director of the Company since May 1993 and as Clerk since February, 1996. Dr. Perlow is a cardiologist in private practice in Lynn, Massachusetts, and has been Associate Clinical Professor of Cardiology at the Tufts University School of Medicine since 1972. Dr. Perlow is a Diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine (with a subspecialty in cardiovascular disease) and a Fellow of the American Heart Association, the American College of Cardiology, the American College of Physicians and the Massachusetts Medical Center. From 1987 to 1990, Dr. Perlow served as the Director, Division of Cardiology, at AtlantiCare Medical Center in Lynn, Massachusetts. From October 30, 1996 to March 1, 1997, Dr. Perlow served as President and Director of Perlow Physicians, P.C. which has a management contract with BSC. Dr. Perlow received compensation of $8,333 for the period. Dr. Perlow received a B.A. from Harvard College in 1959 and an M.D. from Tufts University School of Medicine in 1963.

   DONALD E. ROBAR has served as a Director of the Company since 1985 and as the Treasurer since February, 1996. He served as the Clerk of the Company from 1992 to 1996. Dr. Robar has been a professor of Psychology since 1961, most recently at Colby-Sawyer College in New London, New Hampshire. Dr. Robar received an Ed.D. from the University of Massachusetts in 1978, an M.A. from Boston College in 1968 and a B.A. from the University of Massachusetts in 1960.

   HOWARD W. PHILLIPS has served as a Director of the Company since August 27, 1996 and has been employed by the Company as a public relations specialist since August 1, 1995. From 1982 until October 31, 1995, Mr.
Phillips was the Director of Corporate Finance for D.H. Blair Investment Corp. From 1969 until 1981, Mr. Phillips was associated with Oppenheimer & Co. where he was a partner and Director of Corporate Finance. Mr. Phillips currently is a member of the Board of Directors of Food Court Entertainment Network, Inc., an operator of shopping mall television networks, and Telechips Corp., a manufacturer of visual phones.

   WILLIAM F. GRIECO has served as a Director of the Company since February 18, 1997. Since November of 1995, he has served as Senior Vice President and General Counsel for Fresenius Medical Care North America. From 1989 until November of 1995, Mr. Grieco was a partner at Choate, Hall & Stewart, the Company's principal outside legal counsel. Mr. Grieco is a member of the Board of Directors of Fresenius National Medical Care Holdings, Inc. Mr. Grieco received a BS from Boston College in 1975, an MS in Health Policy and Management in 1978 and a JD from Boston College Law School in 1981.

Employment Agreements

   The Company has not entered into any employment agreements with its executive officers. The Company has acquired a $1,000,000 key man life insurance policy on the life of Bruce A. Shear.

Executive Compensation

      Two executive officers of the Company received compensation in the 1997 fiscal year which exceeded $100,000. The following table sets forth the compensation paid or accrued by the Company for services rendered to these executives in fiscal year 1997, 1996 and 1995:


                         Summary Compensation Table
                                                        Long Term
                                                       Compensation
                           Annual Compensation            Awards
                         _______________________       ____________

         (a)           (b)    (c)    (d)      (e)          (g)         (i)
      Name and                               Other     Securities   All Other
      Principal       Year  Salary  Bonus   Annual      Underlying Compensation
      Position               ($)     ($)  Compensatio  Options/SARs    ($)
                                              ($)           (#)
Bruce A. Shear.....   1997 $294,167    --  $12,633(1)          --          --
  President and       1996 $294,063    --  $10,818(2)          --          --
  Chief Executive     1995 $237,500    --  $ 8,412(3)          --          --
  Officer

Robert H. Boswell..   1997 $92,750     --  $ 6,000(4)       5,000     $ 6,821
  Executive Vice      1996 $80,667 $1,000  $23,750(5)       5,000     $11,250
  President           1995 $69,750     --  $ 6,000(4)      15,000     $28,050


(1) This amount represents (i) $2,687 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $6,769 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear, and (iii) $3,177 personal use of Company car held by Mr. Shear.

(2) This amount represents (i) $2,650 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $5,146 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear, and (iii) $3,022 for the personal use of a Company car held by Mr. Shear.

(3) This amount represents (i) $2,450 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $1,195 in premiums paid by the Company for club memberships used by Mr. Shear for personal activities and (iii) $4,767 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear.

(4) This amount represents (i) an automobile allowance

(5) This amount represents (i) $3,750 automobile allowance, and (ii)$20,000 net gain from the exercise of options and subsequent sale of stock.


Compensation of Directors

     Directors who are full time employees of the Company receive no compensation for services as members of the Board of Directors. Directors who are not employees of the Company receive a $2,500 stipend per year and $1,000 for each meeting of the Board of Directors which they attend. In fiscal year 1997 two members of the board of directors of the Company server on a board of directors of another entity. Mr. Phillips is a member of the Board of Directors of Food Court Entertainment Network, Inc., an operator of shopping mall television networks, and Telechips Corp., a manufacturer of visual phones. Mr. Grieco is a member of the Board of Directors of Fresenius National Medical Care Holdings, Inc

     In addition, directors of the Company are entitled to receive certain stock option grants under the Company's Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"). Pursuant to the Non-Employee Director Plan, in February 1997, Dr. Perlow, Dr. Robar and Mr. Grieco were each granted an option to purchase 2,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. Pursuant to the Company's 1993 Stock Plan, in February of 1997, Mr. Phillips was granted an option to purchase 2,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. All of these options are immediately exercisable for 25% of the shares with an additional 25% becoming exercisable on each of the first three anniversaries of the grant date.

     Additionally, pursuant to the Company's 1993 Stock Plan, in February 1997, each of Drs. Perlow and Robar and Messrs. Phillips and Grieco was granted an option to purchase 5,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. These options become exercisable six months after the date of the grant for 25% of the shares with an additional 25% becoming exercisable on each of the first three anniversaries of the grant date.

Stock Plan

     The Company's Stock Plan was adopted by the Board of Directors on August 26, 1993 and approved by the stockholders of the Company on November 30, 1993. The Stock Plan provides for the issuance of a maximum of 300,000 shares of the Class A Common Stock of the Company pursuant to the grant of incentive stock options to employees and the grant of nonqualified stock options or restricted stock to employees, directors, consultants and others whose efforts are important to the success of the Company.

     The Stock Plan is administered by the Board of Directors. Subject to the provisions of the Stock Plan, the Board of Directors has the authority to select the optionees or restricted stock recipients and determine the terms of the options or restricted stock granted, including: (i) the number of shares, (ii) option exercise terms, (iii) the exercise or purchase price (which in the case of an incentive stock option cannot be less than the market price of the Class A Common Stock as of the date of grant), (iv) type and duration of transfer or other restrictions and (v) the time and form of payment for restricted stock and upon exercise of options. Generally, an option is not transferable by the option holder except by will or by the laws of descent and distribution. Also, generally, no option may be exercised more than 60 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a period of one year following such termination.

     As of June 30, 1997, the Company had issued options to purchase a total of 207,000 shares of Class A Common Stock under the 1993 Stock Plan at a price per share ranging from $3.50 to $7.00 per share. On February 18, 1997, the Board of Directors repriced all outstanding options, other than options granted to members of the Board of Directors, at $3.50 per share. On August 1, 1997 the Company issued an additional 75,000 options at an exercise price of $2.63. Generally, options are exercisable upon grant for 25% of the shares covered with an additional 25% becoming exercisable on each of the first three anniversaries of the date of grant.

     During the fiscal year ended June 30, 1997 13,375 shares of Class A Common Stock were issued through the exercise of options by employees and 100 shares were issued to a former employee.

     The Company anticipates that the Board of Directors will approve a proposal to amend the 1993 Stock Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 300,000 shares to 400,000 shares.

Issuance of Restricted Stock

     On December 17, 1993, the Company issued 11,250 and 19,750 shares of the Company's Class A Common Stock to certain directors and officers of the Company, respectively, at a purchase price of $4.00 per share. The shares of restricted stock were issued pursuant to the Company's Stock Plan. Each purchaser paid to the Company 25% of the purchase price for his or her shares in cash, and the balance with a non-recourse note. The notes bear interest at 6% per year, are payable quarterly in arrears, and became due March 31, 1997. To secure the payment obligation under the non-recourse notes, shares paid for with these notes have been pledged to the Company. See "Certain Transactions." The notes reached maturity on March 31, 1997. Two employees were in default. Mark Cowell forfeited 6,925 shares and Joan Chamberlain forfeited 1,731 shares which are currently held as treasury stock..

Employee Stock Purchase Plan

     On October 18, 1995, the Board of Directors voted to provide employees who work in excess of 20 hours per week and more than five months per year rights to elect to participate in an Employee Stock Purchase Plan (the "Plan") which became effective February 1, 1996. No more than 100,000 shares may be sold under this Plan. The price per share shall be the lesser of 85% of the average of the bid and ask price on the first day of the plan period and the last day of the plan period. An offering period under the plan began on February 1, 1996 and ended on January 31, 1997. Seventeen employees purchased an aggregate of 9,452 shares of Class A Common Stock. A new offering commenced on February 1, 1997 and will end on January 31, 1998. There are thirty employees participating in the second offering under this plan.

     The Company anticipates that the Board of Directors will approve a proposal to amend The Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 100,000 shares to 150,000 shares.

Non-Employee Director Stock Plan

     The Company's Non-Employee Director Stock Plan (the "Director Plan") was adopted by the directors on October 18, 1995 and approved by the Stockholders of the Company on December 15, 1995. Non-qualified options to purchase a total of 30,000 shares of Class A Common Stock are available for issuance under the Director Plan.

     The Director Plan is administered by the Board of Directors or a committee of the Board. Under the Director Plan, each director of the Company who was a director at the time of adoption of the Director Plan and who was not a current or former employee of the Company received an option to purchase that number of shares of Class A Common Stock as equals 500 multiplied by the years of service of such director as of the date of the grant. At the first meeting of the Board of Directors subsequent to each annual meeting of stockholders, each non-employee director is granted under the Director Plan an option to purchase 2,000 shares of the Class A Common Stock of the Company. The option exercise price is the fair market value of the shares of the Company's Class A Common Stock on the date of grant. The options are non-transferable and become exercisable as follows: 25% immediately and 25% on each of the first, second and third anniversaries of the grant date. If an optionee ceases to be a member of the Board of Directors other than for death or permanent disability, the unexercised portion of the options, to the extent unvested, immediately terminate, and the unexercised portion of the options which have vested lapse 180 days after the date the optionee ceases to serve on the Board. In the event of death or permanent disability, all unexercised options vest and the optionee or his or her legal representative has the right to exercise the option for a period of 180 days or until the expiration of the option, if sooner.

     On January 23, 1996, a total of 5,500 shares were issued under the Director Plan at an exercise price of $6.63 per share. In February, 1997, a total of 6,000 shares were issued under the Director Plan at an exercise price of $3.50 per share. As of March 31, 1997, none of these options had been exercised.

     The Company anticipates that the Board of Directors will approve a proposal to amend the Director Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 30,000 shares to 50,000 shares.

   The following table provides information about options granted to the named executive officers during fiscal 1997 under the Company's Stock Plan, Employee Stock Purchase Plan and Non-Employee Director Stock Plan.

                                  Individual Grants
                                  _________________

        (a)             (b)         (c)             (d)         (e)
                    Number of     % of
                    Securities    Total
                    Underlying    Options/SAR's   Exercise
                    Options/SARs  Granted         or Base      Expiration
       Name         Granted (#)   to Employees    Price          Date
                                  in Fiscal      ($/Share)
                                   Year
  ____________    _____________  _____________  ___________     ____________

Bruce A. Shear...         --         --              --                  --
Robert H. Boswell      5,000       9.7%           $3.50           2/18/2002


   The following table provides information about options exercised by the named executive officers during fiscal 1997 and the number and value of options held at the end of fiscal 1997.


          (a)               (b)       (c)          (d)              (e)
                                                Number of         Value of
                                                Securities      Unexercised
                         Shares                 Underlying      In-the-Money
                         Acquired     Value     Unexercised    Options/SARs at
          Name             on        Realized  Options/SARs       FY-End ($)
                       Exercise (#)     ($)     at FY-End (#)    Exercisable/
                                                Exercisable/     Unexercisable
                                                Unexercisable
        ______          _________  ________  _______________    _______________

Bruce A. Shear........      --        --            --               --
Robert H. Boswell.....       0        $0       34,000/6,250        $0/$0



Certain Relationships and Related Transactions

         For approximately the last ten years, Bruce A. Shear, a director and the President and Chief Executive Officer of the Company, and persons affiliated and associated with him have made a series of unsecured loans to the Company and its subsidiaries to enable them to meet ongoing financial commitments. The borrowings generally were entered into when the Company did not have financing available from outside sources and, in the opinion of the Company, were entered into at market rates given the financial condition of the Company and the risks of repayment at the time the loans were made. As of June 30, 1997, the Company owed an aggregate of $75,296 to related parties.


      During the period ended June 30, 1997, the Company paid Mr. Shear and affiliates approximately $111,971 in principal and accrued interest under various notes. As of June 30, 1997, the Company owed Bruce A. Shear $55,296 on a promissory note, which is dated March 31, 1994, matures on December 31, 1998 and bears interest at the rate of 8% per year, payable quarterly in arrears, and requires repayments of principal quarterly in equal installments.

Compliance with Section 16(a) of the Exchange Act

   In fiscal year 1997, both Mr. Grieco and Mr. Phillips failed to timely file Form 3 upon joining the Company's Board of Directors. In addition, Dr. Robar, Mr. Boswell, Ms. Wurts and Mr. Phillips each filed a Form 4 relating solely to the grant of options outside of the prescribed time limits. These grants, however, could have been reported on Form 5, in which case they would not have been due until August 14, 1997. Additionally, for fiscal year 1997, Dr. Robar failed to timely file a Form 4 relating to the sale of the Company's Class A Common Stock and Mr. Boswell and Ms. Wurts each failed to timely file a Form 4 relating to the purchase of the Company's Class A Common Stock.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of shares of the Company's Class A Common Stock and Class B Common Stock (the only classes of capital stock of the Company currently outstanding) as of October 27, 1997 by (i) each person known by the Company to beneficially own more than 5% of any class of the Company's voting securities, (ii) each director of the Company, (iii) each of the named executive officers as defined in 17 CFR 228.402(a)(2) and (iv) all directors and officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. In preparing the following table, the Company has relied on the information furnished by the persons listed below:

                            Name and Address     Amount and     Percent of
      Title of Class         of Beneficial         Nature       Class (11)
                                 Owner         of Beneficial
                                                   Owner
     _______________       _________________   ______________   _____________

Class A Common Stock ...   Gerald M. Perlow                         *
                           c/o PHC, Inc.
                           200 Lake Street       16,000(1)
                           Peabody, MA
                           01960
                           Donald E. Robar        9,250(2)          *
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA
                           01960
                           Bruce A. Shear         17,500(3)         *
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA
                           01960
                           Robert H. Boswell     31,824(4)          *
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA
                           01960
                           Howard W. Phillips    38,004(5)          *
                           P. O. Box 2047
                           East Hampton,
                           NY   11937
                           William F. Grieco    59,780(6)(7)       1.3%
                           115 Marlborough
                           Street
                           Boston, MA   02116
                           J. Owen Todd          59,280(7)         1.3%
                           c/o Todd and Weld
                           1 Boston Place
                           Boston, MA  02108
                           All Directors and     188,283(8)        3.9%
                           Officers as a
                           Group (7 persons)
Class B Common Stock (9)   Bruce A. Shear       671,259(10)       91.9%
                           c/o PHC, Inc.
                           200 Lake Street
                           Peabody, MA
                           01960
                           All Directors and      671,259         91.9%
                           Officers as a
                           Group (7 persons)
_________________________

*    Less than 1%.
(1) Includes 6,000 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $3.50 to $6.63 per share.
(2) Includes 7,750 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $3.50 to $6.63 per share.
(3) Includes 12,500 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price of $2.63 per share. Excludes an aggregate of 59,280 shares of Class A Common Stock owned by the Shear Family Trust and the NMI Trust, of which Bruce
     A. Shear is a remainder beneficiary.
(4) Includes an aggregate of 30,250 shares of Class A Common Stock issuable pursuant to currently exercisable stock options at an exercise price range of $2.63 to $3.50 per share.
(5) Includes 37,504 shares issuable upon the exercise of a currently exercisable Unit Purchase Option for 18,752 Units, at a price per unit of $5.60, of which each unit consists of one share of Class A Common Stock and one warrant to purchase an additional share of Class A Common Stock at a price per share of $7.50 and 500 shares issuable pursuant to currently exercisable stock options having an exercise price of $3.50 per share.
(6) Includes 500 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price of $3.50 per share
(7)  Messrs.  Todd  and  Grieco  are  the two  trustees  of the  Trusts  which collectively hold 72,453 shares of the Company's outstanding Common Stock. Gertrude Shear, Bruce A. Shear's mother, is the lifetime beneficiary of the Trusts. In addition to the shares held by the Trusts, to the best of the Company's knowledge, Gertrude Shear currently owns less than 1% of the Company's outstanding Class B Common Stock.
(8) Includes an aggregate of 71,500 shares issuable pursuant to currently exercisable stock options. Of those options, 2,750 have an exercise price of $6.63 per share, 51,250 have an exercise price of $3.50 per share and 17,500 have an exercise price of $2.63. Also includes 37,504 shares issuable upon the exercise of the Unit Purchase Option as described in (5)..
(9) Each share of Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer thereof or at any time at the option of the holder.
(10) Includes 56,369 shares of Class B Common Stock pledged to Steven J. Shear of 2 Addison Avenue, Lynn, Massachusetts 01902, Bruce A. Shear's brother, to secure the purchase price obligation of Bruce A. Shear in connection with his purchase of his brother's stock in the Company in December 1988. In the absence of any default under this obligation, Bruce A. Shear retains full voting power with respect to these shares.

(11) Represents percentage of equity of class, based on numbers of shares listed under the column headed "Amount and Nature of Beneficial Ownership". Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to five votes per share on all matters on which stockholders may vote (except that the holders of the Class A Common Stock are entitled to elect two members of the Company's Board of Directors and holders of the Class B Common Stock are entitled to elect all the remaining members of the Company's Board of Directors).

     Based on the number of shares listed under the column headed "Amount and Nature of Beneficial Ownership," the following persons or groups held the following percentages of voting rights for all shares of common stock combined as of October 27, 1997:

           Bruce A. Shear .........................................40.45%
           J. Owen Todd..............................................0.7%
           William F. Grieco.........................................0.7%
           All Directors and Officers as a Group (7 persons)       42.50%



                           SELLING SECURITY HOLDERS

     The following table sets forth the ownership of the shares offered pursuant to this Prospectus by the Selling Security Holders as of the dates such information was provided to the Company. The information contained in the following table is based on the Company's records and on information provided by the Selling Security Holders. Since the dates such information was provided to the Company, such information may have changed. Except as otherwise noted in the footnotes to the following table, none of the Selling Security Holders has had any position, office or material relationship with the Company or affiliates during the past three years.


-------------------------------------------------------------------------------
 Name of Selling   Number of Shares  Number of Shares    Number of Shares of
 Security Holder      of Class A        of Class A      Class A Common Stock
                     Common Stock      Common Stock       Owned after the
                         Owned            Offered             Offering
                      Before the
                       Offering
-------------------------------------------------------------------------------
 Infinity Investors     889,079         889,079(1)                0
   Ltd.
-------------------------------------------------------------------------------
 Seacrest Capital       592,617         592,617(2)                0
   Limited.
 ------------------------------------------------------------------------------
 Alpine Capital          25,000          25,000(3)                0
   Partners, Inc.
------------------------------------------------------------------------------
 Barrow Street            3,000           3,000(4)                0
   Research, Inc.
-------------------------------------------------------------------------------
 Leon Rubenfaer,          6,000           6,000(5)                0
   M.D.
-------------------------------------------------------------------------------

Alan Rickfelder,          9,000           9,000(6)                0
   Ph.D.
-------------------------------------------------------------------------------
Mukesh Patel, M.D.       32,250          32,250(7)                0
-------------------------------------------------------------------------------
Himanshu Patel,          32,250          32,250(7)                0
   M.D.
-------------------------------------------------------------------------------
Irwin Mansdorf,         120,375         114,375(8)                6,000
  Ph.D.
------------------------------------------------------------------------------
Yakov Burstein,          45,625          35,625(9)                10,000
  Ph.D.
-------------------------------------------------------------------------------
C.C.R.I. Coporation     160,000         160,000(10)               0
-------------------------------------------------------------------------------

(1) Consists only of 799,079 shares of Class A Common Stock issued upon the conversion of a 7% convertible debenture due December 31, 1998 in the principal amount of $1,875,000 and 90,000 shares of Class A Common Stock issuable upon the exercise of a warrant at an exercise price of $2.00 per share. The debentures were converted into Class A Common Stock from July 8, 1997 through August 20, 1997 at prices ranging from $2.310 through $2.964 share.

(2) Consists only of 532,617 shares of Class A Common Stock issued upon the conversion of a 7% convertible debenture due December 31, 1998 in the principal amount of $1,250,000 and 60,000 shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to Seacrest Capital Limited at an exercise price of $2.00 per share. The debentures were converted into
Class  A  Common  Stock  from July 8, 1997   through August 20, 1997 at prices
ranging from $2.310 through $2.964 share.

(3) Consists of shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to Alpine Capital Partners, Inc. for consulting services at an exercise price of $6.88 per share. The warrant may be exercised in whole or in part any time prior to October 7, 2001. Alpine Capital Partners, Inc. may not sell in excess of 5,000 shares of Class A Common Stock in any thirty day period without the written consent of the Company.

(4) Consists of shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to Barrow Street Research, Inc. for investor relation services at an exercise price of $2.50 per share. The warrant may be exercised in whole or in part at any time prior to February 18, 2002.

(5) Consists of shares of Class A Common Stock issued to Leon Rubenfaer, M.D. pursuant to Section 3.1 of an Asset Purchase Agreement for NPP dated May 24, 1996 and entered into by and between certain persons and entities, including Leon Rubenfaer, M.D., Alan Rickfelder, Ph.D. and the Company.

(6) Consists of shares of Class A Common Stock issued to Alan Rickfelder, Ph.D. pursuant to Section 3.1 of an Asset Purchase Agreement for NPP dated May 24, 1996 and entered into by and between certain persons and entities, including Leon Rubenfaer, M.D., Alan Rickfelder, Ph.D. and the Company.

(7) Consists of shares of Class A Common Stock issued to Mukesh Patel, M.D. and to Himanshu Patel, M.D. by the Company pursuant to Section 2.3 of a Stock Exchange Agreement for PCV dated January 17, 1997 entered into by and between Mukesh Patel, M.D., Himanshu Patel, M.D. and the Company.

(8) Consists of 114,375 shares of Class A Common Stock issued to Irwin Mansdorf by the Company pursuant to an Agreement and Plan of Merger dated October 31, 1996 and entered into by and between the Company, BSC-NY, Inc., Behavioral Stress Center, Inc., Irwin Mansdorf and Yakov Burstein. Pursuant to a Registration Rights Agreement entered into by and among, Irwin Mansdorf, Yakov Burstein and the Company, Dr. Mansdorf may not sell in the aggregate in excess of 5,000 shares of Class A Common Stock during any calendar month.

(9) Consists of 35,625 shares of Class A Common Stock issued to Yakov Burstein by the Company pursuant to an Agreement and Plan of Merger dated October 31, 1996 and entered into by and between the Company, BSC-NY, Inc., Behavioral Stress Center, Inc., Irwin Mansdorf and Yakov Burstein. Pursuant to a Registration Rights Agreement entered into by and among, Irwin Mansdorf, Yakov Burstein and the Company, Dr. Burstein may not sell in the aggregate in excess of 5,000 shares of Class A Common Stock during any calendar month.

(10) Consists of 160,000 shares of Class A Common Stock issuable upon the exercise of a warrant issued by the Company to C.C.R.I Corporation at an exercise price of $2.62 per share. The warrant is exercisable as to 40,000 shares of Class A Common Stock at any time prior to March 3, 2002. The warrant becomes exercisable as to an additional 40,000 shares of Class A Common Stock on July 3, 1997 provided that the closing price of the Company's Class A Common Stock as reported by the Nasdaq SmallCap Market has been in excess of $5.62 for ten days prior to July 3, 1997. The warrant becomes exercisable as to an additional 40,000 shares of Class A Common Stock on October 3, 1997 provided that the closing price of the Company's Class A Common Stock as reported by the Nasdaq Small Cap Market has been in excess of $7.62 for 10 days prior to October 3, 1997. The warrant becomes exercisable as to an additional 40,000 shares of Class A Common Stock on January 3, 1998 provided that the closing price of the Company's Class A Common Stock as reported by the Nasdaq SmallCap Market has been in excess of $9.62 for 10 days prior to January 3, 1998. In the event that any of the shares do not become exercisable by their target dates, such shares shall become exercisable retroactively if the respective target prices of the Company's Class A Common Stock are achieved by March 3, 1998. All shares which become exercisable by March 3, 1998 may be exercised at any time prior to March 3, 2002. The warrant shall terminate with respect to such shares which do not become exercisable by March 3, 1998. C.C.R.I. Corporation may not sell in excess of 5,000 shares on any single day or 20,000 shares in any single month without the prior consent of the Company.

                             PLAN OF DISTRIBUTION

     The shares of Class A Common Stock offered by this Prospectus may be sold from time to time by the Selling Security Holders or by transferees thereof. No underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the shares offered by this Prospectus by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to prevailing market prices, or negotiated prices. Underwriter's discounts and usual and customary or specifically negotiated brokerage fees or commissions may be paid by a Selling Security Holder in connection with sales of the shares.

     In order to comply with certain state securities laws, if applicable, the shares of Class A Common Stock offered by this Prospectus will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, such shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares of Class A Common Stock offered by this Prospectus may not simultaneously engage in market-making activities with respect to such shares for a period of two to nine business days prior to the commencement of such distribution. In addition to, and without limiting the foregoing, each of the selling Security Holders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, rules 10b-2, 10b-6, and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares by the Selling Security Holders or any such other person. All of the foregoing may affect the marketability of the shares.

     Pursuant to a Registration Rights Agreement between the Company and Infinity Investors Ltd. ("Infinity") and Seacrest Capital Limited ("Seacrest") (the "Infinity/Seacrest Agreement"), the Company will pay all the fees and expenses incident to the registration of the shares owned by them and offered by this Prospectus (other than underwriting discounts and commissions, if any, and counsel fees and expenses in excess of $10,000, if any). The Company was required, pursuant to the Registration Rights Agreement, to prepare and file with the Commission the Registration Statement of which this Prospectus forms a part, pursuant to Rule 415 under the Act, with respect to all of the shares of Class A Common Stock covered by this Prospectus and owned by Infinity and Seacrest. Pursuant to the Infinity/Seacrest Agreement, the Company agreed to maintain the effectiveness of the Registration Statement for a maximum of 180 days from the date the Registration Statement is declared effective.

     Pursuant to a Registration Rights Agreement between the Company and Irwin Mansdorf ("Mansdorf") and Yakov Burstein ("Burstein") (the
"Mansdorf/Burstein Agreement"), the Company will pay all the fees and expenses incident to the registration of the shares owned by them and offered by this Prospectus (other than underwriting discounts and commissions, if any, and counsel fees and expenses in excess of $5,000, if any). The Company was required, pursuant to the Registration Rights Agreement, to prepare and file with the Commission the Registration Statement of which this Prospectus forms a part, pursuant to Rule 415 under the Act, with respect to all of the shares of Class A Common Stock covered by this Prospectus and owned by Mansdorf and Burstein. Pursuant to the Mansdorf/Burstein Agreement, the Company agreed to maintain the effectiveness of the Registration Statement for a maximum of 24 months following the issuance of the Shares which are the subject of such registration, or, if sooner, the date following the date that all Registrable Securities covered by such registration have been sold pursuant to the provisions of Rule 144.

     Pursuant to both of the Registration Rights Agreements described above, the Company has agreed to indemnify Infinity, Seacrest, Mansdorf and Burstein against certain liabilities, including liabilities under the Act. In addition, each of Infinity, Seacrest, Mansdorf and Burstein has agreed to indemnify the Company against certain liabilities, including liabilities under the Act. Such Registration Rights Agreements, also provide for rights of contribution if such indemnification is not available.

                           DESCRIPTION OF SECURITIES


                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Choate, Hall & Stewart, Boston, Massachusetts.


                                    EXPERTS

   The financial statements of PHC, Inc. as of June 30, 1997 and 1996 and for the years ended June 30, 1997 and 1996 appearing in this Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon, and are included herein and therein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.


                            ADDITIONAL INFORMATION

   The Company has filed with the Commission a Registration Statement on Form SB-2 under the Act with respect to the shares offered hereby. This
Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares, reference is hereby made to the Registration Statement, exhibits and schedules which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reference is made to the copies of any contracts or other documents filed or incorporated by reference as exhibits to the Registration Statement.

                          DESCRIPTION OF SECURITIES

The Company is authorized to issue up to 20,000,000 shares of Class A Common Stock, $.01 par value, 2,000,000 shares of Class B Common Stock, $.01 par value, 200,000 shares of Class C Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value. As of October 31, 1997, the Company had 109 record holders of its Class A Common Stock and 321 record holders of its Class B Common Stock the only classes of equity securities outstanding as of such date.

Common Stock

     The Company has authorized three classes of Common Stock, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock. Subject to any preferential rights in favor of the holders of the Preferred Stock, the holders of the Common Stock are entitled to dividends when, as and if declared by the Company's Board of Directors. Holders of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are entitled to share equally in such dividends, except that stock dividends (which shall be at the same rate) shall be payable only in Class A Common Stock to holders of Class A Common Stock, only in Class B Common Stock to holders of Class B Common Stock and only in Class C Common Stock to holders of Class C Common Stock.

     On liquidation of the Company, after there shall have been set aside for the holders of Preferred Stock, if any, the full preferential amount to which they may be entitled, the net assets of the Company remaining available for distribution to stockholders shall be distributed equally to each share of Class A Common Stock, Class B Common Stock and Class C Common Stock.

     Subject to all the rights which may be granted to holders of the Company's Preferred Stock, if any, and as otherwise required by Massachusetts law, a description of the preferences, voting powers, qualifications and special or relative rights and privileges of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock is set forth below. Except as otherwise stated below and as otherwise required by Massachusetts law, each share of Class A Common Stock, Class B Common Stock and Class C Common Stock has identical powers, preferences and rights.

     Class A Common Stock

     The Class A Common Stock is entitled to one vote per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law and except that the holders of the Class A Common Stock are entitled to elect two members to the Company's Board of Directors.

     The Class A Common Stock is non-redeemable and non-convertible and has no pre-emptive rights. The shares of Class A Common Stock offered hereby will be fully paid and non-assessable.

     Class B Common Stock

     The Class B Common Stock is entitled to five votes per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law. The holders of the Class B Common Stock are also entitled to elect all of the remaining members of the Board of Directors in excess of the two directors elected by the holders of Class A Common Stock.

     The Class B Common Stock is non-redeemable and has no pre-emptive rights.

     Each share of Class B Common Stock is convertible, at the option of its holder, into a share of Class A Common Stock. In addition, each share of Class B Common Stock is automatically convertible into one fully-paid and non-assessable share of Class A Common Stock (i) upon its sale, gift or transfer to a person who is not an affiliate of the initial holder thereof or
(ii) if transferred to such an affiliate, upon its subsequent sale, gift or other transfer to a person who is not an affiliate of the initial holder. Shares of Class B Common Stock that are converted into Class A Common Stock will be retired and canceled and shall not be reissued.

     All of the outstanding shares of Class B Common Stock are fully paid and nonassessable.

     Class C Common Stock

     The Class C Common Stock is non-voting except as otherwise required by law. The Class C Common Stock is non-redeemable and has no pre-emptive rights. Since the Company failed to meet earnings targets as specified in its March 3, 1994 Prospectus, all outstanding Class Common Stock was cancelled as of September 28, 1997.

Preferred Stock

     The Board of Directors is authorized, subject to the limitations prescribed by law and the Company's Articles of Organization, to issue the Preferred Stock in one or more classes or series and to determine, with respect to any series so established, the preferences, voting powers, qualifications and special or relative rights of the established class or series. The Board of Directors may make this determination and issue shares of Preferred Stock without any prior consent or approval from the holders of the Company's Common Stock for up to the 1,000,000 shares of Preferred Stock which are currently authorized. No shares of the Company's Preferred Stock are currently outstanding.

Massachusetts Law and Certain Charter Provisions

Anti-Takeover Measures

     In addition to the directors' ability to issue shares of Preferred Stock in series, the Company's Restated Articles of Organization and By-Laws contain several other provisions that are commonly considered to have an anti-takeover effect. The Company's Restated Articles of Organization include a provision prohibiting shareholder action by written consent except as otherwise provided by law. Under Massachusetts law, action taken by shareholders without a meeting requires their unanimous written consent. Additionally, under the Company's By-Laws, the directors may enlarge the size of the Board and fill any vacancies on the Board.

     Under Massachusetts law, any corporation which has a class of voting securities registered under the Exchange Act is required to classify its board of directors, with respect to the time for which they severally hold office, into three classes, unless the board of directors of such corporation or the stockholders by a vote of two-thirds of the shares outstanding, adopts a vote providing that the corporation shall be exempt from the foregoing provision. A provision classifying the Board of Directors is commonly considered to have an anti-takeover effect. The Company's Board of Directors has voted to exempt the Company from this provision.

     The Company, as a Massachusetts corporation, is subject to the Massachusetts Business Combination statute and to the Massachusetts Control Share Acquisition statute. Under the Massachusetts Business Combination statute, a person (other than certain excluded persons) who acquires 5% or more of the stock of a Massachusetts corporation without the approval of the Board of Directors (an "Interested Shareholder"), may not engage in certain transactions with the corporation for a period of three years. There are certain exceptions to this prohibition; for example, if the Board of Directors approves the acquisition of stock or the transaction prior to the time that the person became an Interested Shareholder, or if the Interested Shareholder acquires 90% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and stock held by certain employee stock plans) in one transaction, or if the transaction is approved by the Board of Directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the Interested Shareholder.

     Under the Massachusetts Control Share Acquisition statute, a person (the "Acquiror") who makes a bona fide offer to acquire, or acquires, shares of a corporation's common stock that when combined with shares already owned, would increase the Acquiror's ownership to at least 20%, 33 1/3%, or a majority of the voting stock of such corporation, must obtain the approval of a majority of shares held by all shareholders except the Acquiror and the officers and inside directors of the corporation in order to vote the shares acquired. The statute does not require the Acquiror to consummate the purchase before the shareholder vote is taken.

     The foregoing provisions of Massachusetts law and the Company's Restated Articles of Organization and By-Laws could have the effect of discouraging others from attempting unsolicited takeovers of the Company and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Company's Common Stock that might result from actual or rumored unsolicited takeover attempts. Such provisions may also have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

     American Stock Transfer & Trust Company, New York, New York, serves as the Company's Transfer Agent.

NASDAQ System Quotation

     Application has been made to approve the shares being offered hereby for quotation on NASDAQ under the trading symbol PIHC.


                 INDEMNIFICATION FOR SECURITIES ACT VIOLATIONS

     Section 6 of the Company's Restated Articles of Organization provides, in part, that the Company shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such person may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Company during his or her term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

     In addition, the Restated Articles of Organization of the Company, under authority of the Business Corporation Law of the Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to, the declaration of a dividend, repurchase of shares, distribution or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Item 22 - Financial Statements

    PHC, INC. AND SUBSIDIARIES

         Contents

         Consolidated Financial Statements

   Independent auditors' report                                 F-2

   Balance sheets as of June 30, 1997 and 1996                  F-3

   Statements of operations for the years ended
    June 30, 1997 and 1996                                      F-4

   Statements of changes in stockholders' equity for the
    years ended June 30, 1997 and 1996                          F-5

   Statements of cash flows for the years ended June 30,        F-6
    1997 and 1996

   Notes to financial statements                                F-7

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
PHC, Inc.
Peabody, Massachusetts


We have audited the accompanying consolidated balance sheets of PHC, Inc. and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the consolidated financial position of PHC, Inc. and subsidiaries at June 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years then ended in conformity with generally accepted accounting principles.



Richard A. Eisner & Company, LLP

Cambridge, Massachusetts
September 19, 1997





                                                                            F2

PHC, INC.  AND SUBSIDIARIES

Consolidated Balance Sheets                                    June 30,
                                                         _________________
                                                         1997         1996
                                                  _____________________________
  Current assets:
    Cash and cash equivalents                      $   905,692     $   293,515

   Accounts receivable, net of allowance for
      bad debts of $2,982,138 at June 30, 1997 and
      $1,492,983 at  June 30, 1996
      (Notes A, C and M)                            10,650,368       8,866,065
   Prepaid expenses                                    375,382         259,893
   Other receivables and advances                      260,212          66,513
   Deferred income tax asset (Note F)                  515,300         515,300
   Other receivables, related party (Note L)            80,000
                                                   ____________    ____________
    Total current assets                            12,786,954      10,001,286

Accounts receivable, noncurrent                        605,000         740,000
Loans receivable                                       134,284         113,805
Property and equipment, net (Notes A and B)          8,408,211       7,884,063
Deferred income tax asset (Note F)                     154,700         154,700
Deferred financing costs, net of amortization          751,325         772,823
Goodwill, net of accumulated amortization (Note A)   1,644,252         841,413
Restricted deposits and funded reserves                170,874
Other assets (Note A)                                  222,032         252,445
Net assets of operations held for sale (Note J)                         56,682
Other receivables, noncurrent, related party
 (Note L)                                            2,983,177
                                                   ____________   ____________
                                                   $27,860,809     $20,817,217
                                                   ____________   ____________
LIABILITIES
Current liabilities:
   Accounts payable                                $ 4,171,334     $ 3,127,052
   Notes payable - related parties (Note E)             51,600          56,600
   Current maturities of long-term debt (Note C)       580,275         403,894
   Revolving credit note and secured term note       1,789,971
   Current portion of obligations under capital
     leases (Note D)                                   139,948          88,052
   Accrued payroll, payroll taxes and benefits         703,842         715,515
   Accrued expenses and other liabilities              587,024         738,784
                                                   ____________   ____________
      Total current liabilities                      8,023,994       5,129,897
                                                   ____________   ____________
Long-term debt and accounts payable (Note C)         9,759,601       7,754,262
Obligations under capital leases (Note D)            1,594,562       1,468,475
Notes payable - related parties (Note E)                23,696          47,394
Convertible debentures ($3,125,000 less discount
  $390,625)(Note C)                                  2,734,375
                                                   ____________   ____________

      Total noncurrent liabilities                  14,112,234       9,270,131
                                                   ____________   _____________
      Total liabilities                             22,136,228      14,400,028
                                                   ____________   _____________
Commitments and contingent liabilities
  Notes A, G, H, K, L and M)

STOCKHOLDERS' EQUITY (Notes H and K)
Preferred stock, $.01 par value; 1,000,000
  shares authorized, 500 shares issued and
  outstanding in 1997 (liquidation preference
  $504,333)                                                  5
Class A common stock, $.01 par value; 20,000,000
  shares authorized, 2,877,836 and 2,293,568 shares
  issued and outstanding in 1997 and 1996,
  respectively                                          28,778          22,936
Class B common stock, $.01 par value; 2,000,000 shares
  authorized, 730,360 and 812,237 issued and
  outstanding in 1997 and 1996, respectively    .
  convertible into one share of Class A common stock     7,304           8,122
Class C common stock, $.01 par value; 200,000 shares
  authorized, 199,816 shares issued and outstanding
  in 1997 and 1996                                       1,998           1,998
Additional paid-in capital                          10,398,630       8,078,383
Notes receivable related to purchase of 31,000
  shares of Class A common stock                                       (63,928)
Treasury stock, 8,656 shares at cost                   (37,818)
Accumulated deficit                                 (4,674,316)     (1,630,322)
                                                   ____________    ____________

      Total stockholders' equity                     5,724,581       6,417,189
                                                   ____________    ____________
                                                    $27,860,809     $20,817,217
                                                   ____________    ____________

See notes to financial statements                                           F-3

PHC, INC.  AND SUBSIDIARIES

Consolidated Statements of Operations

                                                            Year Ended
                                                              June 30,
                                                       _______________________

                                                           1997       1996
                                                       _______________________
Revenues:
   Patient care, net (Note A)                         $26,007,333  $21,569,594
   Management fees (Note L)                               597,278
   Other                                                  629,761      233,164
                                                      ___________  ___________

      Total revenue                                    27,234,372   21,802,758
                                                      ___________  ___________
Operating expenses:
   Patient care expenses                               14,436,784   12,004,383
   Cost of management contracts                           324,440      146,407
   Provision for doubtful accounts                      3,397,693    1,894,087
   Administrative expenses                             10,341,973    7,800,715
                                                      ___________  ___________
      Total operating expenses                         28,500,890   21,845,592
                                                      ___________  ___________

Loss from operations                                   (1,266,518)     (42,834)
                                                       __________   __________
Other income (expense):
Interest income                                           201,286       14,486
Other income, net                                         490,327      211,292
Start-up costs (Note A)                                               (128,313)
Interest expense                                       (2,094,301)    (863,484)
Gain from operations held for Sale (Note J)                26,853       11,947
                                                       ___________  ___________
      Total other expense                              (1,375,835)    (754,072)
                                                       ___________  ___________
Loss before income taxes (benefit)                     (2,642,353)    (796,906)
Income taxes (benefit) (Note F)                           197,311     (211,591)
                                                      ___________  ___________
Net Loss                                              $(2,839,664)   $(585,315)
                                                      ___________  ___________
Net loss per share (Note A)                                 $(.87)       $(.22)
                                                      ___________  ___________
Weighted average number of shares outstanding           3,270,175    2,709,504
                                                      ___________  ___________
See notes to financial statements

PHC, INC.  AND SUBSIDIARIES

Consolidated Statements of Changes In Stockholders' Equity



                           Class A          Class B         Class C
                        Common Stock     Common Stock     Common Stock
                       Shares   Amount  Shares  Amount   Shares  Amount


Balance - June 30,
  1995                1,504,662 $15,047 898,795  $8,988 199,966  $2,000
Payment of notes
  receivable
Conversion of shares     86,554     866 (86,558)   (866)   (150)     (2)
Exercise of options      22,500     225
Issuance of stock
  for obligations in
  lieu of cash            6,600      66
Exercise of bridge
  loan warrants          33,509     335
Sale of stock in
  connection with
  private placement     493,750   4,937
Costs related to
  private placement
Exercise of IPO          21,493     215
  warrants
Issuance of shares
  with acquisitions      87,000     870
Exercise of private
  placement warrants     37,500     375
Amount paid for
  options, not yet
  issued
Compensatory stock
  options
Net loss, year ended  ________ ________ _______ _______ _______ _______ _______
  June 30, 1996

Balance - June 30,
  1996                2,293,568  22,936 812,237   8,122 199,816   1,998
Costs related to
  private placements
Issuance of shares
  with acquisitions     229,500   2,295
Exercise of options      13,475     135
Payment of notes
  receivable
Conversion of shares     81,877     818 (81,877)   (818)
Issuance of employee
  stock purchase plan
  shares    `             9,452      94
Issuance of shares
  in connection with
  consulting agreement   20,000     200
Issuance of warrants
  with convertible
  debentures
Cancellation of
  notes receivable
Payment of notes
  receivable
Issuance of
  preferred stock
Adjustment related
  to beneficial
  conversion
Conversion of
  preferred stock       229,964   2,300
Dividend on
  preferred stock
Net loss, year ended  ________ ________ _______ _______ _______ _______
  June 30, 1997

Balance - June 30,
  1997                2,877,836 $28,778 730,360  $7,304 199,816  $1,998

PHC, INC.  AND SUBSIDIARIES

Consolidated Statements of Changes In Stockholders' Equity (con't)

                           Preferred Stock
                            Shares  Amount

Balance - June 30,
  1995
Payment of notes
  receivable
Conversion of shares
Exercise of options
Issuance of stock
  for obligations in
  lieu of cash
Exercise of bridge
  loan warrants
Sale of stock in
  connection with
  private placement
Costs related to
  private placement
Exercise of IPO
  warrants
Issuance of shares
  with acquisitions
Exercise of private
  placement warrants
Amount paid for
  options, not yet
  issued
Compensatory stock
  options
Net loss, year ended
  June 30, 1996

Balance - June 30,
  1996
Costs related to
  private placements
Issuance of shares
  with acquisitions
Exercise of options
Payment of notes
  receivable
Conversion of shares
Issuance of employee
  stock purchase plan
  shares    `
Issuance of shares
  in connection with
  consulting agreement
Issuance of warrants
  with convertible
  debentures
Cancellation of
  notes receivable
Payment of notes
  receivable
Issuance of
  preferred stock            1,000    $10
Adjustment related
  to beneficial
  conversion
Conversion of
  preferred stock             (500)    (5)
Dividend on
  preferred stock
Net loss, year ended        _______ ________
  June 30, 1997

Balance - June 30,
  1997                         500    $ 5

See notes to financial statements

PHC, INC.  AND SUBSIDIARIES (con't)

Consolidated Statements of Changes In Stockholders' Equity

                       Additional
                        Paid-in       Notes
                        Capital,   Receivable    Treasury Shares    Accumulated
                      Common Stock  for Stock     Shares   Amount     Deficit
                      ____________  _________   ________   ______  ___________

Balance - June 30,
1995                    $5,554,874  $(75,362)                      $(1,045,007)
Payment of notes
  receivable                          11,434
Conversion of shares             2
Exercise of options        113,575
Issuance of stock
  for obligations in
  lieu of cash              36,184
Exercise of bridge
  loan warrants            153,617
Sale of stock in
  connection with
  private placement      1,970,063
Costs related to
  private placement       (442,395)
Exercise of IPO
warrants                   137,785
Issuance of shares
  with acquisitions        392,678
Exercise of private
  placement warrants       149,625
Amount paid for
  options, not yet
  issued                     9,375
Compensatory stock
  options                    3,000
Net loss, year ended
  June 30, 1996                                                       (585,315)
                         _________   _______    _______ _________   ___________
Balance - June 30,
1996                     8,078,383   (63,928)                       (1,630,322)
Costs related to
  private placements      (141,295)
Issuance of shares
  with acquisitions        838,524
Exercise of options         59,709
Payment of notes
  receivable                   662
Conversion of shares
Issuance of employee
  shares stock
  purchase plan             30,530
Issuance of shares
  in connection with
  consulting agreement      79,800
Issuance of warrants
  with convertible
  debentures               125,000
Cancellation of
  notes receivable                    37,818    8,656 $(37,818)
Payment of notes
  receivable                          25,448
Issuance of
  preferred stock          999,990
Adjustment related
  to beneficial
  conversion
  feature of
  convertible preferred
  stock
  and convertible
  debentures               330,284                                    (200,000)
Conversion of
preferred stock             (2,295)
Dividend on
preferred stock                                                         (4,330)
Net loss, year ended
June 30, 1997                                                       (2,839,664)
                       ____________ _________  _______ _________    ___________
Balance - June 30,
  1997                 $10,398,630      -0-     8,656  $(37,818)   $(4,674,316)


            See notes to financial statements

PHC, INC.  AND SUBSIDIARIES (con't)

Consolidated Statements of Changes In Stockholders' Equity




                          Total
                      ____________

Balance - June 30,
1995                   $4,460,540
Payment of notes
  receivable               11,434
Conversion of shares           -0-
Exercise of options       113,800
Issuance of stock
  for obligations in
  lieu of cash             36,250
Exercise of bridge
  loan warrants           153,952
Sale of stock in
  connection with
  private placement     1,975,000
Costs related to
  private placement      (442,395)
Exercise of IPO
warrants                  138,000
Issuance of shares
  with acquisitions       393,548
Exercise of private
  placement warrants      150,000
Amount paid for
  options, not yet
  issued                    9,375
Compensatory stock
  options                   3,000
Net loss, year ended
  June 30, 1996          (585,315)
                         _________
Balance - June 30,
1996                    6,417,189
Costs related to
  private placements     (141,295)
Issuance of shares
  with acquisitio          840,819
Exercise of options         59,844
Payment of notes
  receivable                   662
Conversion of shares            -0-
Issuance of employee
  shares stock
  purchase plan             30,624
Issuance of shares
  in connection with
  consulting agreement      80,000
Issuance of warrants
  with convertible
  debentures               125,000
Cancellation of
  notes receivable              -0-
Payment of notes
  receivable                25,448
Issuance of
  preferred stock        1,000,000
Adjustment related
  to beneficial
  conversion
  feature of
  convertible preferred
  stock
  and convertible
  debentures               130,284
Conversion of
preferred stock                 -0-
Dividend on
preferred stock             (4,330)
Net loss, year ended
June 30, 1997           (2,839,664)
                       ____________
Balance - June 30,
  1997                  $5,724,518


            See notes to financial statements                              F-5

PHC, INC.  AND SUBSIDIARIES                                 Year Ended
                                                             June 30,
                                                            ____________
                                                        1997            1996
                                                    __________________________
Consolidated Statements of Cash Flows

Cash flows from operating activities:
  Net loss                                          $ (2,839,664)   $ (585,315)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Deferred tax benefit                                              (418,137)
    Depreciation and amortization                       679,248        554,025
    Beneficial conversion feature of
     convertible debt                                   130,284
    Compensatory stock options and stock and warrants
      issued for obligations                            205,000         39,250
    Changes in:
      Accounts receivable                            (1,649,303)    (2,985,052)
      Prepaid expenses and other current assets        (309,188)       (69,978)
      Other assets                                      113,419       (107,711)
      Net assets of operations held for sale             56,682        106,886
      Accounts payable                                1,044,282      1,414,089
      Accrued expenses and other liabilities           (167,763)       295,475
                                                     ___________    ___________

             Net cash used in operating activities   (2,737,003)    (1,756,468)
                                                     ___________    ___________
Cash flows from investing activities:
    Acquisition of property and equipment
      and intangibles                                  (895,914)    (1,557,419)
    Loan receivable                                  (3,063,177)       (17,462)

             Net cash used in investing activities   (3,959,091)    (1,574,881)

Cash flows from financing activities:
    Revolving debt, net                               1,789,981
    Proceeds from borrowings                          2,749,505      2,043,748
    Payments on debt                                   (696,886)      (402,828)
    Deferred financing costs                             21,498       (711,960)
    Issuance of capital stock                           944,173      2,109,166
    Convertible debt                                  2,500,000
                                                      _________      __________
         Net cash provided by financing activities    7,308,271      3,038,126
                                                      _________      __________

    Net increase (decrease) in cash and cash
      equivalents                                       612,177       (293,223)
    Beginning balance of cash and cash equivalents      293,515        586,738

    Ending balance of cash and cash equivalents     $   905,692    $   293,515
                                                    ___________    ___________
    Supplemental cash flow information:
      Cash paid during the year for:
        Interest                                    $ 1,933,133    $   779,898
        Income taxes                                $    86,414    $   187,120

    Supplemental disclosures of noncash investing
      and financing activities:
      Stock issued for acquisitions of equipment
        and services                                $   840,819    $   393,548
      Note payable due for litigation
        settlement                                                 $   225,000
      Capital leases                                $   284,048    $    94,699
      Conversion of preferred stock                 $   500,000
      Beneficial conversion feature of preferred
        stock                                       $   200,000

        See notes to financial statements                                  F-6

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE A - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation and consolidation:
PHC,  Inc.  ("PHC")  operates  substance  abuse  treatment  centers in several locations in the United States, a nursing home in Massachusetts, a psychiatric hospital in Michigan and psychiatric outpatient facilities in Nevada, Kansas and Michigan. PHC, Inc. also manages a psychiatric practice in New York, operates an outpatient facility through a physicians practice, and operates behavioral health centers through its newest acquisitions. PHC of Utah, Inc. ("PHU"), PHC of Virginia, Inc. ("PHV") and PHC of Rhode Island, Inc. ("PHR") provide treatment of addictive disorders and chemical dependency. PHC of Michigan, Inc. ("PHM") provides inpatient and outpatient psychiatric care. PHC of Nevada, Inc. ("PHN") and PHC of Kansas, Inc. ("PHK") provide psychiatric treatment on an outpatient basis. North Point-Pioneer, Inc. ("NPP") operates six outpatient behavioral health centers under the name of Pioneer Counseling Centers. Behavioral Stress Centers, Inc. ("BSC") provides management and administrative services to psychotherapy and psychological practices (see Note L). Pioneer Counseling of Virginia, Inc. ("PCV'), an 80% owned subsidiary provides outpatient services through a physicians practice (see Note L). Quality Care Centers of Massachusetts, Inc. ("Quality Care") operates a long-term care facility known as the Franvale Nursing and Rehabilitation Center. STL, Inc. ("STL") operated day care centers (see Note J). The consolidated financial statements include PHC and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

For the year ended June 30, 1996, the Company incurred start-up costs related to an addition at Quality Care prior to obtaining a license to admit patients. These costs, amounting to $128,313, are included in other expense in the accompanying statement of operations under the caption "Start-up Costs".

During the year ended June 30, 1997, the Company recorded an increase in its accounts receivable reserve, a substantial portion of the increase was recorded in the fourth fiscal quarter. The Company is currently reviewing these adjustments to determine if some of these adjustments should have been made in prior fiscal quarters.

Revenues and accounts receivable:

Patient care revenues are recorded at established billing rates or at the amount realizable under agreements with third-party payors, including Medicaid and Medicare. Revenues under third-party payor agreements are subject to examination and adjustment, and amounts realizable may change due to periodic changes in the regulatory environment. Provisions for estimated third party payor settlements are provided in the period the related services are rendered. Differences between the amounts accrued and subsequent settlements are recorded in operations in the year of settlement.

A substantial portion of the Company's revenue at the Franvale Nursing and Rehabilitation Center is derived from patients under the Medicaid and Medicare programs. There have been, and the Company expects that there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement, as well as reimbursement from certain private payor sources for both Franvale and substance abuse treatment center services. The Company cannot predict at this time whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the Company.

Medicaid reimbursements are currently based on established rates depending on the level of care provided and are adjusted prospectively at the beginning of each calendar year. Medicare reimbursements are currently based on provisional rates that are adjusted retroactively based on annual calendar cost reports filed by the Company with Medicare. The Company's calendar year cost reports to Medicare are routinely audited on an annual basis. The Company periodically reviews its provisional billing rates and provides for estimated Medicare adjustments. The Company believes that adequate provision has been made in the financial statements for any adjustments that might result from the outcome of Medicare audits.

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30,1997 and 1996

NOTE A - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)
Revenues and accounts receivable: (continued)
The Company has $1,787,000 receivables, from Medicaid and Medicare, at June 30, 1997, which constitutes a concentration of credit risk should Medicaid and Medicare defer or be unable to make reimbursement payments as due.

Charity care amounted to approximately $725,000 and $865,000 at June 30, 1997 and 1996, respectively and is classified as patient care revenue and an equal amount of cost is charged to patient care expenses in the statements of operations.

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using accelerated and straight-line methods. The estimated useful lives are as follows:

                                                        Estimated
              Assets                                   Useful Life
              _______                               __________________
               Buildings                            20 through 39 years
               Furniture and equipment               3 through 10 years
               Motor vehicles                        5 years
               Leasehold improvements               Term of lease

Other assets:

Other assets represent deposits, deferred expenses and covenants not to compete. Covenants not to compete are amortized over the life of the underlying agreement using the straight line method.

Goodwill, net of accumulated amortization:

The excess of the purchase price over the fair market value of net assets acquired are being amortized on a straightline basis over their estimated useful lives, generally twenty years.

Loss per share:

Net loss per share is based on the weighted average number of shares of common stock outstanding during each period excluding Class C common shares held in escrow. Common stock equivalents have been excluded since they are antidilutive.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30,1997 and 1996

NOTE A-THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTIN POLICIES (CONTINUED)

Cash equivalents:

     Cash equivalents are short-term highly liquid investments with original maturities of less than three months.

Fair value of financial instruments:
     The carrying amounts of cash, trade receivables, other current assets, accounts payable, notes payable and accrued expenses approximate fair value.

Impairment of long-lived assets:

     During the year ended June 30, 1997 the Company wrote-off the carrying value of the goodwill for one of its subsidiaries in the amount of approximately $50,000.

Stock-based compensation:

     The Company accounts for its employee stock-based compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 establishes a fair-value-based method of accounting for stock-based compensation plans. The Company adopted the disclosure only alternative in fiscal year 1997 which requires disclosure of the pro forma effects on loss and loss per share as if SFAS No. 123 had been adopted, as well as certain other information.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment is comprised as follows:

                                                            June 30,
                                                            ________
                                                        1997       1996
                                                      _____________________

              Land                                   $ 302,359  $ 251,759
              Buildings                              7,854,419  7,338,838
              Furniture and equipment                1,760,359  1,404,716
              Motor vehicles                            50,889     50,889
              Leasehold improvements                   385,543    301,067
                                                    __________  __________

                                                    10,353,569  9,347,269
              Less accumulated depreciation
              and amortization                       1,945,358  1,463,206
                                                    __________  __________
                                                    $8,408,211 $7,884,063
                                                    __________  __________


  NOTE C - LONG-TERM DEBT

     At June 30, 1996, the Company had substantially completed an addition and renovation to the Quality Care facility in which 37 new beds were added. The Company financed this addition and renovation through the United States Department of Housing and Urban Development ("HUD"). At June 30, 1997 and June 30, 1996 unamortized deferred financing costs related to the construction note payable totalled $690,750 and $711,960, respectively, and are being amortized over the life of the note. Interest costs capitalized in conjunction with the construction approximated $65,250.

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, l997 and 1996

NOTE C - LONG-TERM DEBT (CONTINUED)

Long-term debt is summarized as follows:
                                                               June, 30,
                                                           1997         1996
                                                       ______________________
Note payable with interest at 9% requiring monthly
  payments of $1,150 through May 2001                    $44,816       $58,154
Note payable due in monthly installments of $2,000
  including imputed interest at 8% through April 1,
  1999                                                    40,574        60,163
9% mortgage note due in monthly installments of $4,850
  through July 1, 2012, when the remaining principal
  balance is payable                                     492,996       505,485
Note payable due in monthly installments of $21,506
  including interest at 10.5% through November 1, 1999,
  collateralized by all assets of PHN and certain
  receivables                                             547,092      735,213
Construction obligations:
  Construction note payable collateralized by real
    estate and insured by HUD due in monthly installments
   of $53,635, including interest at 9.25%, through
   December 2035                                        6,757,422    6,301,986
  Other construction obligations to be added to note
   payable                                                             344,802
Note payable to a former vendor, payable in monthly
  installments of $19,728 including interest at 9.5%                   152,353
Note payable due in monthly installments of $26,131
  including interest at 11.5% through June 2000 when
  the remaining principal balance is payable,
  collateralized by all assets of NPP (see Note L)        818,371
Note payable due in monthly installments of $5,558
  including interest at 9.25% through May 2012 when
  the remaining principal balance is payable,
  collateralized by the real estate                       538,605
Term mortgage note payable with interest only payments
  through March 1998 principal due in monthly
  installments of $9,167 beginning April 1998 through
  February 2001, a balloon payment of approximately
  $780,000 plus interest is due March 2001, interest
  at prime plus 5% (13.5% at June 30, 1997)
  collateralized by all assets of PHM                   1,100,000
                                                       __________    __________
                                                       10,339,876    8,158,156
          Less current maturities                         580,275      403,894
                                                       __________    __________
          Noncurrent maturities                        $9,759,601   $7,754,262
                                                       __________    __________

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30,1997 and 1996

NOTE C - LONG-TERM DEBT (CONTINUED)

Maturities of long-term debt are as follows as of June 30, 1997:

                 Year Ending
                   June 30,                                   Amount
                 ___________                               ___________
                 1998                                       $580,275
                 1999                                        692,681
                 2000                                        583,450
                 2001                                      1,388,742
                 2002                                         48,624
                 Thereafter                                7,046,104

                                                         $10,339,876

     In 1997, the Company issued 7% convertible debentures due December 31, 1998 in the aggregate principal amount of $3,125,000. The number of shares of Class A common stock into which the debentures may be converted is determined by dividing the principal amount to be converted by the conversion price. The conversion price is equal to 94% of the average closing bid price of the Class A common stock as reported by NASDAQ for the five trading days immediately preceding the date of conversion. The beneficial conversion feature, valued at $130,284, was recorded as additional interest. In addition, on March 31, 1997 the Company issued warrants to the debenture holders as compensation for amending the debenture agreement to allow for a later filing of the Registration Statement which was originally required to be filed in December 1996. The warrants provide for the purchase of 150,000 shares of Class A common stock at $2.00 per share and expire in 2003. The warrants were valued at $125,000. Subsequent to June 30, 1997, all of the convertible debentures were converted into 1,331,696 shares of Class A common stock.

     The Company has entered into a revolving credit note and a secured note with maximum advances of $1,500,000 and $1,000,000, respectively. Advances are made based on a percentage of accounts receivable and principal is payable upon receipt of proceeds of the accounts receivable. Interest is payable monthly at prime plus 2.25% (10.75% at June 30, 1997). These agreements expire on February 1999 and July 1998, respectively, automatically renewable for one-year periods thereafter unless terminated by either party. Upon expiration, all remaining principal and interest is due. The notes are collateralized by substantially all of the assets of the Company's subsidiaries.

NOTE D - CAPITAL LEASE OBLIGATION

     At June 30, 1997, the Company is obligated under various capital leases for equipment and real estate providing for monthly payments of approximately $31,000 for fiscal 1998 and terms expiring from December 1997 through February 2014. The carrying value of assets under capital leases is as follows:

                                                               June 30,
                                                          1997         1996
                                                       _______________________

       Building                                        $1,477,800  $1,477,800
       Equipment and improvements                         485,004     214,754
       Less accumulated depreciation and                 (501,732)   (400,768)
       amortization

                                                       $ 1,461,07   1,291,786
                                                       __________   __________

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30,1997 and 1996

NOTE D - CAPITAL LEASE OBLIGATION (CONTINUED)

     Future minimum lease payments under the terms of the capital lease agreements are as follows at June 30, 1997:

       Year Ending
        June 30,                                        Real
                                       Equipment       Property        Total
       ____________                   __________     __________     __________
       1998                             $140,307      $ 231,000       $371,307
       1999                              117,083        239,000        356,083
       2000                               95,121        259,248        354,369
       2001                               70,828        272,208        343,036
       2002                               13,557        295,188        308,745
       Thereafter                                     4,641,341      4,641,348
                                      __________     __________      __________

       Total future minimum lease        436,896      5,937,992      6,374,888
       payments
       Less amount representing
       interest                           83,804      4,556,574      4,640,378
                                      __________     __________      __________
       Present value of future
         minimum lease payments          353,092      1,381,418      1,734,510
       Less current portion              102,632         37,316        139,948
                                      __________     __________      __________
       Long-term obligations under
       capital lease                    $250,460     $1,344,102     $1,594,562
                                      __________     __________      __________

     The Company has an irrevocable option to purchase the real property noted above for $1,150,000 on March 1, 1998 or $1,100,000 on March 1, 1999 or any
subsequent March 1 through the end of the lease.

NOTE E - NOTES PAYABLE - RELATED PARTIES

Related party debt is summarized as follows:
                                                              June 30,
                                                         1997        1996
                                                       _______________________
Note payable, President and principal stockholder,
interest at 8%, due in installments through 1998       $55,296     $ 78,996
Notes payable, other related parties, interest at
12% and payable on demand                               20,000       24,998
                                                      ________     ________
                                                        75,296      103,994

Less current maturities                                 51,600       56,600
                                                       ________     ________
                                                       $23,696       47,394
                                                       ________     ________

Maturities of related party debt are as follows at June 30, 1997:

                 Year Ending
                  June 30,                           Amount
                 ___________                      ___________
                    1998                            $51,600
                    1999                             23,696
                                                  __________
                                                    $75,296
                                                  __________

     Related party interest on notes receivable related to the purchase of Class A common stock approximated $1,699 and $4,295 for the years ended June 30, 1997 and 1996, respectively.
                                                                            F-12

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30,1997 and 1996

NOTE F - INCOME TAXES

     The Company has the following deferred tax assets included in the accompanying balance sheets:
                                                               Year Ended
                                                                 June 30,
                                                               ____________
                                                              1997      1996
                                                         ___________   ________
      Temporary differences attributable to:
         Allowance for doubtful accounts                  $1,007,000  $ 510,000
         Depreciation                                        147,000    154,700
         Other                                                 3,000      5,300
      Operating loss carryforward                            340,000
                                                         ___________   ________

        Total deferred tax asset                           1,497,000    670,000

      Less:
         Valuation allowance                                (827,000)
         Current portion                                    (515,300)  (515,300)
                                                         ___________   ________

           Long-term portion                                $154,700   $154,700
                                                         ___________   ________

The Company had no deferred tax liabilities at June 30, 1997 and 1996.

Income tax expense (benefit) is as follows:
                                                                 YearEnded
                                                                  June 30,
                                                               ____________
                                                              1997       1996
                                                           __________ _________
          Deferred income taxes benefit                               $(418,137)
          Current income taxes                              $197,311    206,546
                                                           __________ _________
                                                            $197,311  $(211,591)
                                                           __________ _________

     Reconciliations of the statutory U.S. Federal income taxes based on a rate of 34% to actual income taxes is as follows:
                                                                 YearEnded
                                                                  June 30,
                                                               ____________
                                                              1997       1996
                                                           __________ _________
          Income tax benefit at statutory rate             $(898,400) $(271,000)
          Increase in valuation allowance                    827,000
          Increase due to nondeductible items, primarily
             penalties and travel and entertainment
             expenses                                         12,000     12,100
          Other                                               59,400    (33,541)
                                                           __________ _________

                                                           $ 197,311  $(211,591)
                                                           __________ _________

     The  Company  has  a  net   operating   loss   carryforward   amounting  to
approximately $994,000 which expires at various dates through 2012.

     Subsequent to June 30, 1997, the Company may be subject to Internal Revenue Code provisions which limit the loss carryforward available for use in any given year.
                                                                            F-13

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30,1997 and 1996

NOTE G - COMMITMENTS AND CONTINGENT LIABILITIES

Operating leases:

     The Company leases office and treatment facilities and furniture and equipment under operating leases expiring on various dates through January 2003. Rent expense for the years ended June 30, 1997 and 1996 was approximately $752,000 and $450,000, respectively. Minimum future rental payments under noncancelable operating leases, having remaining terms in excess of one year as of June 30, 1997 are as follows:

             Year Ending
             June 30,                                           Amount
            _____________                                     __________
             1998                                             $ 688,105
             1999                                               441,833
             2000                                               297,780
             2001                                               202,876
             2002                                                93,450
             Thereafter                                         136,864
                                                            ____________

                                                             $1,860,908
                                                            ____________
Litigation:

     The Company is involved in litigation related to the use of its trademark name, PIONEER HEALTHCARE, in an action pending before a federal court. If the Company were required to discontinue using the PIONEER HEALTHCARE mark, the costs and/or monetary damages related to the litigation involved could have an adverse effect on the Company's financial performance.

NOTE H - STOCK PLANS

[1]  Stock plans:

     The Company has three stock plans: a stock option plan, an employee stock purchase plan and a nonemployee directors' stock option plan.

     The stock option plan provides for the issuance of a maximum of 300,000 shares of Class A common stock of the Company pursuant to the grant of incentive stock options to employees or nonqualified stock options to employees, directors, consultants and others whose efforts are important to the success of the Company. Subject to the provisions of this plan, the compensation committee has the authority to select the optionees and determine the terms of the options including: (i) the number of shares, (ii) option exercise terms, (iii) the exercise or purchase price (which in the case of an incentive stock option will not be less than the market price of the Class A common stock as of the date of grant), (iv) type and duration of transfer or other restrictions and (v) the time and form of payment for restricted stock upon exercise of options.

     The employee stock purchase plan provides for the purchase of Class A common stock at 85 percent of the fair market value at specific dates, to encourage stock ownership by all eligible employees. A maximum of 1 00,000 shares may be issued under this plan.

     Also in October 1995, the Company adopted a nonemployee directors' stock option plan that provides for the grant of nonstatutory stock options automatically at the time of each annual meeting of the Board. Through June 30, 1997, options for 1 1,500 shares were granted under this plan. A maximum of 30,000 shares may be issued under this plan. Each outside director shall be granted an option to purchase 2,000 shares of Class A

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30,1997 and 1996

NOTE H - STOCK PLANS (CONTINUED)

[1]  Stock plans: (continued)

     common stock at fair market value, vesting 25% immediately and 25% on each of the first three anniversaries of the grant.

     In February 1997, all 95,375 shares underlying the then outstanding employee stock options were repriced to the current market price, using the existing exercise durations.

     Under the above plans 179,198 shares are available for future grant or purchase.

     The Company had the following activity in its stock option plans for fiscal 1997 and 1996:

                                                 Number       Weighted-Average
                                                  of           Exercise Price
                                                 Shares          Per Share
                                                _________     ________________
               Option plans:
               Balance - June 30, 1995           92,000             $5.10
               Granted                           46,500             $6.20
               Cancelled                         (1,250)            $5.00
               Exercised                        (22,500)            $5.06
                                               _________
               Balance - June 30, 1996          114,750             $5.56
               Granted                          125,500             $4.56
               Repriced options:
                 Original                       (95,375)            $5.99
                 Repriced                        95,375             $3.50
               Cancelled                        (21,400)            $6.05
               Exercised                        (13,475)            $5.16
                                               _________
               Balance - June 30, 1997          205,375             $4.27
                                               _________

     Options for 89,250 shares are exercisable as of June 30, 1997 at exercise prices ranging from $2.87 to $6.63 and a weighted-average exercise price of approximately $3.71 per share, with a weighted-average remaining contractual life of approximately three years.

     The exercise prices of options outstanding at June 30, 1997 range from $2.87 to $6.63 per share and have a weighted-average exercise price of approximately $3.07 per share, with a weighted-average remaining contractual life of approximately four years.

(2)     Stock-based compensation:

     The Company has adopted the disclosure-only provisions of SFAS No. 123, but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. There was no compensation expense recognized in 1997 or 1996. If the Company had elected to recognize compensation cost for the plans based on the fair value at the grant date for awards granted, consistent with the method prescribed by SFAS No. 123, net loss per share would have been changed to the pro forma amounts indicated below:

                                                      Year Ended
                                                       June 30,
                                                     ___________
                                              1997               1996
                                           ______________________________

       Net loss         As reported        $(2,839,664)       $(585,315)
                        Pro forma           (2,893,272)        (610,497)
       Net loss per     As  reported
        share                                   $(0.87)          $(0.22)
                        Pro forma                (0.88)           (0.23)

PHC, INC.AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE H - STOCK PLANS (CONTINUED)

[2]  Stock-based compensation: (continued)

     The fair value of the Company's stock options used to compute pro forma net loss and net loss per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1997 and 1996: dividend yield of 0%; expected volatility of 30%; a risk-free interest rate of between 5% and 7%; and an expected holding period of five years.

     The per share weighed-average grant-date fair value of options granted during the years ended June 30, 1997 and 1996 was $3.44 and $2.07, respectively.

NOTE I - SEGMENT INFORMATION

     The Company's continuing operations are classified into two primary business segments: substance abuse/psychiatric services and long-term care.

                                                        Year Ended
                                                          June 30,
                                                       _____________
                                                      1997       1996
                                                  ___________________________
                Revenue:
                  Substance abuse/psychiatric
                    services                     $20,700,616   $16,525,672
                  Long-term care                   5,306,717     5,043,922
                  Other                              629,761       233,164
                  Management fees                    597,278
                                                ____________   ____________
                                                 $27,234,372   $21,802,758
                                                ____________   ____________
                Income (loss) from operations:
                  Substance abuse/psychiatric
                    services                     $  627,341     $1,024,245
                  Long-term care                 (1,447,468)      (826,463)
                  Other (PDSS)                      305,321         86,757
                  General corporate                (427,272)      (180,966)
                  Interest and other income expense,
                    net                          (1,700,275)      (900,479)
                                                ____________   ____________
                Loss before income taxes        $(2,642,353)   $  (796,906)
                                                ____________   ____________
                Depreciation and amortization:
                  Substance abuse/psychiatric
                    services                     $  449,641    $   349,437
                  Long-term care                    210,130        176,450
                                                ____________   ____________
                  General corporate                  19,477         28,138
                                                 $  679,248    $   554,025
                                                ____________   ____________
                Capital expenditures:
                  Substance abuse/psychiatric
                    services                     $  729,661   $   233,466
                  Long-term care                    213,489       982,978
                  General corporate                  63,150        16,583
                                                ____________   ____________
                                                 $1,006,300   $ 1,233,027
                                                ____________   ____________
                Identifiable assets:
                  Substance abuse/psychiatric
                    services                    $18,352,342   $10,877,197
                  Long-term care                  7,437,633     8,619,133
                  General corporate               2,070,834     1,264,205

                  Net assets of operations held
                   for sale                                        56,682
                                                ____________   ____________
                                                 27,860,809   $20,817,217
                                                ____________   ____________

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE J - OPERATIONS HELD FOR SALE

     The Company has  systematically  phased out its day care center  operations
(STL). At June 30, 1996, the Company had net assets relating to its day care centers amounting to approximately $57,000, which primarily represented the depreciated cost of one remaining real estate parcel. The parcel was sold in October 1996 at a gain of approximately $38,000.


NOTE K - CERTAIN CAPITAL TRANSACTIONS

     In addition to the outstanding options under the Company's stock plans (Note H), the Company has the following options and warrants outstanding at June 30, 1997:
                               Number of          Exercise         Expiration
  Description                 Units/Shares         Price             Date
  _____________________________________________________________________________
  Bridge warrants                 5,024 units   $4.38 per unit   September 1998
  Unit purchase option          148,171 units   $5.91 per unit   March 1999
  IPO warrants                1,681,832 shares  $6.29 per share  March 1999
  Private placement warrants    715,682 shares  $3.93 per share  January 1999
  Bridge warrants                34,710 shares  $7.39 per share  March 1999
  Warrant for services           25,000 shares  $6.88 per share  October 2001
  Warrant for services            3,093 shares  $3.39 per share  February 2002
  Consultant warrant
    (see below)                 160,000 shares  $2.62 per share  March 2002
  Convertible debenture warrants
  (Note C)                      150,000 shares  $2.00 per share  March 2002
  Preferred stock warrant        50,000 shares  $2.75 per share  June 2000

     Each unit consists of one share of Class A common stock and a warrant to purchase one share of Class A common stock at $7.50 per share.

     In June 1997, the Company received $1,000,000 in exchange for the issuance of Series A convertible preferred stock and warrants to purchase 50,000 shares of Class A common stock. The warrants are exercisable at $2.75 per share and expire in 2000. The warrants were valued at $30,000. The number of shares of Class A common stock into which the preferred stock may be converted is equal to 80% of the closing bid price of the Class A common stock as reported by NASDAQ for the five trading days immediately preceding the conversion. The beneficial conversion feature, due to the 80% discount above, valued at $200,000 was recorded as additional dividends. In June 1997, 500 shares of preferred stock were converted into 229,640 shares of Class A common stock. Subsequent to year-end the 500 remaining shares of preferred stock were converted into 246,305 shares of Class A common stock. The issuance of these securities will result in the issuance of some additional Class A common shares under existing dilution agreements with other stockholders.

     Cumulative preferred dividends are at the rate of $60 per share per year, payable quarterly. Dividends are payable in cash or in shares of preferred stock at $1,000 per share. At June 30, 1997, accrued dividends amounted to $4,330.

     Certain Consultant Warrants may be canceled if certain stock prices, as defined in the agreement, are not achieved by March 3, 1998.

     In February 1996, the Company issued, in a private placement, units comprised of 6,250 shares of Class A common stock and warrants to purchase 9,375 shares of Class A common stock. A total of 79 units, representing 493,750 shares of Class A common stock and 740,625 warrants were issued in the offering at a gross purchase price of $1,975,000. Fees and expenses payable in connection with the offering total $442,395. Subject to the terms and conditions of the applicable warrant agreement, each warrant is exercisable for one share of Class A common stock at an exercise price of $4.00, subject to adjustment upon certain events. The warrants expire in January 1999. Upon the issuance of the units described above, certain additional shares of Class A common stock or securities exercisable therefor become issuable under the antidilution provisions of certain outstanding securities of the Company.

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE K - CERTAIN CAPITAL TRANSACTIONS (CONTINUED)

     Subsequent to June 30, 1997, the Class C common stock was canceled and retired because of restrictions on the release of the stock, due to earnings targets which were not achieved.

     Subsequent to June 30, 1997, the Company issued a warrant for the purchase of 150,000 shares of common stock in exchange for services. The exercise price of the warrant is $2.50 per share and the warrant expires May 2002.

NOTE L - ACQUISITIONS

     On November 1, 1995, the Company purchased an outpatient facility located in Nevada ("PHN") which provides psychiatric services to patients. The Company acquired the tangible and intangible property owned by the seller of the business for consideration consisting of $631,000 in cash and 75,000 shares of Class A common stock of PHC, Inc. which were valued at $323,000. The purchase price was allocated as follows:

               Accounts receivable                        $231,509
               Equipment and other assets                   54,397
               Covenant not to compete                      10,500
               Goodwill                                    671,359
               Accrued benefits payable                    (13,765)
                                                       _____________
                                                          $954,000
                                                       _____________

     On March 29, 1996 PHN entered into a lease  agreement  for the real estate.
The  lease  payments,   which  increase  annually,  are  due  in  equal  monthly
installments over a
period of four years.

     On March 16, 1996, the Company purchased an outpatient facility located in Kansas ("PHK'') which provides psychiatric services to patients. The Company acquired the tangible and intangible property owned by the seller of the business for consideration consisting of 12,000 shares of Class A common stock of PHC, Inc., valued at $70,548. The purchase price was allocated as follows:

               Equipment and other assets                 $20,000
               Covenant not to compete                     10,000
               Goodwill                                    40,548
                                                        _____________
                                                          $70,548
                                                        _____________

     In connection with the acquisition, PHK entered into a lease agreement for the real estate. The lease payments, which increase annually, are due in equal monthly installments over a period of three years.

     In September 1996, the Company purchased the assets of seven outpatient behavioral health centers located in Michigan ("NPP"). The centers were purchased for $532,559 and 15,000 shares of Class A common stock of PHC, Inc. valued at $5.04 per share. The Company borrowed $900,000 (see Note C) to finance the purchase and to provide working capital for the centers. The purchase price was allocated as follows:

               Office equipment                          $ 18,000
               Covenants note-to-compete                   20,000
               Goodwill                                   597,746
               Deposits                                    15,072
               Liabilities assumed                        (42,659)
                                                       _____________
                                                         $608,159
                                                       _____________

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE L - ACQUISITIONS (CONTINUED)

     Concurrent with the asset purchase agreement, NPP entered into an employment agreement with a former owner which requires an annual salary of $150,000 and an annual bonus. The agreement is effective for four years and is automatically extended for successive one year terms unless terminated. The salary and bonus are subject to adjustment based on collected billings.

     NPP also entered into a management agreement whereby $1,500 per month would be paid for five years to the former owners.

     Subsequent to year-end, under the employment agreement, the Company issued 15,000 unregistered shares of Class A common stock.

     On November 1, 1996, BSC-NY, Inc. ("BSC"), merged with Behavioral Stress Centers, Inc., a provider of management and administrative services to psychotherapy and psychological practices in the greater New York City Metropolitan Area. In connection with the merger, the Company issued 150,000 shares of PHC, Inc. Class A common stock to the former owners of Behavioral Stress Centers, Inc. Also, in connection with the merger, another entity was formed, Perlow Physicians, P.C. ("Perlow"), to acquire the assets of the medical practices theretofore serviced by BSC. The Company advanced Perlow the funds to acquire those assets and at June 30, 1997 Perlow owed the Company $3,063,177 which includes in addition to acquisition costs, management fees of approximately $511,000 and interest on the advances of approximately $176,000. It is expected that the obligations will be paid over the next several years and accordingly, most of these amounts have been classified as noncurrent. The Company has no ownership interest in Perlow.

The purchase price of BSC was allocated as follows:

      Goodwill                            $63,600
      Equipment and other assets           20,000
                                          ________
                                          $83,600
                                          ________

     The merger agreement requires additional purchase price to be paid by BSC to the former owners of Behavioral Stress Centers, Inc. for the three years following the merger date. The additional purchase price is based on the income of BSC before taxes and is to be paid in PHC stock, at market value up to $200,000 and the balance, if any, in cash.

     BSC also entered into a management agreement with Perlow. The agreement requires Perlow to pay 25% of its practice expenses to BSC on a monthly basis over a five-year period with an automatic renewal for an additional five-year period.

     On November 1, 1996, BSC entered into a lease agreement for its facilities. The lease payments are due in equal monthly installments over a three year period with an option to extend annually for three additional years. The lease is to be paid by Perlow in accordance with the management agreement.

     On January 17, 1997, with an effective date of January 1, 1997, the Company entered into a Stock Exchange Agreement with a Virginia corporation owned by two individuals to whom the Company has an outstanding note payable. The corporation consists of private practices of psychiatry. The Stock Exchange Agreement provided that in exchange for $50,000 in cash and 64,500 shares of restricted Class A common stock, the Company received an 80% ownership interest in the Virginia corporation. The Company also paid $80,444 in legal fees in connection with the Agreement. Concurrent with the Stock Exchange Agreement the two owners of the Virginia corporation each executed Employment Agreements with the Virginia corporation to provide professional

PHC, INC.  AND SUBSIDIARIES

Notes to Financial Statements
June 30, 1997 and 1996

NOTE L - ACQUISITIONS (CONTINUED)

     services and each was granted an option to purchase 15,000 shares of Class A common stock at an exercise price of $4.87 per share. The options expire on April 1, 2002. Each agreement requires an annual salary of $200,000 and expires in five years. Further, a Plan and Agreement of Merger was executed whereby the Virginia corporation was merged into PCV.

     On January 17, 1997 PCV entered into a purchase and sale agreement with an unrelated general partnership, to purchase real estate with buildings and improvements utilized by the Virginia Corporation for approximately $600,000 of which $540,000 was paid through the issuance of a note (Note C).

     In accordance with the above agreements the purchase price was allocated as follows:

               Land                                               $ 50,600
               Building                                            540,000
               Covenant not-to-compete                              50,000
               Goodwill                                            285,038
                                                                _____________
                                                                  $925,638
                                                                _____________

     In accordance with the agreement the two owners will be paid a finders fee for all subsequently acquired medical practices within a 200 mile radius of PCV and those medical practices identified by the owners wherever the location. The finders fee is payable in Class A common stock and in cash.

     Information is not available to present pro forma financial information relating to the 1997 acquisitions. The Company has so advised the Securities and Exchange Commission and has received a no action letter with respect to this matter. Had the acquisitions made during the fiscal years ended June 30, 1996, been made as of July 1, 1995, the pro forma effect on the Company's results of operations is immaterial.

NOTE M - SALE OF RECEIVABLES

     The Company has entered into a sale and purchase agreement whereby third-party receivables are sold at a discount with recourse. The interest rate is calculated at 5.5% plus the six-month LIBOR rate which is 11.5% and 11.3% at June 30, 1997 and 1996, respectively. The amount of receivables subject to recourse at June 30, 1997 totaled approximately $577,000 and the agreement states that total sales of such outstanding receivables are not to exceed $4,000,000. Proceeds from the sale of these receivables totalled approximately $3,000,000 and $3,500,000 for the years ended June 30, 1997 and 1996, respectively. The purchase fees related to the agreement amount to approximately $127,000 and $73,720 for the years ended June 30, 1997 and 1996, respectively, and are included in interest expense in the accompanying consolidated statement of operations. The agreement expires December 31, 1997.

NOTE N - SUBSEQUENT FINANCING

     In September 1997, the Company received $500,000 in exchange for the issuance of 170,414 shares of unregistered Class A common stock.

     Also, subsequent to June 30, 1997, the Company purchased the assets of an outpatient clinic in Virginia for 26,024 shares of Class A common stock and $50,000 in cash. The clinic's operations will be included in PCV.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

   Section 6 of the Registrant's Restated Articles of Organization provides, in part, that the Registrant shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such person may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Registrant during his or her term in office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

   In addition, the Restated Articles of Organization of the Registrant, under authority of the Business Corporation Law of the Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to, the declaration of a dividend, repurchase of shares, distribution, or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

Item 25.  Other Expenses of Issuance and Distribution

   It  is  estimated  that  the  following   expenses  will  be  incurred  in
connection with the proposed offering hereunder:


     SEC Registration Fee  .......................   $  2,420
     NASDAQ Listing Fees  ........................   $  7,500
     Legal Fees and Expenses .....................   $ 53,000
     Accounting Fees and Expenses ................   $ 12,000
     Miscellaneous  ..............................   $  1,080

                                             Total   $ 76,000

     The Registrant will bear all expenses shown above.

Item 26.  Recent Sales of Unregistered Securities

     In the three years preceding the filing of this registration statement, the Registrant has issued the following securities without registering such securities under the Securities Act.

     On June 21, 1994 the Company issued 15,000 shares of Class A Common Stock to Edwin Brown in exchange for the acquisition by the Company of Mr. Brown's interest in Highland Ridge Hospital.

     On July 7, 1995 the Company issued a warrant for the purchase of up to 1,600 shares of Class A Common Stock at an exercise price of $5.47 to Westergard Publishing in payment for investor relations services.

     On November 1, 1995 the Company issued 75,000 shares of Class A Common Stock to Norton A. Roitman in exchange for the acquisition by the Company of Dr. Roitman's interest in Harmony Healthcare.

     On February 8, 1996 the Company issued 79 units, each of which consisted of 6,250 shares of Class A Common Stock, and 9,375 warrants, each of which is exercisable for one share of Class A Common Stock at an exercise price of $4.00 per share to 11 investors in a private placement, which resulted in net proceeds to the Company of approximately $1,524,800.

     On March 15, 1996 the Company issued 12,000 shares of Class A Common Stock to Ronald J. Dreier in exchange for the acquisition by the Company of Mr. Dreier's interest in Total Concept.

     On April 15, 1996 the Company issued a warrant to purchase up to 2,500 shares of Class A Common Stock at an exercise price of $5.50 to Peter Mintz as payment for investor relations services.

     On April 23, 1996 the Company issued a warrant to purchase up to 2,500 shares of Class A Common Stock at an exercise price of $5.50 to Barrow Street Research as payment for investor relations services.

     On September 30, 1996 the Company issued 6,000 shares of Class A Common Stock to Leon Rubenfair and 9,000 shares of Class A Common Stock to Alan Rickfelder in exchange for the acquisition by the Company of their interest in NPP.

     On November 1, 1996 the Company issued 114,375 shares of Class A Common Stock to Dr. Irwin Mansdorf and 35,625 shares of Class A Common Stock to Dr. Yakov Burstein in exchange for the acquisition by the Company of Drs. Mansdorf's and Burstein's interest in BSC.

     On January 13, 1997 the Company issued 32,250 shares of Class A Common Stock to each of Dr. Himanshu Patel and Dr. Mukesh P. Patel in exchange for the acquisition by the Company of their interest in PCV.

     On November 11, 1996 the Company issued a warrant to purchase up to 25,000 shares of Class A Common Stock at an exercise price of $6.88 per share to Alpine Capital Partners as payment for consulting services.

     On February 18, 1997, the Company issued a warrant to purchase up to 3,000 shares of Class A Common Stock at an exercise price of $2.50 per share to Barrow Street Research as payment for investor relation services.

     On December 6, 1996 the Company issued 7% Convertible Debentures due December 31, 1998 in the aggregate face amount of $3,125,000 (the "Debentures") to Infinity Investors Ltd. ("Infinity") and Seacrest Capital Limited ("Seacrest") resulting in $2,500,000 of proceeds to the Company.

     On March 31, 1997 the Company issued a warrant to purchase up to 90,000 shares of Class A Common Stock to Infinity and a warrant to purchase up to 60,000 shares of Class A Common Stock to Seacrest at an exercise price of $2.00 per share in consideration of Infinity and Seacrest waiving certain liquidated damages payable to them pursuant to the Debentures.

     On March 3, 1997 the Company issued a warrant to purchase up to 160,000 shares of Class A Common Stock at an exercise price of $2.62 per share to C.C.R.I. Corporation as payment for consultant services.

     On March 4, 1997 the Company issued 100 shares of Class A Common Stock to Charles E. Hauff a former employee in consideration of past employment services.

     On October 2, 1997 the Company also issued 172,414 shares of the Company's Class A Common Stock to ProFutures Special Equities Fund, L.P. in a private placement finalized in September 1997 resulting in net proceeds to the Company of approximately $445,000.

     On October 2, 1997 the Company also issued 26,024 shares of the Company's Class A Common Stock to Counseling Associates of Southwest Virginia, Inc. in connection with the acquisition of the assets of Counseling Associates of Southwest Virginia, Inc..

     In September 1997 the Company issued a warrant to purchase up to 150,000 sares of Class A Common Stock at an exercise price of $2.50 per share to Brean Murray and Company, Inc.in exchange for $100.00 and services rendered.

     None of the sales of securities described above involved an underwriter. Each sale was made in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act on the basis that such sales by the Registrant did not involve a public offering. Additionally, the February 8, 1996 private placement was made in reliance upon Regulation D of the Securities Act of 1933 pursuant to which the Registrant filed a Form D on January 25, 1996.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, State of Massachusetts, on November 5, 1997.

                                   PHC, INC.



                                   By: /s/ Bruce A. Shear
                                      Bruce A. Shear, President and
                                      Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                 Date

 By: /s/ Bruce A. Shear        President and Chief          November 5, 1997
    Bruce A. Shear             Executive
                               Officer and Director
                               (principal
                               executive officer)

 By: /s/ Paula C. Wurts        Controller, Assistant        November 5, 1997
    Paula C. Wurts             Treasurer
                               and Assistant Clerk
                               (principal
                               financial officer)

 By: /s/ Gerald M. Perlow      Clerk and Director           November 5, 1997
    Gerald M. Perlow

 By: /s/ Donald E. Robar       Treasurer and Director       November 5, 1997
    Donald E. Robar

 By: /s/ Howard W. Phillips    Director                     November 5, 1997
    Howard W. Phillips

 By: /s/ William F. Grieco     Director                     November 5, 1997
    William F. Grieco

                                                                10/21/97

Exhibit No.                             Description

       ++1.1 Form of Underwriting Agreement.
        +3.1 Restated Articles of Organization of the Registrant, as amended.
       3.1.1 Articles of Amendment filed with the Commonwealth of Massachusetts on January 28, 1997.
     ****3.2 By-laws of the Registrant, as amended.
         3.3 Certificate of Vote of Directors establishing a Series of a Class of stock dated June 3, 1997.
        +4.1 Form of Warrant Agreement.
        +4.2 Specimen certificate representing Class A Common Stock.
        +4.3 Form of  Certificates  representing  redeemable  Class A  Warrants
             (form of certificate representing redeemable Class A Warrants included in Exhibit 4.1).
        +4.4 Form of Unit Purchase Option.
        #4.5 Form of warrant issued to Barrow Street  Research,  Inc. and Peter
             G. Mintz.
        #4.6 Form of warrant issued to Robert A. Naify,  Marshall Naify,  Sarah
             M. Hassanein and Whitney Gettinger.
        #4.7 Form of  Subscription  Agreement  prior to the  Purchase  of Units
             Consisting of Shares of Class A Common Stock and Warrants to Purchase Class A Common Stock.
    ###4.7.1 Regulation D Securities  Subscription  Agreement  among PHC, Inc.,
             Infinity Investors Ltd. and Seacrest Capital Limited dated October 1996.
         4.8 Form of Warrant Agreement by and among the Company, American Stock Transfer & Trust Company and AmeriCorp Securities, Inc. executed in connection with the Private Placement.
    ###4.8.1 7%  Convertible  Debenture  issued to Infinity  Investors  Ltd. in the principal amount of $1,975.000.
         4.9 Form of Certificates representing the New Warrants (form of certificate representing New Warrants included in Exhibit 4.8).
    ###4.9.1 7%  Convertible  Debenture  to  Seacrest  Capital  Limited  in the
             principal amount of $1,250.000.
     ###4.10 Book   Entry   Transfer   Agent   Agreement   among   PHC,   Inc.,
             Infinity Investors Ltd., Seacrest Capital Limited and American Stock Transfer & Trust Company dated October 7, 1996.
     ###4.11 Registration  Rights Agreement among PHC, Inc., Infinity Investors and  Seacrest Capital Limited dated October 7, 1996.
        4.12 Form of Subscription Agreement for the Purchase of Units Consisting of Shares of Class A Common Stock and Warrants to Purchase Class A Common Stock.
        4.13 Form of Warrant Agreement by and among the Company, American Stock Transfer & Trust Company and AmeriCorp Securities, Inc, executed in connection with the Private Placement.
        4.14 Form of Certificates representing the New Warrants (form of certificate representing New Warrants included in Exhibit 4.8). Duplicate of 4.9
        4.15 Form of Warrant Agreement issued to Alpine Capital Partners,  Inc.
             to purchase 25,000 Class A Common shares dated October 7, 1996.
        4.16 Stock Exchange  Agreement by and between PHC, Inc. and Psychiatric
             & Counseling Associates of Roanoke, Inc.
      @ 4.17 Form of Warrant  Agreement issued to Barrow Street Research,  Inc.
             to  purchase  3,000  Class A  Common  shares  dated  February  18,
             1997.
      @ 4.18 Form of Consultant Warrant Agreement by and between PHC, Inc., and C.C.R.I. Corporation dated March 3, 1997 to purchase 160,000 shares Class A Common Stock.
      @ 4.19 Amendment  Agreement by and between PHC, Inc.,  Infinity Investors
             Ltd., and Seacrest Capital Limited as parties to Regulation D Securities Subscription Agreement dated October 7, 1996.
      @ 4.20 Loan and Security  Agreement by and between PHC of Michigan,  Inc.
             and HCFP Funding, Inc. dated March 11, 1997 in the amount of $300.000.

Exhibit No.                             Description

      @ 4.21 Subscription  Agreement  by and between PHC,  Inc. and  ProFutures
             Special Equities Fund, L.P. for 1,000 shares of Series A Convertible Preferred Stock.
      @ 4.22 Warrant Agreement by and between PHC, Inc. and ProFutures  Special
             Equities Fund, L.P. for 50,000 shares of Class A Common  Stock.
        4.23 Warrant Agreement by and between Brean Murray & Company and PHC., Inc. dated 07/31/97 (See 10.125).
        4.24 Subscription Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. to purchase PHC, Inc. Units dated 09/19/97.
        4.25 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for up to 86,207 shares of Class A Common Stock dated 09/19/97.
      xxx5.1 Opinion of Choate, Hall & Stewart.
   x****10.1 1993 Stock  Purchase and Option Plan of PHC,  Inc., as amended and subject to approval of the Company's shareholders.
      x+10.2 Form of Stock Option Agreement of PHC, Inc.
      x+10.3 Form of  Restricted  Stock  Agreement  with List of employees  and directors who have entered into agreement and corresponding numbers of shares.
       +10.4 Form of Subscription  Agreement for Bridge  financing with List of bridge investors who have entered into agreement and corresponding amounts subscribed for.
      ++10.5 Form of 8%  Subordinated  Notes of PHC,  Inc.  with List of bridge investors who have purchased notes and principal amounts thereof. +10.6 Form of Warrant Agreement for Bridge financing with List of bridge investors holding warrant agreements and corresponding numbers of bridge units for which warrant is exercisable.
       +10.7 Lease  Agreement  between  Blackacre  Realty Trust and PHC,  Inc., dated April 30, 1985, with amendments dated May 22, 1986, on or about March 9, 1988, and May 1, 1992.
     ***10.9 Lease Agreement between David H. Bromm and Changes,  a division of
             Mount Regis, dated April 1, 1995.
      +10.10 Lease  Agreement  between  PHC,  Inc.  and Quality Care Centers of
             Massachusetts, Inc., dated June 30, 1988, as amended on October 25, 1989.
      +10.11 Option to Purchase  Agreement  between PHC,  Inc. and Quality Care
             Centers of Massachusetts, Inc., dated July 6, 1993.
      +10.12 Lease  Agreement  between  Anna Meta  Leonhard  & Claire  Leonhard
             Morse and PHC, Inc., dated December 13, 1989; Approval of Assignment of lease by PHC, Inc. to PHC of California, Inc. dated December 13, 1989.
      +10.13 Settlement  Conference  Order,  dated  February  1,  1993,  in the matter of AIHS of California, Inc. v. Claire Leonhard Morse; Letter from Jerry M. Ackeret to Godfrey J. Tencer, dated September 24, 1993, confirming extension of the Settlement;
             Letter from Godfrey J. Tencer to Jerry M. Ackeret, dated October 4, 1993, accepting extension in letter of September 24, 1993; Letter from Jerry M. Ackeret to PHC, Inc., dated February 15, 1994, agreeing to extension of closing of the purchase of the property to March 8, 1994.

      +10.14 Lease Agreement  between  Palmer-Wells  Enterprises and AIHS, Inc.
             and Edwin G. Brown, dated September 23, 1983, with Addendum dated March 23, 1989, and Renewal of Addendum dated April 7, 1992; Tenant Acceptance Letter to The Mutual Benefit Life Insurance Company and Palmer-Wells Enterprises, executed by PHC, Inc. and Edwin G. Brown, dated June 6, 1989.
      +10.15 Sample Equipment Lease with Trans National Leasing Corp.
      +10.16 Note of PHC,  Inc. in favor of Tot Care,  Inc.,  dated  January 1,
             1991, in the amount of $55,000.
      +10.17 Note of PHC, Inc. in favor of Humpty Dumpty  School,  Inc.,  dated
             March 1, 1991, in the amount of $25,000.

Exhibit No.                             Description

      +10.18 Note of PHC,  Inc.  in favor of Bruce  A.  Shear,  dated  April 1,
             1993, in the amount of $152,500; Subordination letter from Aquarius Realty to Malden Trust Company as to $50,000 of debt, dated 1983, regarding debt of PHC, Inc.; Subordination letter from Bruce A. Shear and Steven J. Shear, individually, to Malden Trust Company as to $80,000 of debt, dated 1983, regarding debt of PHC, Inc.
      +10.19 Note of PHC,  Inc.  in favor of Steven J.  Shear,  dated  April 1,
             1993, in the amount of $25,000.
      +10.20 Note of PHC,  Inc.  in favor of  Gertrude  Shear,  dated April 15,
             1993, in the amount of $27,700.
      +10.21 Note of PHC,  Inc. in favor of Mark S. Cowell and Karen K. Cowell,
             dated May 5, 1993, in the amount of   $10,000.
      +10.22 Note of PHC, Inc. in favor of Trans National Leasing Corp.,  dated
             May 17, 1993, in the amount of $50,000.
      +10.26 Advance  Funding  Agreement  by and among  Quality Care Centers of
             Massachusetts,   Inc.,   Kelspride   Nursing   Homes,   Inc.   and
             Continental Medical Systems, Inc., dated June 30, 1988, and amendment thereto dated June 30, 1992; Note of Quality Care Centers of Massachusetts, Inc. in favor of Continental Medical Systems, Inc., dated June 30, 1992, in the amount of $240,084; Mortgage, Security Agreement and Assignment by PHC, Inc. to Continental Medical Systems, Inc., dated June 30, 1988, and amendment thereto dated June 30, 1992; Security Agreement by Quality Care Centers of Massachusetts, Inc. to Continental Medical Systems, Inc., dated June 30, 1988, and amendment thereto dated June 30, 1992; Guaranty of PHC, Inc. in favor of Continental Medical Systems, Inc. dated June 30, 1988, and amendment thereto dated June 30, 1992; Guaranty of Bruce A. Shear, individually, dated June 30, 1988, and amendment thereto dated June 30, 1992 and Guaranty Fee , Inc. in favor of Bruce A. Shear in consideration of June 30, 1988, Guaranty on behalf of PHC, Inc.; Waiver and Agreement by and among PHC, Inc., Quality Care Centers of Massachusetts, Inc., Continental Medical Systems, Inc. and CMS Capital Ventures, Inc., dated October 13, 1993.
      +10.28 Purchase and Sale Agreement by and between Alternative  Counseling
             Services, Inc. and PHC of Virginia, Inc., dated March 22, 1993; Note of PHC of Virginia, Inc. in favor of Alternative Counseling Services, Inc., dated April 1, 1993, in the amount of $30,000; Note of PHC of Virginia, Inc. in favor of Alternative Counseling Services, Inc., dated April 1, 1993, in the amount of $15,485 with Changes Clinic Collections on Purchased Receivables, April 1, 1993 - September 7, 1993.
    ***10.29 Note of PHC of  Virginia,  Inc. in favor of Himanshu  S. Patel and
             Anna H. Patel, dated April 1, 1995, in the amount of $10,000. +10.30 Note of PHC of Virginia, Inc. in favor of Mukesh P. Patel and
             Falguni M. Patel, dated April 1, 1993, in the amount of $10,000. +10.31 Mount Regis Center, Limited Partnership Agreement and Certificate
             of Limited Partnership, dated July 24, 1987, by and among PHC of Virginia, Inc. and limited partners; Form of Letter Agreement of limited partners dated October 18, 1993, with List of Selling Limited Partners and Units to be sold.
      +10.32 Contract for Purchase and Sale of Real Estate by and between Douglas M. Roberts, PHC of Virginia, Inc. and PHC, Inc. dated March 31, 1987, with amendment dated July 28, 1987.
      +10.33 Deed of Trust Note of Mount Regis Center Limited Partnership in favor of Douglas M. Roberts, dated July 28, 1987, in the amount of $560,000, guaranteed by PHC, Inc., with Deed of Trust executed by Mount Regis Center, Limited Partnership of even date.
      +10.34 Security  Agreement  Note of PHC of  Virginia,  Inc.  in  favor of
             Mount Regis Center, Inc., dated July 28, 1987, in the amount of $90,000, guaranteed by PHC, Inc., with Security Agreement, dated July 1987.
      +10.37 Note of Quality  Care Centers of  Massachusetts,  Inc. in favor of
             Bruce A. Shear, dated April 1, 1993, in  the amount of $10,000.

Exhibit No.                             Description

       10.38 Exhibit intentionally omitted.
      +10.45 Promissory  Note and Corporate  Guarantee of STL, Inc. in favor of
             Joseph and Theodora Koziol, dated November 30, 1992, in the amount of $40,000, Corporate Guarantee by PHC, Inc., with Release of All Demands of even date attached.
      +10.50 Letter  agreement  between PHC, Inc. and Leonard M. Krulewich,  as
             assignee  of  the  ENOBLE  Corporation,   dated  April  26,  1993,
             relative to the transfer of ownership of the DoN; Request for Transfer of DoN, dated May 28, 1993; Request for Transfer of Site of DoN, dated May 28, 1993; Request for Extension of Authorization Period from June 27, 1993, dated June 24, 1993; Letter from counsel of AtlantiCare Medical Center to Massachusetts Department of Public Health, dated July 13, 1993.
    ***10.51 Medical Director Agreement between Mukesh P. Patel and Mount
             Regis Center, dated September 1, 1991.
      +10.52 Copy of Note of Bruce A. Shear in favor of Steven J. Shear,  dated
             December 1988, in the amount of $195,695; Pledge Agreement by and between Bruce A. Shear and Steven J. Shear, dated December 15, 1988; Stock Purchase Agreement by and between Steven J. Shear and Bruce A. Shear, dated December 1, 1988.
      +10.53 Management   Agreement  by  and  between  STL,  Inc.  and  Lillian
             Furbish, dated September 8, 1993.
      +10.55 Letter  Agreement  by and between  PHC,  Inc.  and the Utah Group, dated November 5, 1993.
     **10.56 Note of PHC,  Inc.  in favor of Bruce A.  Shear,  dated  March 31,
             1994, in the amount of $110,596.
     **10.57 Consent of PHC,  Inc.  and PHC of Virginia,  Inc.,  dated June 10,
             1994, as to the transfer of partnership property to PHC of Virginia, Inc.; Deed by and between Mount Regis Center, Limited Partnership and PHC of Virginia, Inc., dated June 10, 1994; Consent to Transfer by Douglas M. Roberts, dated June 23, 1994; Form of Mount Regis Center, Limited Partnership Assignment and Assumption of Limited Partnership Interest, by and between PHC of Virginia, Inc. and each assignor dated as of June 30, 1994; Mount Regis Center, Limited Partnership Certificate of Cancellation of Limited Partnership, filed June 30, 1994.
     **10.58 Letter from PHC of California, Inc. to Circle of Help, Inc., dated September 20, 1994, confirming agreement as to payment by PHC of California, Inc. to Circle of Help, Inc. in the amount of $100,000 as full satisfaction of promissory note of PHC of California, Inc. in favor of Marin Addiction Counseling and Treatment, Inc. in the amount of $273,163 which was assigned to Circle of Help, Inc. on April 26, 1990.
     **10.59 Settlement  Agreement and Mutual General  Release,  by and between
             PHC of California, Inc. and of the Anna Leonhard Trust, Arnold Leonhard, individually and as Trustee of the Anna Leonhard Trust, and Lloyd Leonhard.
     **10.60 Estoppel,  Consent  and  Subordination  Agreement,  by and between
             Zions First National Bank and Highland Ridge Hospital, dated June 30, 1994.

Exhibit No.                             Description

     **10.61 Regulatory  Agreement for  Multifamily  Housing  Projects,  by and
             between Quality Care Centers of Massachusetts, Inc. and Secretary of Housing and Urban Development, dated September 8, 1994; Mortgage of Quality Care Centers of Massachusetts, Inc. in favor of Charles River Mortgage, dated September 8, 1994; Mortgage Note of Quality Care Centers of Massachusetts, Inc. in favor of Charles River Mortgage Company, Inc., in the amount of $6,926,700, dated September 8, 1994; Security Agreement by and between Quality Care Centers of Massachusetts, Inc. and Charles River Mortgage Company, Inc., dated September 8, 1994; Standard Form Agreement Between Owner and Architect for Housing Services, by and between Quality Care Centers of Massachusetts, Inc. and David H Dunlap Associates, Inc., dated November 5, 1992; Construction Contract by and between Quality Care Centers of Massachusetts, Inc. and Corcoran Jennison Construction Co., Inc., dated September 8, 1994, and related documents.
     **10.62 First Amendment to Management Agreement,  by and between STL, Inc.
             and Lillian Furbish, dated September 21, 1994.
      *10.63 Asset  Purchase  Agreement by and between  Good Hope Center,  Inc.
             and the Company, dated as of  January 21, 1994.
     **10.64 Lease and Option  Agreement,  by and between NMI Realty,  Inc. and
             PHC of Rhode Island, Inc., dated March 16, 1994.
     **10.65 Tenant Estoppel  Certificate of PHC of Rhode Island, Inc. to Fleet
             National Bank, dated September 13,  1994.
     **10.66 Subordination,  Non-Disturbance and Attornment  Agreement,  by and
             among Fleet National Bank, PHC of Rhode Island, Inc. and NMI Realty, Inc., dated September 13, 1994.
     **10.67 Secured  Promissory Note of PHC of Rhode Island,  Inc. in favor of
             Good Hope Center, Inc., dated March 16, 1994, in the amount of $116,000.
     **10.68 Asset Sale Agreement by and between  Harbor Oaks Hospital  Limited
             Partnership and the Company, dated June 24, 1994.
     **10.69 Lease  Agreement by and between  Conestoga  Corp.  and PHC,  Inc., dated July 11, 1994.
     **10.70 Letter from counsel of PHC,  Inc. to  Massachusetts  Department of
             Public Health, dated August 31,1994, requesting, on behalf of the Company and ENOBLE, that the Massachusetts Department of Public Health place them on the agenda of the Public Health Council, with attachments.
     ++10.71 Sale and Purchase  Agreement  by and between PHC of Rhode  Island,
             Inc. and LINC Finance Corporation VIII, dated January 20, 1995 +++10.72 Sale and Purchase Agreement by and between PHC of Virginia, Inc.
             and LINC Finance Corporation VIII, dated March 6, 1995
    ***10.73 Renewal of Lease  Addendum  between Palmer Wells  Enterprises  and
             PHC of Utah, Inc., executed February 20, 1995.
   ****10.74 1995  Employee  Stock  Purchase  Plan,  subject to approval of the
             Company's shareholders.
   ****10.75 1995 Non-Employee  Director Stock Option Plan, subject to approval of the Company's shareholders.
   ****10.76  Note   Note  of  PHC  of   Nevada,   Inc.,   in   favor  of  LINC
             Anthem Corporation, dated November 7, 1995; Security Agreement of PHC, Inc., PHC of Rhode Island, Inc., and PHC of Virginia, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995; Loan and Security Agreement of PHC of Nevada, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995; Guaranty of PHC, Inc., in favor of LINC Anthem Corporation, dated November 7, 1995; Stock Pledge and Security Agreement of PHC, Inc., in favor of LINC Anthem Corporation,
             dated   November  7, 1995.
   ****10.77 Secured Promissory Note in the amount of $7,500,000 by and between PHC of Nevada, Inc. and LINC Anthem Corp.

Exhibit No.                             Description

     ##10.78 Loan and Security  Agreement for  $1,000,000 by and between PHC Of
             Utah, Inc. and HealthPartners Funding LP.
     ##10.79 HealthPartners Revolving Credit Note.
     ##10.80 Guaranty of HealthPartners Revolving Credit Note
     ##10.81 Stock   Pledge  by  and  between   PHC,   Inc.   and  Linc  Anthem
             Corporation
     ##10.82 Asset  Purchase  Agreement  by  and  between  Harmony  Counseling,
             Inc. and PHC, Inc.
     ##10.83 Asset  Purchase  Agreement by and between Total  Concept  Employee
             Assistance Program, Inc.
     ++10.84 Security  Agreement  by  and  between  PHC,  Inc.,  PHC  of  Rhode
             Island, Inc., PHC of Virginia, Inc., PHC of Nevada, Inc. and LINC Anthem Corporation dated July 25, 1996.
   +++++10.85 Custodial  Agreement by and between LINC Anthem  Corporation  and
              PHC, Inc. and Choate,                     Hall    and     Stewart
              dated July 25, 1996.
    ++++10.86 Loan and  Security  Agreement  by and between  Northpoint-Pioneer
              Inc. and LINC Anthem Corporation dated July 25, 1996.
    ++++10.87 Corporate  Guaranty  by PHC,  Inc.,  PHC of Rhode  Island,  Inc.,
              PHC  of   Virginia,  Inc.,  PHC of Nevada,  Inc. and LINC Anthem
              Corporation
              dated July 25, 1996 for North Point-Pioneer, Inc.
    ++++10.88 Stock Pledge and Security  Agreement by and between PHC, Inc. and
              LINC Anthem Corporation.
    ++++10.89 Secured Promissory  Note of North Point-Pioneer, Inc. in favor of
              LINC Anthem Corporation dated July 25, 1996 in the amount of $500,000.
    ++++10.90 Lease  Agreement by and between  PHC,  Inc. and 94-19  Associates dated October 31, 1996 for BSC-NY, Inc.
    ++++10.91 Note by and between PHC Inc. and Yakov  Burstein  in the  amount of $180,000.
    ++++10.92 Note by and between  PHC,  Inc  and Irwin Mansdorf  in the amoun of $570,000.
    ++++10.93 Employment  Agreement  by and between  BSC-NY,  Inc.  and Yakov
              Burstein dated November 1, 1996.
    ++++10.94 Consulting  Agreement  by and between  BSC-NY,  Inc.  and Irwin
              Mansdorf dated November 1, 1996.
    ++++10.95 Agreement  and Plan of Merger  by and  among  PHC,  Inc., BSC-NY,
              Inc., Behavioral Stress Centers, Inc., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996.
    ++++10.96 Assignment  and  Assumption  Agreement  dated  October  31,  1996 by and between Clinical Associates and Perlow Physicians, P.C.
    ++++10.97 Bill  of  Sale  by  and   between   Clinical   Diagnostics   and
              Perlow Physicians, P.C.
    ++++10.98 Employment  Agreement by and between Perlow Physicians, P.C. and
              Yakov Burstein dated November 1, 1996.
    ++++10.99 Agreement   for   Purchase   and   Sale   of   Assets   by  and
              between Clinical Associates and Clinical Diagnostics and PHC, Inc., BSC-NY, Inc., Perlow Physicians, P.C., Irwin Mansdorf, and Yakov Burstein dated October 31, 1996.
   ++++10.100 Consulting  Agreement by and between Perlow Physicians, P.C. an
              Irwin Mansdorf dated November 1, 1996.
   ++++10.101 Option  Agreement by and between  Pioneer  Healthcare  and Gerald
              M. Perlow M.D., dated November 15, 1996.
 xx****10.102 Asset  Purchase  Agreement by and among Norton A. Roitman,  M.D.,
              Clinical Services of Nevada, Inc., Harmony Healthcare Services, Inc. and the Company dated October 28, 1995.
       10.103 Secured Bridge Note in the principal amount of $400,000 by and between PHC of Michigan, Inc. and HealthCare Financial Partners, Inc. dated January 13, 1996.
       10.104 Guaranty by PHC. Inc. for Secured Bridge Note in principal amount of $400,000 by and between PHC Michigan and HealthCare Financial Partners, Inc. dated January 17, 1997.
  *****10.105 First  Amendment to Lease  Agreement and Option  Agreement by and
              between NMI Realty, Inc. and PHC of Rhode Island, Inc. dated December 20, 1996.
       10.106 Mortgage by and between PHC of  Michigan,  Inc.  and HCFP Funding
              Inc. dated January 13, 1997 in the amount of $2,000,000.
       10.107 Employment   Agreement  for  Dr.   Himanshu   Patel;   Employment
              Agreement for Dr. Mukesh Patel; and Fringe Benefit Exhibit for both of the Patels' Employment Agreements.

Exhibit No.                             Description

       10.108 Plan of Merger by and between Pioneer Counseling of Virginia, Inc. and Psychiatric & Counseling Associates of Roanoke, Inc.
       10.109 Sales Agreement by and between Dillon & Dillon Associates and Pioneer Counseling of Virginia Inc. for building and land located at 400 East Burwell St., Salem Virginia in the amount of $600,000.
       10.110 Loan and Security Agreement by and between PHC of Michigan, Inc. and HCFP Funding Inc., in the amount of $1,500,000.
  ++++10.111 Revolving  Credit  Agreement  by  and  between  HCFP  and  PHC  of
             Michigan, Inc. in the amount of $1,500.000.
 +++++10.112 Unconditional  Guaranty of Payment and  Performance by and between
             PHC, Inc. in favor of HCFP.
 +++++10.113 Amendment  number 1 to Loan and Security  Agreement  dated May 21,
             1996 by and between PHC, of Utah, Inc. and HCFP Funding providing collateral for the PHC of Michigan, Inc. Loan and Security Agreement.
    @ 10.114 Employment  Agreement by and between  Perlow  Physicians  P.C. and
             Nissan Shliselberg, M.D dated March, 1997.
    @ 10.115 Option and  Indemnity  Agreement  by and  between  PHC,  Inc.  and
             Nissan Shliselberg, M.D dated February, 1997.
    @ 10.116 Secured  Term  Note  by and  between  PHC of  Michigan,  Inc.  and
             Healthcare Financial Partners - Funding II, L.P. in the amount of $1,100.000 dated March, 1997.
     @ 10.117 Mortgage between PHC of Michigan,  Inc. and Healthcare  Financial
              Partners - Funding II, L.P. in the amount of $1,100.000.00 dated March, 1997 for Secured Term Note.
     @ 10.118 Mortgage  between PHC of  Michigan,  Inc. and HCPF Funding in the amount of  $1,500.000.00  dated March,  1997 for Revolving Credit
              Note.
    @ 10.119 Submission of Lease  between PHC,  Inc. and Conestoga  Corporation dated 11/09/95 for space at 200 Lake Street, Suite 101b, Peabody, MA 01960.
    @ 10.120 Agreement  by and  between  PHC of  Michigan,  Inc.  and New  Life
             Treatment Centers, Inc. dated July 1, 1996 to provide treatment and care.
    @ 10.121 Lease Line of Credit  Agreement by and between PHC,  Inc. and LINC
             Capital Partners dated March 18, 1997 in the amount of $200,000.
      10.122 Agreement between Family Independence Agency and Harbor Oaks Hospital effective January 1, 1997.
      10.123 Master Contract by and between Family Independence Agency and Harbor Oaks Hospital effective January 1, 1997.
      10.124 Deed, Deed of Trust and Deed Trust Note in the amount of $540,000 by and between Dillon and Dillon Associates and Pioneer Counseling of Virginia, Inc. (Related to Exhibit 10.109).
      10.125 Financial Advisory Agreement, Indemnification Agreement and Form of Warrant by and between Brean Murray & Company and PHC, Inc. dated 06/10/97.
      10.126 Employment Agreement by and between Harbor Oaks Hospital and Sudhir Lingnurkar, and Pioneer Counseling Center and Sudhir Lingnurkar dated August 1, 1997.
      10.127 Asset Purchasing Agreement, Restrictive Covenants Agreement and Lease with Option to Purchase by and between Pioneer Counseling of Virginia, Inc. and Dianne Jones-Freeman dated August , 1997.
      10.128 Employment Agreement by and between Pioneer Counseling of Virginia, Inc. and Dianne Jones-Freeman dated August, 1997.
      10.129 Amendment dated October 1, 1997 to Agreement
      ##16.1 Letter on Change in Independent Public Accountants.
    ****21.1 List of Subsidiaries.
        23.1 Consent of Independent Auditors.

Exhibit No.                             Description

        23.2 Exhibit intentionally omitted.
        23.3 Consent of Choate, Hall & Stewart (included in Exhibit 5.1).
        99.1 Cautionary   Statement   for   Purposes   of  the  "Safe   Harbor"
             Provisions  of the  Private  Securities  Litigation  Reform Act of
             1995.
           + Filed as an exhibit to the  Company's  Registration  Statement  on
             Form   SB-2 dated March 2, 1994 (Commission file number 33-71418).
          ++ Filed as an  exhibit  to the  Company's  quarterly  report on Form
             10-QSB,   filed  with  the  Securities  and  Exchange   Commission
             (Commission  file  number  0-23524)  on  February  14,  1995.
         +++ Filed as an  exhibit  to the  Company's  quarterly  report on Form
             10-QSB,   filed  with  the  Securities  and  Exchange   Commission
             (Commission  file  number 0-23524) on May 15, 1995.
        ++++ Filed as an  exhibit  to the  Company's  quarterly  report on Form
             10-QSB,   filed  with  the  Securities  and  Exchange   Commission
             (Commission  file number 0-23524) on December 5, 1996.
       +++++ Filed as an  exhibit  to the  Company's  quarterly  report on Form
             10-QSB,   filed  with  the  Securities  and  Exchange   Commission
             (Commission  file number 0-23524) on February 25, 1997.
           * Filed as an  exhibit to the  amendment  to the  Company's  Current
             Report   on   Form   8-K,    filed   with   the   Securities   and
             Exchange Commission (Commission file number 0-23524) on August 15, 1994.
           ** Filed  as an  exhibit  to the  Company's  annual  report  on Form
              10-KSB,   filed  with  the  Securities  and  Exchange  Commission
              (Commission  file  number  0-23524)  on  September  28, 1994.
         *** Filed  as an  exhibit  to the  Company's  annual  report  on  Form
             10-KSB,   filed  with  the  Securities  and  Exchange  (Commission
             Coommission  file  number  0-23524)  on  October  2,  1995.
        **** Filed as an  exhibit  to the  Company's  Post-Effective  Amendment
             No.  2  on  Form  S-3  to  Registration  Statement  on  Form  SB-2
             under  the   Securities  Act  of  1933  dated  November  13,  1995
             (Commission  file number 33-71418).
       ***** Filed as an exhibit to the Company's  Post-Effective Amendment No.
             2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995 (Commission file number 33-71418).
           # Filed as an exhibit to the  Company's  Registration  Statement  on
             Form 3  dated March 12, 1996 (Commission file number 33-714418).
          ## Filed as an exhibit to the Company's report on Form 10-KSB,  filed with the  Securities  and Exchange  Commission  on  September  28,
             1994.
         ### Filed as an exhibit to the Company's  Current  Report on Form 8-K,
             filed    with   the    Securities    and    Exchange    Commission
             (Commission  file number  0-23524) on November 5, 1996.
        #### Filed as an exhibit to the Company's Current Report on Form 10-KSB, filed with the Securities and Exchange Commission (Commission file number 0-23524) on October 14, 1997.
           x Management contract or compensatory plan or arrangement.
          xx Shown as  Exhibit  10.76  in  Registration  Statement  on Form S-3
             dated  March 12, 1996.
         xxx Filed as an Amendment to SB-2, filed May    1997.
           @ Filed as an exhibit to the Company's Registration Statement on Form SB-2 dated April 15, 1997 (Commission file number 333-71418).

Item 28.  Undertakings

Undertakings Required by Regulation S-B, Item 512(a).

      The undersigned Registrant hereby undertakes

           (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                 (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                 (iii) include any additional or changed material information on the plan of distribution.

           (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


     Undertakings Required by Regulation S-B, Item 512(e).

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Undertakings Required by Regulation S-B, Item 512(f).

      The undersigned Registrant hereby undertakes to:

           (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

           (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

EXHIBIT INDEX

Exhibit   23.1 Consent of Independent Auditors




                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the inclusion in this Post-Effective Amendment on Form SB-2 of our report dated September 19, 1997 on our audit of the consolidated financial statements of PHC. Inc., as at June 30, 1997 and June 30, 1996 and for each of the years then ended. We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts".



Richard A. Eisner & Company, LLP


Cambridge, Massachusetts
November 4, 1997